As filed with the Securities and Exchange Commission on August 4 , 2014.

SEC File No. 333- 196994
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

Amendment No. 1
To
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________________

MARATHON PATENT GROUP, INC.
(Exact name of registrant as specified in its charter)
Nevada	6794	01-0949984
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
11100 Santa Monica Blvd., Ste. 380 Los Angeles, CA 90025 Telephone: (703) 232-1701
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Doug Croxall 11100 Santa Monica Blvd., Ste. 380 Los Angeles, CA 90025 Telephone: (703) 232-1701
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of all communications, including communications sent to agent for service, should be sent to:
Harvey J. Kesner, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway, 32nd Floor New York, New York 10006 Telephone: (212) 930-9700

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):
Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED (1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (1)	AMOUNT OF REGISTRATION FEE
Shares of common stock, $0. 0001 par value, underlying Series A Preferred Stock	1,019,733	$9.88	$10,074,962.04	$1,297.66
Shares of common stock, $0. 0001 par value, underlying warrants	254,934	$9.88	$2,518,747.92	$324.41
Total	1,274,667		$12,593,709.96	$1,622.07	*

*Previously paid
(1)
Pursuant to Rule 416 under the Securities Act, the shares of common stock offered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2)
Estimated at $9.88 per share, the average of the high and low prices as reported on the OTCBB on June 17, 2014, for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, and assumes a one-for-thirteen reverse stock split that we effectuated on July 18, 2013 (the “Reverse Split”).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 4 , 2014

PRELIMINARY PROSPECTUS

MARATHON PATENT GROUP, INC.

Common stock

This prospectus relates to the sale by the selling stockholders identified herein of up to 1,274,667  shares common stock of Marathon Patent Group, Inc. (the “Company”), which includes 1,019,733 shares of common stock issuable upon the conversion of Series A Convertible Preferred Stock and 254,934 shares of common stock issuable upon the exercise of outstanding warrants.

There are no underwriting arrangements to sell the shares of common stock that are being offered by the selling stockholders hereunder. The prices at which the selling stockholders may sell shares will be determined by the prevailing market price for the shares or in privately negotiated transactions. We will not receive any proceeds from the sale of these shares by the selling stockholders.  All expenses of registration incurred in connection with this offering are being borne by us, but all selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

Our common stock is quoted on The NASDAQ Stock Market LLC under the symbol “MARA”.  On July 30, 2014 , the last reported sale price of our common stock as reported on The NASDAQ Stock Market LLC was $ 11.50 per share.  All share numbers and per share prices in this prospectus reflect the Reverse Split, unless otherwise indicated.

Investing in our common stock is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties in the section entitled “Risk Factors” beginning on page 2 of this prospectus before making a decision to purchase our stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ___________ , 2014.

__________________________________________________

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States, we have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus outside of the United States.

This prospectus includes estimates, statistics and other industry and market data that we obtained from industry publications, research, surveys and studies conducted by third parties and publicly available information. Such data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty. This prospectus also includes data based on our own internal estimates. We caution you not to give undue weight to such projections, assumptions and estimates.

-i-

Prospectus Summary

This summary highlights information contained in other parts of this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. You should read the entire prospectus carefully, especially the section entitled “Risk Factors” and our consolidated financial statements and related notes, before deciding to buy our securities. Unless otherwise stated, all references to “us,” “our,” “we,” “Marathon,” the “Company” and similar designations refer to Marathon Patent Group, Inc. and its subsidiaries.

The Offering
Common stock offered by the selling stockholders:
1,274,667 shares of the Company’s $0.0001 par value common stock, which includes 1,019,733 shares of Common stock issuable upon the conversion of the Company’s $0.0001 par value Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and 254,934 shares of Common stock issuable upon the exercise of outstanding warrants.

Common stock outstanding before and after this offering:	5,721,370 (1) and 6,996,037(2)

Use of proceeds:	We will not receive any proceeds from the sale of shares in this offering by the selling stockholders.

NASDAQ symbol:	MARA

Risk factors:
You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 2 of this prospectus before deciding whether or not to invest in shares of our common stock.

___________________
(1) The number of outstanding shares before the offering is based upon 5, 721,370 shares outstanding as of July 30, 2014 .
(2)  The number of shares after the offering is based on 5, 721,370 shares outstanding as of July 30, 2014 , assuming all the shares of Series A Preferred Stock have been converted (1,019,733) and all the warrants for which the underlying shares of common stock being offered (254,934) have been exercised.

RISK FACTORS

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of our common stock could decline and investors could lose all or part of their investment.

Risks Related to Our Company

We have changed the focus of our business to acquiring patents and patent rights and monetizing the value of those assets through enforcement campaigns that are expected to generate revenue.  We may not be able to successfully monetize the patents that we acquire and thus we may fail to realize all of the anticipated benefits of such acquisitions.

There is no assurance that we will be able to continue to successfully acquire, develop or monetize our patent portfolio. The acquisition of patents could fail to produce anticipated benefits or we could have other adverse effects that we do not currently foresee. Failure to successfully monetize our patents would have a material adverse effect on our business, financial condition and results of operations.

In addition, the acquisition of patent portfolios is subject to a number of risks, including, but not limited to the following:

•
There is a significant time lag between acquiring a patent portfolio and recognizing revenue from those patent assets. During that time lag, substantial amounts of costs are likely to be incurred that could have a negative effect on our results of operations, cash flows and financial position;

•
The monetization of a patent portfolio will be a time consuming and expensive process that may disrupt our operations. If our monetization efforts are not successful, our results of operations could be harmed. In addition, we may not achieve anticipated synergies or other benefits from such acquisition; and

•
We may encounter unforeseen difficulties with our business or operations in the future that may deplete our capital resources more rapidly than anticipated. As a result, we may be required to obtain additional working capital in the future through public or private debt or equity financings, borrowings or otherwise. If we are required to raise additional working capital in the future, such financing may be unavailable to us on favorable terms, if at all, or may be dilutive to our existing stockholders. If we fail to obtain additional working capital, as and when needed, such failure could have a material adverse impact on our business, results of operations and financial condition.

Therefore, there is no assurance that the monetization of our patent portfolios will generate enough revenue to recoup our investment.

We are presently reliant largely on the patent assets we acquired from other companies. If we are unable to monetize such assets and generate revenue and profit through those assets or by other means, there is a significant risk that our business would fail.

At the commencement of our current line of business in 2012, we acquired a portfolio of patent assets from Sampo IP, LLC (“Sampo”), a company affiliated with our Chief Executive Officer, Douglas Croxall, from which we have generated revenue from enforcement activities and for which we plan to continue to generate enforcement related revenue.  On April 16, 2013, we acquired a patent from Mosaid Technologies Incorporated, a Canadian corporation. On April 22, 2013, we acquired a foundational patent portfolio through a merger between CyberFone Acquisition Corp., a Texas corporation and our wholly owned subsidiary and CyberFone Systems LLC, a Texas limited liability company (“CyberFone Systems”). In June 2013, in connection with the closing of a licensing agreement with Siemens Technology, we acquired a patent portfolio from that company.  In September 2013, we acquired a portfolio from TeleCommunication Systems and an additional portfolio from Intergraph Corporation.  In October 2013, we acquired a patent portfolio from TT IP, LLC.  In December 2013 we had three transactions: (i) in connection with a licensing agreement with Zhone, we acquired a portfolio of patents from that company; (ii) we acquired a patent portfolio from Delphi Technologies, Inc.; and (iii) in connection with a settlement and license agreement, we agreed to settle and release another defendant for past and future use of our patents, whereby the defendant agreed to assign and transfer 2 U.S. patents and rights to us.  In May 2014, we acquired ownership rights of Dynamic Advances, LLC, a Texas limited liability company, IP Liquidity Ventures, LLC, a Delaware limited liability company, and Sarif Biomedical, LLC, a Delaware limited liability company, all of which hold patent portfolios or contract rights to the revenue generated from the patent portfolios. We plan to generate revenues from our acquired patent portfolios.  However, if our efforts to generate revenue from these assets fail, we will have incurred significant losses and may be unable to acquire additional assets. If this occurs, our business would likely fail.

We have economic interests in portfolios that the Company does not control and the decision regarding the timing and amount of licenses are held by third parties, which could lead to outcomes materially different than what the Company intended.

The Company owns contract rights to two portfolios over which it does not exercise control and cannot determine when and if, and if so, for how much, the patent owner licenses the patents.  This could lead to situations where we have dedicated resources, time and money to portfolios that despite the best interests of the Company, provide little or no return on our investment.  In these situations, the Company would record a loss on its investment and incur losses that contributes to the overall performance of the company.

Failure to effectively manage our growth could place strains on our managerial, operational and financial resources and could adversely affect our business and operating results.

Our growth has placed, and is expected to continue to place, a strain on our managerial, operational and financial resources and systems. Further, as our subsidiary companies’ businesses grow, we will be required to continue to manage multiple relationships. Any further growth by us or our subsidiary companies, or an increase in the number of our strategic relationships, may place additional strain on our managerial, operational and financial resources and systems. Although we may not grow as we expect, if we fail to manage our growth effectively or to develop and expand our managerial, operational and financial resources and systems, our business and financial results would be materially harmed.

We initiate legal proceedings against potentially infringing companies in the normal course of our business and we believe that extended litigation proceedings would be time-consuming and costly, which may adversely affect our financial condition and our ability to operate our business.

To monetize our patent assets, we generally initiate legal proceedings against likely infringing companies, pursuant to which we may allege that such companies infringe on one or more of our patents. Our viability could be highly dependent on the outcome of the litigation, and there is a risk that we may be unable to achieve the results we desire from such litigation, which failure would substantially harm our business.  In addition, the defendants in the litigations are likely to be much larger than us and have substantially more resources than we do, which could make our litigation efforts more difficult.

We anticipate that these legal proceedings may continue for several years and may require significant expenditures for legal fees and other expenses. Disputes regarding the assertion of patents and other intellectual property rights are highly complex and technical. Once initiated, we may be forced to litigate against others to enforce or defend our patent rights or to determine the validity and scope of other party’s patent rights. The defendants or other third parties involved in the lawsuits in which we are involved may allege defenses and/or file counterclaims in an effort to avoid or limit liability and damages for patent infringement. If such defenses or counterclaims are successful, they may preclude our ability to derive monetization revenue from the patents. A negative outcome of any such litigation, or one or more claims contained within any such litigation, could materially and adversely impact our business. Additionally, we anticipate that our legal fees and other expenses will be material and will negatively impact our financial condition and results of operations and may result in our inability to continue our business.

We may seek to internally develop additional new inventions and intellectual property, which would take time and be costly. Moreover, the failure to obtain or maintain intellectual property rights for such inventions would lead to the loss of our investments in such activities.

Part of our business may in the future include the internal development of new inventions or intellectual property that we will seek to monetize. However, this aspect of our business would likely require significant amounts of capital and would take time to achieve. Such activities could also distract our management team from its present business initiatives, which could have a material and adverse effect on our business. There is also the risk that such initiatives may not yield any viable new inventions or technology, which would lead to a loss of our investments in time and resources in such activities.

In addition, even if we are able to internally develop new inventions, in order for those inventions to be viable and to compete effectively, we would need to develop and maintain, and we would be heavily reliant upon, a proprietary position with respect to such inventions and intellectual property. However, there are significant risks associated with any such intellectual property we may develop principally including the following:

●	patent applications we may file may not result in issued patents or may take longer than we expect to result in issued patents;

●	we may be subject to interference proceedings;

●	we may be subject to opposition proceedings in the U.S. or foreign countries;

●	any patents that are issued to us may not provide meaningful protection;

●	we may not be able to develop additional proprietary technologies that are patentable;

●	other companies may challenge patents issued to us;

●	other companies may have independently developed and/or patented (or may in the future independently develop and patent) similar or alternative technologies, or duplicate our technologies;

●	other companies may design around technologies we have developed; and

●	enforcement of our patents would be complex, uncertain and very expensive.

We cannot be certain that patents will be issued as a result of any future patent applications, or that any of our patents, once issued, will provide us with adequate protection from competing products. For example, issued patents may be circumvented or challenged, declared invalid or unenforceable, or narrowed in scope. In addition, since publication of discoveries in scientific or patent literature often lags behind actual discoveries, we cannot be certain that we will be the first to make our additional new inventions or to file patent applications covering those inventions. It is also possible that others may have or may obtain issued patents that could prevent us from commercializing our products or require us to obtain licenses requiring the payment of significant fees or royalties in order to enable us to conduct our business. As to those patents that we may acquire, our continued rights will depend on meeting any obligations to the seller and we may be unable to do so. Our failure to obtain or maintain intellectual property rights for our inventions would lead to the loss of our investments in such activities, which would have a material adverse effect on us.

Moreover, patent application delays could cause delays in recognizing revenue from our internally generated patents and could cause us to miss opportunities to license patents before other competing technologies are developed or introduced into the market.

Our future success depends on our ability to expand our organization to match the growth of our subsidiaries.

As our operating subsidiaries grow, the administrative demands upon us and our operating subsidiaries will grow, and our success will depend upon our ability to meet those demands. These demands include increased accounting, management, legal services, staff support, and general office services. We may need to hire additional qualified personnel to meet these demands, the cost and quality of which is dependent in part upon market factors outside of our control. Further, we will need to effectively manage the training and growth of our staff to maintain an efficient and effective workforce, and our failure to do so could adversely affect our business and operating results.

Potential acquisitions may present risks, and we may be unable to achieve the financial or other goals intended at the time of any potential acquisition.

Our future growth depends, in part, on our ability to acquire patented technologies, patent portfolios, or companies holding such patented technologies and patent portfolios. Accordingly, we have engaged in acquisitions to expand our patent portfolios and we intend to continue to explore such acquisitions. Such acquisitions are subject to numerous risks, including the following:

•	our inability to enter into a definitive agreement with respect to any potential acquisition, or if we are able to enter into such agreement, our inability to consummate the potential acquisition;

•	difficulty integrating the operations, technology and personnel of the acquired entity;

•	our inability to achieve the anticipated financial and other benefits of the specific acquisition;

•	difficulty in maintaining controls, procedures and policies during the transition and monetization process;

•	diversion of our management’s attention from other business concerns; and

•	failure of our due diligence process to identify significant issues, including issues with respect to patented technologies and patent portfolios, and other legal and financial contingencies.

If we are unable to manage these risks effectively as part of any acquisition, our business could be adversely affected.

Our revenues are unpredictable, and this may harm our financial condition.

From November 12, 2012 to the present, our operating subsidiaries have executed our business strategy of acquiring patent portfolios and accompanying patent rights and monetizing the value of those assets.  As of March 31, 2014, on a consolidated basis, our operating subsidiaries owned, controlled or had economic rights to 138 patent assets, which include U.S. patents and certain foreign counterparts, covering technologies used in a wide variety of industries. These acquisitions continue to expand and diversify our revenue generating opportunities. However, due to the nature of our patent monetization business and uncertainties regarding the amount and timing of the receipt of funds from the monetization of our patent assets resulting in part from uncertainties regarding the outcome of enforcement actions, rates of adoption of our patented technologies, outlook for the businesses for defendants, and certain other factors, our revenues may vary substantially from quarter to quarter, which could make our business difficult to manage, adversely affect our business and operating results, cause our quarterly results to fall below market expectations and adversely affect the market price of our common stock.

Our patent monetization cycle is lengthy and costly, and our marketing, legal and sales efforts may be unsuccessful.

We expect our operating subsidiaries to incur significant marketing, legal and sales expenses prior to entering into monetization events that generate revenue for the Company.  We will also spend considerable resources educating defendants on the benefits of a settlement with us that may include as one component a non-exclusive license for future use of our patent rights.  As such, we may incur significant losses in any particular period before any associated revenue stream begins.

If our efforts to convince defendants of the benefits of a settlement arrangement are unsuccessful, we may need to continue with the litigation process or other enforcement action to protect our patent rights and to realize revenue from those rights.  We may also need to litigate to enforce the terms of some existing agreements, protect our trade secrets, or determine the validity and scope of the proprietary rights of others. Enforcement proceedings are typically protracted and complex. The costs are typically substantial, and the outcomes are unpredictable. Enforcement actions will divert our managerial, technical, legal and financial resources from business operations.

Our exposure to uncontrollable outside influences, including new legislation, court rulings or actions by the United States Patent and Trademark Office, could adversely affect our patent monetization activities and results of operations.

Our patent acquisition and monetization business is subject to numerous risks from outside influences, including the following:

New legislation, regulations or rules related to obtaining patents or enforcing patents could significantly increase our operating costs and reduce our revenue.

Our operating subsidiaries acquire patents with enforcement opportunities and spend substantial amounts of resources to enforce those patents. If new legislation, regulations or rules are implemented either by Congress, the U.S. Patent and Trademark Office, or USPTO, or the courts that impact the patent application process, the patent enforcement process or the rights of patent holders, such changes could materially and negatively affect our revenue and expenses and, therefore, our company.  Recently, United States patent laws were amended with the enactment of the Leahy-Smith America Invents Act, or the America Invents Act, which took effect on March 16, 2013. The America Invents Act includes a number of significant changes to U.S. patent law. In general, the legislation attempts to address issues surrounding the enforceability of patents and the increase in patent litigation by, among other things, establishing new procedures for patent litigation. For example, the America Invents Act changes the way that parties may be joined in patent infringement actions, increasing the likelihood that such actions will need to be brought against individual allegedly-infringing parties by their respective individual actions or activities. In addition, the America Invents Act enacted a new inter-partes review, or IPR,  process at the USPTO which can be used by defendants, and other individuals and entities, to separately challenge the validity of any patent. At this time, it is not clear what, if any, impact the America Invents Act will have on the operation of our patent monetization and enforcement business. However, the America Invents Act and its implementation could increase the uncertainties and costs surrounding the enforcement of our patented technologies, which could have a material adverse effect on our business and financial condition.  Patents from two of our portfolios, Sarif Biomedical and Vantage Point, are currently the subject of inter-partes reviews.

In addition, the U.S. Department of Justice, or the DOJ, has conducted reviews of the patent system to evaluate the impact of patent assertion entities on industries in which those patents relate. It is possible that the findings and recommendations of the DOJ could impact the ability to effectively monetize and enforce standards-essential patents and could increase the uncertainties and costs surrounding the enforcement of any such patented technologies. Also, the Federal Trade Commission, or FTC, has published its intent to initiate a proposed study under Section 6(b) of the Federal Trade Commission Act to evaluate the patent assertion practice and market impact of Patent Assertion Entities, or PAEs.  The FTC’s notice and request for public comment relating to the PAE study appeared in the Federal Register on October 3rd, 2013.  It is anticipated that the Company, including its subsidiaries, will be subject to this FTC study which would require the collection of certain information as detailed in notice published by the FTC.  It is expected that the results of the PAE study by the FTC will be provided to Congress and other agencies, such as the DOJ, who could take action, including legislative proposals, based on the results of the study.

Finally, new rules regarding the burden of proof in patent enforcement actions could substantially increase the cost of our enforcement actions and new standards or limitations on liability for patent infringement could negatively impact our revenue derived from such enforcement actions.

Changes in patent law could adversely impact our business.

Patent laws may continue to change and may alter the historically consistent protections afforded to owners of patent rights. Such changes may not be advantageous for us and may make it more difficult to obtain adequate patent protection to enforce our patents against infringing parties. Increased focus on the growing number of patent-related lawsuits may result in legislative changes that increase our costs and related risks of asserting patent enforcement actions. For instance, the United States House of Representatives passed a bill that would require non-practicing entities that bring patent infringement lawsuits to pay legal costs of the defendants, if the lawsuits are unsuccessful and certain standards are not met.

Trial judges and juries often find it difficult to understand complex patent enforcement litigation, and as a result, we may need to appeal adverse decisions by lower courts in order to successfully enforce our patent rights.

It is difficult to predict the outcome of patent enforcement litigation at the trial level. It is often difficult for juries and trial judges to understand complex, patented technologies and, as a result, there is a higher rate of successful appeals in patent enforcement litigation than more standard business litigation. Such appeals are expensive and time consuming, resulting in increased costs and delayed revenue. Although we diligently pursue enforcement litigation, we cannot predict with significant reliability the decisions that may be made by juries and trial courts.

More patent applications are filed each year resulting in longer delays in getting patents issued by the USPTO.

Certain of our operating subsidiaries hold and continue to acquire pending patents. We have identified a trend of increasing patent applications each year, which we believe is resulting in longer delays in obtaining approval of pending patent applications. The application delays could cause delays in monetizing such patents to generate revenue from those assets and could cause us to miss opportunities to license patents before other competing technologies are developed or introduced into the market.

Federal courts are becoming more crowded and, as a result, patent enforcement litigation is taking longer.

Our patent enforcement actions are almost exclusively prosecuted in federal court. Federal trial courts that hear our patent enforcement actions also hear criminal cases. Criminal cases always take priority over our actions. As a result, it is difficult to predict the length of time it will take to complete an enforcement action. Moreover, we believe there is a trend in increasing numbers of civil lawsuits and criminal proceedings before federal judges and, as a result, we believe that the risk of delays in our patent enforcement actions will have a greater effect on our business in the future unless this trend changes.

Any reductions in the funding of the USPTO could have an adverse impact on the cost of processing pending patent applications and the value of those pending patent applications.

The assets of our operating subsidiaries consist of patent portfolios, including pending patent applications before the USPTO. The value of our patent portfolio is dependent, in part, on the issuance of patents in a timely manner, and any reductions in the funding of the USPTO could negatively impact the value of our assets. Further, reductions in funding from Congress could result in higher patent application filing and maintenance fees charged by the USPTO, causing an unexpected increase in our expenses.

Our acquisitions of patent assets may be time consuming, complex and costly, which could adversely affect our operating results.

Acquisitions of patent or other intellectual property assets, which are and will be critical to our business plan, are often time consuming, complex and costly to consummate. We may utilize many different transaction structures in our acquisitions and the terms of such acquisition agreements tend to be heavily negotiated. As a result, we expect to incur significant operating expenses and may be required to raise capital during the negotiations even if the acquisition is ultimately not consummated. Even if we are able to acquire particular patent assets, there is no guarantee that we will generate sufficient revenue related to those patent assets to offset the acquisition costs. While we will seek to conduct sufficient due diligence on the patent assets we are considering for acquisition, we may acquire patent assets from a seller who does not have proper title to those assets. In those cases, we may be required to spend significant resources to defend our ownership interest in the patent assets and, if we are not successful, our acquisition may be invalid, in which case we could lose part or all of our investment in the assets.

We may also identify patent or other patent rights assets that cost more than we are prepared to spend with our own capital resources. We may incur significant costs to organize and negotiate a structured acquisition that does not ultimately result in an acquisition of any patent assets or, if consummated, proves to be unprofitable for us. These higher costs could adversely affect our operating results and, if we incur losses, the value of our securities will decline.

In addition, we may acquire patents and technologies that are in the early stages of adoption in the commercial, industrial and consumer markets. Demand for some of these technologies will likely be untested and may be subject to fluctuation based upon the rate at which our companies may adopt our patented technologies in their products and services. As a result, there can be no assurance as to whether technologies we acquire or develop will have value that we can monetize.

In certain acquisitions of patent assets, we may seek to defer payment or finance a portion of the acquisition price. This approach may put us at a competitive disadvantage and could result in harm to our business.

We have limited capital and may seek to negotiate acquisitions of patent or other intellectual property assets where we can defer payments or finance a portion of the acquisition price. These types of debt financing or deferred payment arrangements may not be as attractive to sellers of patent assets as receiving the full purchase price for those assets in cash at the closing of the acquisition. As a result, we might not compete effectively against other companies in the market for acquiring patent assets, many of whom have substantially greater cash resources than we have. In addition, any failure to satisfy any debt repayment obligations that we may incur, may result in adverse consequences to our operating results.

We acquired the rights to market and license a patent analytics tool from IP Navigation Group, LLC and will dedicate resources and incur costs in an effort to generate revenues.  We may not be able to generate revenues and there is a risk that the time spent marketing and licensing the tool will distract management from the enforcement of the Company’s existing patent portfolios.

We expect to dedicate resources and incur costs in the marketing and licensing of the patent analytics tool, named Opus Analytics, in order to generate revenue, but there are no assurances that our efforts will be successful.  We may not generate any revenues from the licensing of the tool or may not generate enough license revenue to exceed our costs.  Our efforts therefore could lead to losses either reducing our income or increasing our overall loss and shareholders equity.

In addition, the time and effort spent marketing and licensing Opus Analytics could distract the Company and its officers from the management of the balance of the Company’s business and have a deleterious effect on results from the enforcement of the Company’s patents and patent rights.  This could lead to either sub-par returns from the patent and patent right enforcement efforts or even total losses of the value of such patents and patent rights, leading to considerable losses.

Any failure to maintain or protect our patent assets could significantly impair our return on investment from such assets and harm our brand, our business and our operating results.

Our ability to operate our business and compete in the patent market largely depends on the superiority, uniqueness and value of our acquired patent assets.  To protect our proprietary rights, we rely on and will rely on a combination of patent, trademark, copyright and trade secret laws, confidentiality agreements with our employees and third parties, and protective contractual provisions. No assurances can be given that any of the measures we undertake to protect and maintain the value of our assets will have any measure of success.

Following the acquisition of patent assets, we will likely be required to spend significant time and resources to maintain the effectiveness of those assets by paying maintenance fees and making filings with the United States Patent and Trademark Office. We may acquire patent assets, including patent applications that require us to spend resources to prosecute such patent applications with the United States Patent and Trademark Office. Further, there is a material risk that patent related claims (such as, for example, infringement claims (and/or claims for indemnification resulting therefrom), unenforceability claims, or invalidity claims) will be asserted or prosecuted against us, and such assertions or prosecutions could materially and adversely affect our business. Regardless of whether any such claims are valid or can be successfully asserted, defending such claims could cause us to incur significant costs and could divert resources away from our core business activities.

Despite our efforts to protect our intellectual property rights, any of the following or similar occurrences may reduce the value of our intellectual property:

•	our patent applications, trademarks and copyrights may not be granted and, if granted, may be challenged or invalidated;

•	issued trademarks, copyrights, or patents may not provide us with any competitive advantages when compared to potentially infringing other properties;

•	our efforts to protect our intellectual property rights may not be effective in preventing misappropriation of our technology; or

•	our efforts may not prevent the development and design by others of products or technologies similar to or competitive with, or superior to those we acquire and/or prosecute.

Moreover, we may not be able to effectively protect our intellectual property rights in certain foreign countries where we may do business in the future or from which competitors may operate. If we fail to maintain, defend or prosecute our patent assets properly, the value of those assets would be reduced or eliminated, and our business would be harmed.

Weak global economic conditions may cause infringing parties to delay entering into settlement and licensing agreements, which could prolong our litigation and adversely affect our financial condition and operating results.

Our business plan depends significantly on worldwide economic conditions and the United States and world economies have recently experienced weak economic conditions. Uncertainty about global economic conditions poses a risk as businesses may postpone spending in response to tighter credit, negative financial news and declines in income or asset values. This response could have a material adverse effect on the willingness of parties infringing on our assets to enter into settlements or other revenue generating agreements voluntarily. Entering into such agreements is critical to our business plan, and our failure to do so could cause material harm to our business.

If we are unable to adequately protect our patent assets, we may not be able to compete effectively.

Our ability to compete depends in part upon the strength of the patents and patent rights that we own or may hereafter acquire in our technologies, brands and content. We rely on a combination of U.S. and foreign patents, copyrights, trademark, trade secret laws and other types of agreements to establish and protect our patent, intellectual property and proprietary rights. The efforts we take to protect our patents, intellectual property and proprietary rights may not be sufficient or effective at stopping unauthorized use of our patents, intellectual property and proprietary rights. In addition, effective trademark, patent, copyright and trade secret protection may not be available or cost-effective in every country in which our services are made available. There may be instances where we are not able to fully protect or utilize our patent and other intellectual property in a manner that maximizes competitive advantage. If we are unable to protect our patent assets and intellectual property and proprietary rights from unauthorized use, the value of those assets may be reduced, which could negatively impact our business. Our inability to obtain appropriate protections for our intellectual property may also allow competitors to enter our markets and produce or sell the same or similar products. In addition, protecting our patents and patent rights is expensive and diverts critical managerial resources. If any of the foregoing were to occur, or if we are otherwise unable to protect our intellectual property and proprietary rights, our business and financial results could be adversely affected.

If we are forced to resort to legal proceedings to enforce our intellectual property rights, the proceedings could be burdensome and expensive. In addition, our patent rights could be at risk if we are unsuccessful in, or cannot afford to pursue, those proceedings. We also rely on trade secrets and contract law to protect some of our patent rights and proprietary technology. We will enter into confidentiality and invention agreements with our employees and consultants. Nevertheless, these agreements may not be honored and they may not effectively protect our right to our un-patented trade secrets and know-how. Moreover, others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets and know-how.

We expect that we will be substantially dependent on a concentrated number of customers. If we are unable to establish, maintain or replace our relationships with customers and develop a diversified customer base, our revenues may fluctuate and our growth may be limited.

We expect that in the future, a significant portion of our revenues will be generated from a limited number of customers. For the year ended December 31, 2013, two customers accounted for approximately 55% of our revenue, and for the quarter ended March 31, 2014, two customers accounted for 100% of our revenue, with one customer accounting for approximately 90% of that revenue. There can be no guarantee that we will be able to obtain additional licenses for the Company’s patents, or if we able to do so, that the licenses will be of the same or larger size allowing us to sustain or grow our revenue levels, respectively. If we are not able to generate licenses from the limited group of prospective customers that we anticipate may generate a substantial majority of our revenues in the future, or if they do not generate revenues at the levels or at the times that we anticipate, our ability to maintain or grow our revenues will be adversely affected.

Risks Relating to Our Stock

Our management will be able to exert significant influence over us to the detriment of minority stockholders.

Our executive officers and directors beneficially own approximately 16.05 % of our outstanding common stock as of July 30 , 2014. These stockholders, if they act together, will be able to exert significant influence on our management and affairs and all matters requiring stockholder approval, including significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing our change in control and might affect the market price of our common stock.

Exercise of warrants will dilute stockholders’ percentage of ownership.

We have issued options and warrants to purchase our common stock to our officers, directors, consultants and certain shareholders.   In the future, we may grant additional stock options, warrants and convertible securities. The exercise or conversion of stock options, warrants or convertible securities will dilute the percentage ownership of our other stockholders. The dilutive effect of the exercise or conversion of these securities may adversely affect our ability to obtain additional capital. The holders of these securities may be expected to exercise or convert them when we would be able to obtain additional equity capital on terms more favorable than these securities.

Our common stock may be delisted from The NASDAQ Stock Market LLC if we fail to comply with continued listing standards.

Our common stock is currently traded on The NASDAQ Stock Market LLC under the symbol “MARA.”  If we fail to meet any of the continued listing standards of The NASDAQ Stock Market LLC, our common stock could be delisted from The NASDAQ Stock Market LLC.  These continued listing standards include specifically enumerated criteria, such as:

●	a $1.00 minimum closing bid price;
●	stockholders’ equity of $2.5 million;
●	500,000 shares of publicly-held common stock with a market value of at least $1 million;
●	300 round-lot stockholders; and
●	compliance with NASDAQ’s corporate governance requirements, as well as additional or more stringent criteria that may be applied in the exercise of NASDAQ’s discretionary authority.

We could fail in future financing efforts or be delisted from NASDAQ if we fail to receive stockholder approval when needed.

We are required under the NASDAQ rules to obtain stockholder approval for any issuance of additional equity securities that would comprise more than 20% of the total shares of our common stock outstanding before the issuance of such securities sold at a discount to the greater of book or market value in an offering that is not deemed to be a “public offering” by NASDAQ.  Funding of our operations and acquisitions of assets may require issuance of additional equity securities that would comprise more than 20% of the total shares of our common stock outstanding, but we might not be successful in obtaining the required stockholder approval for such an issuance.  If we are unable to obtain financing due to stockholder approval difficulties, such failure may have a material adverse effect on our ability to continue operations.

Our common stock may be affected by limited trading volume and price fluctuations, which could adversely impact the value of our common stock.

There has been limited trading in our common stock and there can be no assurance that an active trading market in our common stock will either develop or be maintained. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our common stock will be stable or appreciate over time.

In connection with the issuance of preferred stock and warrants, holders of the Company’s common stock will experience immediate and substantial dilution upon the conversion of such preferred stock and the exercise of such warrants.

On May 1, 2014, we issued 1,019,733 shares of Series A Preferred Stock, 391,000 shares of our par value $0.0001 Series B Convertible Preferred Stock (the “Series B Preferred Stock”) and warrants to purchase an aggregate of 254,934 shares of common stock.  The shares of common stock underlying the Series A Preferred Stock and warrants issued on May 1, 2014 are being registered in this registration statement.  Upon conversion of the two series of preferred stock and exercise of the warrants, you will experience dilution.  As of July 30, 2014, we have 5,721,370 shares of common stock outstanding.  Assuming full conversion of the two classes of preferred stock and the exercise of the warrants issued on May 1, 2014, the number of shares of our Common stock outstanding will increase 1,665,667 shares from 5,721,370 shares of common stock outstanding to 7,387,037 shares of Common stock outstanding.

The rights of the holders of the Company’s common stock will be subordinate to our creditors and to the holders of our preferred stock in a liquidation and the certificate of designation relating to our Series A Preferred Stock contains certain covenants against the incurrence of indebtedness which could affect our business.

On May 2, 2014, we issued three promissory notes in the aggregate principal amount of $5,000,000 (which may increase to $6,000,000 in the event that such promissory notes are not paid in full on or prior to June 30, 2014) and preferred stock and warrants.  The promissory notes each mature on October 30, 2014.

Accordingly, the holders of common stock will rank junior to such indebtedness and to the liquidation rights of the holders of our Series A Preferred Stock, as well as to other non-equity claims on the Company and our assets, including claims in our liquidation.

Additionally, the Series A Preferred Stock places restrictions on our ability to incur indebtedness or engage in any transactions, subject to the voting right set forth, among other things, in the certificate of designations for the Series A Preferred Stock.

The Company is required to pay dividends on its Series A Preferred Stock; if we fail to pay such dividends in cash and pay such dividends in shares of our common stock then the holders of our common stock will be further diluted.

The holders of Series A Preferred Stock are entitled to annual dividends at a rate of 8% based on a value of $6.50 per share, payable quarterly commencing on January 31, 2015.  If we fail to pay such dividends in cash and pay the holders of Series A Preferred Stock their annual dividends in stock, you will experience further dilution.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	changes in our industry;
•	competitive pricing pressures;
•	our ability to obtain working capital financing;
•	additions or departures of key personnel;
•	sales of our common stock;
•	our ability to execute our business plan;
•	operating results that fall below expectations;
•	loss of any strategic relationship;
•	regulatory developments; and
•	economic and other external factors.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We have never paid nor do we expect in the near future to pay dividends.

We have never paid cash dividends on our capital stock and do not anticipate paying any cash dividends on our common stock for the foreseeable future.  While it is possible that we may declare a dividend after a large settlement, investors should not rely on such a possibility, nor should they rely on an investment in us if they require income generated from dividends paid on our capital stock.  Any income derived from our common stock would only come from rise in the market price of our common stock, which is uncertain and unpredictable.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market upon the expiration of any statutory holding period, under Rule 144, or issued upon the exercise of outstanding warrants, it could create a circumstance commonly referred to as an "overhang" and in anticipation of which the market price of our common stock could fall.  The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.  The shares of our restricted common stock will be freely tradable upon the earlier of: (i) effectiveness of a registration statement covering such shares and (ii) the date on which such shares may be sold without registration pursuant to Rule 144 (or other applicable exemption) under the Securities Act.

Because we became public by means of a reverse merger, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with us becoming public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock.  No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on our behalf.

Investor relations activities, nominal “float” and supply and demand factors may affect the price of our stock.

We expect to utilize various techniques such as non-deal road shows and investor relations campaigns in order to create investor awareness for us.  These campaigns may include personal, video and telephone conferences with investors and prospective investors in which our business practices are described.  We may provide compensation to investor relations firms and pay for newsletters, websites, mailings and email campaigns that are produced by third-parties based upon publicly-available information concerning us. We do not intend to review or approve the content of such analysts’ reports or other materials based upon analysts’ own research or methods.  Investor relations firms should generally disclose when they are compensated for their efforts, but whether such disclosure is made or complete is not under our control.   In addition, investors in us may, from time to time, also take steps to encourage investor awareness through similar activities that may be undertaken at the expense of the investors.  Investor awareness activities may also be suspended or discontinued which may impact the trading market our common stock.

If we lose key personnel or are unable to attract and retain additional qualified personnel, we may not be able to successfully manage our business and achieve our objectives.

We believe our future success will depend upon our ability to retain our key management, including Doug Croxall, our Chief Executive Officer.  We may not be successful in attracting, assimilating and retaining our employees in the future.  The loss of Mr. Croxall would have a material adverse effect on our operations.  We have entered into an amendment to the employment agreement with Mr. Croxall, which extends the term of his employment agreement to November 2017.  We are competing for employees against companies that are more established than we are and have the ability to pay more cash compensation than we do.  As of the date hereof, we have not experienced problems hiring employees.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately and timely or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any future internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such statements include statements regarding our expectations, hopes, beliefs or intentions regarding the future, including but not limited to statements regarding our market, strategy, competition, development plans (including acquisitions and expansion), financing, revenues, operations, and compliance with applicable laws. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially from such forward-looking statements include the risks described in greater detail in the following paragraphs. All forward-looking statements in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement. Market data used throughout this prospectus is based on published third party reports or the good faith estimates of management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information.

You should review carefully the section entitled “Risk Factors” beginning on page 2 of this prospectus for a discussion of these and other risks that relate to our business and investing in shares of our common stock.

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale of the shares offered by them under this prospectus. We will not receive any proceeds from the sale of the shares by the selling stockholders covered by this prospectus.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is currently traded on The NASDAQ Stock Market LLC under the symbol “MARA”. Previously, our common stock was quoted on the OTC Bulletin Board under the symbol “MARA” and the symbol “AMSC”. Because we are quoted on the OTC Bulletin Board, our securities may be less liquid, receive less coverage by security analysts and news media, and, therefore, may reflect lower prices than might otherwise be obtained if the shares were listed on a national securities exchange.

The following table sets forth the high and low bid quotations for our common stock as reported on The NASDAQ Stock Market LLC and the OTC Bulletin Board, as applicable, for the periods indicated. Where applicable, the prices set forth below give retroactive effect to the Reverse Split effectuated on July 18, 2013.

	High	Low
Fiscal 2014
First Quarter	$7.39	$5.80
Second Quarter	11.75	6.22
Third Quarter	12.82	10.85

Fiscal 2013
First Quarter	$11.05	$3.38
Second Quarter	6.50	3.90
Third Quarter	7.94	4.16
Fourth Quarter	6.80	4.42

Fiscal 2012
First Quarter	$-	$-
Second Quarter	14.95	6.50
Third Quarter	13.13	3.77
Fourth Quarter	13.00	6.63

Holders

As of July 30, 2014, there are 59 record holders of 5,721,370 shares of our common stock .

Securities Authorized for Issuance under Equity Compensation Plans

2012 Equity Incentive Plan

The following table gives information about the Company’s common stock that may be issued upon the exercise of options granted to employees, directors and consultants under its 2012 Equity Incentive Plan as of June 17, 2014, after giving effect to the Reverse Split. On August 1, 2012, our board of directors and stockholders adopted the 2012 Equity Incentive Plan, pursuant to which 769,231 shares of our common stock are reserved for issuance as awards to employees, directors, consultants, advisors and other service providers, after giving effect to the Reverse Split.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)

Equity compensation plans approved by security holders	676,538	$5.79	92,693
Equity compensation plans not approved by security holders	803,846	$5.88	0
Total	1,480,384	$5.85	92,693

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATION

Overview

Our business is to acquire patents and patent rights and to monetize the value of those assets to generate revenue and profit for the Company.  We acquire patents and patent rights from their owners, who range from individual inventors to Fortune 500 companies.  Part of our acquisition strategy is to acquire patents and patent rights that cover a wide-range of subject matter, which allows us to achieve the benefits of a growing diversified portfolio of assets.  Generally, the assets we acquire are characterized by having large identifiable companies who are or have been using technology that infringes our patent rights.  We generally monetize our portfolio of assets by initiating enforcement activities against any infringing parties with the objective of entering into a standard form of comprehensive settlement and license agreement that may include the granting of non-exclusive retroactive and future rights to use the patented technology, a covenant not to sue, a release of the party from certain claims, the dismissal of any pending litigation and other terms that are appropriate in the circumstances.  Our strategy has been developed with the expectation that it will result in a long-term, diversified revenue stream for the Company.

Our principal office is located at 11100 Santa Monica Blvd., Ste 380, Los Angeles, CA 90025. Our telephone number is (703) 232-1701.

Recent Developments

Reverse Split

On May 31, 2013, shareholders holding a majority of our outstanding voting capital approved a reverse stock split of our issued and outstanding common stock by a ratio of not less than one-for-five and not more than one-for-fifteen at any time prior to April 30, 2014, with the exact ratio to be set at a whole number within this range as determined by our Board of Directors in its sole discretion.

On July 18, 2013, we filed a certificate of amendment to our Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada in order to effectuate a reverse stock split of our issued and outstanding common stock, par value $0.0001 per share on a one (1) for thirteen (13) basis (the “Reverse Split”). The Reverse Split became effective with the Financial Industry Regulatory Authority (“FINRA”) at the open of business on July 22, 2013. As a result of the Reverse Stock Split, every thirteen shares of our pre-reverse split common stock will be combined and reclassified into one share of our common stock. No fractional shares of common stock will be issued as a result of the Reverse Split. Stockholders who otherwise would be entitled to a fractional share shall receive the next highest number of whole shares.

Throughout this Registration Statement, each instance which refers to a number of shares of our common stock, refers to the number of shares of common stock after giving effect to the Reverse Split, unless otherwise indicated.

Private Placement

On May 31, 2013, we sold an aggregate of 1,153,844 units representing gross proceeds of $6,000,000 to certain accredited investors pursuant to a securities purchase agreement, among which, 999,998 units representing $5,200,000 were funded. Each unit was subscribed for a purchase price of $5.20 per unit and consists of: (i) one share of our common stock, and (ii) a three (3) year warrant to purchase one half share of our common stock at an exercise price of $6.50 per share, subject to adjustment upon the occurrence of certain events such as stock splits and stock dividends and similar events.  The warrants contain limitations on the holders’ ability to exercise the warrants in the event such exercise causes the holder to beneficially own in excess of 9.99% of our issued and outstanding common stock. We paid placement agent fees of $170,000 to two broker-dealers in connection with the sale of the units of which $30,000 was previously paid by us as a retainer. On July 29, 2013, we converted legal fees of $29,620 into 5,696 units. In August 2013, two investors who had subscribed for an aggregate of 153,846 units for an aggregate purchase price of $800,000 on May 31, 2013 assigned their subscriptions to other investors. Such other investors each funded their subscriptions and such additional units were issued. Additionally, we paid placement agent fees of $35,029 and legal fees of $42,375 in connection with the sale of units.

CyberFone Acquisition

On April 22, 2013, CyberFone Acquisition Corp. (“CyberFone Acquisition Corp.”), a Texas corporation and our newly formed wholly owned subsidiary entered into a merger agreement (the “CyberFone Merger Agreement”) with CyberFone Systems, TechDev Holdings LLC (“TechDev”) and The Spangenberg Family Foundation for the Benefit of Children’s Healthcare and Education (the “Spangenberg Foundation”).  TechDev and Spangenberg Foundation owned 100% of the membership interests of CyberFone Systems (collectively, the “CyberFone Sellers”).

CyberFone Systems owns a foundational patent portfolio that includes claims that provide specific transactional data processing, telecommunications, network and database inventions, including financial transactions. The portfolio, which has a large and established licensing base, consists of ten United States patents and 27 foreign patents and one patent application. The patent rights that cover digital communications and data transaction processing are foundational to certain applications in the wireless, telecommunications, financial and other industries. IP Navigation Group, LLC (“IP Nav”), a company founded by Erich Spangenberg and associated with the CyberFone Sellers will continue to support and manage the portfolio of patents and retain a contingent participation interest in all recoveries.  IP Nav provides patent monetization and support services under an existing agreement with CyberFone Systems.

Pursuant to the terms of the CyberFone Merger Agreement, CyberFone Systems merged with and into CyberFone Acquisition Corp with CyberFone Systems surviving the merger as our wholly owned subsidiary.  We (i) issued 461,538 post-split (6,000,000 pre-split) shares of common stock to the CyberFone Sellers, (ii) paid the CyberFone Sellers $500,000 cash and (iii) issued a $500,000 promissory note to TechDev (the “Note”).  On June 21, 2013, we paid $500,000 to TechDev in satisfaction of the note.

Patent Acquisitions

On April 16, 2013, through our subsidiary, Relay IP, Inc., a Delaware corporation (“Relay IP”) we acquired a US patent for $350,000.

On June 4, 2013, in connection with the closing of a settlement and license agreement, we agreed to settle and release a certain defendant for past and future use of our patents. The defendant agreed to assign and transfer 3 US patents and rights valued at $1,000,000 in lieu of an additional cash payment, which amount has been included in our revenue during the year ended December 31, 2013.

In September 2013, we acquired 14 US patents for a total purchase price of $1,100,000.

On November 13, 2013, we acquired four patents for 150,000 shares of our common stock, which we valued at $718,500 based on the fair market value of the stock issued.

On December 16, 2013, we acquired certain patents from Delphi Technologies, Inc. for $1,700,000 pursuant to a Patent Purchase Agreement entered into on October 31, 2013 and Amended on December 16, 2013.

On December 22, 2013, in connection with a settlement and license agreement, we agreed to settle and release another defendant for past and future use of our patents, whereby the defendant agreed to assign and transfer 2 U.S. patents and rights to us. We valued the two patents at an aggregate of $700,000 and included that amount in revenue during the year ended December 31, 2013.

RPX Agreements

On March 13, 2014, we entered into a patent rights agreement (“RPX Agreement”) with RPX Corporation, a Delaware corporation (“RPX”).  In relation with the RPX Agreement, on March 13, 2014, Relay IP, entered into a patent license agreement (the “Relay IP Agreement”) with RPX. The Relay IP Agreement provides for the licensing of a certain patent to RPX at the closing of the transaction.

In relation with the RPX Agreement, on March 13, 2014, Sampo entered into a patent license agreement (the “Sampo IP Agreement”) with RPX. The Sampo IP Agreement provides for the licensing of certain patents to RPX at the closing of the transaction.

Warrant Amendment Letter

On April 20, 2014, we sent a letter (the “Warrant Amendment Letter”) to all the holders of the warrants which were granted in connection with the sale of units pursuant to a securities purchase agreements which occurred between May 2013 and August 2013. The Warrant Amendment Letter offered to reduce the exercise price of the warrants from $6.50 per share to $5.75 per share, if the holders of the warrants accepted our offer to exercise the warrants in full for cash by April 22, 2014 (the "Expiration Date").  We subsequently extended the Expiration Date to April 24, 2014. On April 24, 2014, one holder of warrants, whom is an accredited investor, accepted our offer and thereby exercised his warrants, for gross proceeds to the Company of approximately $138,224. We expect to use such proceeds for general working capital and other purposes.

Private Placement

On May 1, 2014, we sold an aggregate of 1,000,502 units representing gross proceeds of $6,503,264 to certain accredited investors pursuant to a securities purchase agreement. Each unit was subscribed for a purchase price of $6.50 per unit and consists of: (i) one share of our Series A Preferred Stock, and (ii) a two (2) year warrant to purchase one quarter of a share of our common stock at an exercise price of $7.50 per share, subject to adjustment upon the occurrence of certain events such as stock splits and stock dividends and similar events.  The warrants contain limitations on the holders’ ability to exercise the warrants in the event such exercise causes the holder to beneficially own in excess of 9.99% of our issued and outstanding common stock. We paid placement agent fees of $200,000 to Laidlaw & Company (UK) Ltd. in connection with the sale of the units, of which  $100,000 was paid in cash to the placement agent and $100,000 was payable in units. Accordingly, we issued Laidlaw & Company (UK) Ltd. 15,385 shares of Series A Preferred Stock and 3,846 warrants. On July 29, 2013, we converted legal fees of $29,620 into 5,696 units. Accordingly, we issued 15,385 shares of Series A Preferred Stock and 3,846 warrants to the placement agent.  In addition, we paid the lead investors in the offering $50,000 for due diligence. It was originally contemplated that this fee would be fully paid in units, however we ultimately paid $25,000 in cash to one lead investor and $25,000 was paid in units to the other lead investor in the offering, such that we issued 7,692 shares of Series A Preferred Stock and 1,923 warrants to such lead investor.

Series A Certificate of Designations

On May 1, 2014, we filed with the Secretary of State of Nevada a Certificate of Designations of Series A Convertible Preferred Stock (the “Series A Certificate of Designations”), authorizing 1,500,000 shares of Series A Preferred Stock and establishing the designations, preferences, and other rights of the Series A Preferred Stock. The Series A Certificate of Designations became effective upon filing.

The terms of the Series A Preferred Stock are summarized below:

Rank.  The Series A Preferred Stock will rank senior to common stock and to all other classes and series of our equity securities which by its terms do not rank on a parity with or senior to the Series A Preferred Stock.

Dividend.  The holders of Series A Preferred Stock will be entitled to receive dividends at an annual rate equal to 8% based on a value of $6.50 per share, payable quarterly commencing on January 31, 2015.  We may pay dividends on the Series A Preferred Stock in shares of common stock, with each share of common stock being valued at the higher of $6.50 per share or the thirty day VWAP (as defined in the Series A Certificate of Designations) as of the trading day immediately prior to the date that the dividend is to be paid.  All accrued and unpaid dividends, if any, shall be mandatorily paid immediately prior to the earlier to occur of: (i) a liquidation, dissolution or winding up for the Company, (ii) a voluntary conversion by the holder of the Series A Preferred Stock, or (iii) a mandatory conversion pursuant to the terms of the Series A Certificate of Designations, and as further described below.

Liquidation Preference.  In the event of a liquidation, dissolution or winding up of the Company, the holders of the Series A Preferred Stock will be entitled to receive $6.50 per share of the respective preferred stock held, before any payments are made to holders of common stock or any other class or series of the Company’s capital stock ranking junior as to liquidation rights to Series A Preferred Stock. After such payment to the holders of Series A Preferred Stock, holders of shares of Series A Preferred Stock will not be entitled to any further participation as such in any distribution of the assets of the Company.

Voting Rights.  As long as more than 25% of the Series A Preferred Stock remain outstanding, we may not, and may not permit any subsidiary to, without the affirmative vote or consent of the holders of at least a majority of the Series A Preferred Stock outstanding at the time: (i) incur Indebtedness or authorize, create, issue or increase the authorized or issued amount of any class or series of stock, including but not limited to the issuance of any more shares of previously authorized Preferred Stock, ranking prior to the Series A Preferred Stock, with respect to the distribution of assets on liquidation, dissolution or winding up; (ii) amend, alter or repeal the provisions of the Series A Preferred Stock, whether by merger, consolidation or otherwise, so as to adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock; (iii) repurchase, redeem or pay dividends on (whether in cash, in kind, or otherwise), shares of our stock that are junior to the Series A Preferred; (iv) amend our Articles of Incorporation or By-Laws so as to affect materially and adversely any right, preference, privilege or voting power of the Series A Preferred Stock; (v) effect any distribution with respect to stock junior to or on parity with the Series A Preferred Stock; or (vi) reclassify our outstanding securities.  “Indebtedness” means (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptance, current swap agreements, interest rate swaps, or other financial products, (c) all capital lease obligations (to the extent the same exceed $500,000 in any fiscal year), (d) all synthetic leases, and (e) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse) any of the foregoing obligations of any other person; provided, however, Indebtedness shall not include (a) a working capital line of credit, containing typical and customary terms and conditions, of up to $3,000,000 issued by a bank, credit union, governmental agency or similar unaffiliated corporate or institutional lender, (b) usual and customary trade debt incurred in the ordinary course of business (c) indebtedness  incurred to fund all or a portion of  the purchase price in connection with the acquisition of  patent portfolios and/or other intellectual property by us and (d) endorsements for collection or deposit in the ordinary course of business.  Besides the foregoing voting rights, the Series A Preferred Stock shall have no voting rights and the common stock into which the Series A Preferred Stock is convertible shall, upon issuance, have all of the same voting rights as other issued and outstanding common stock.

Conversion.  Each share of Series A Preferred Stock may be converted at the holder’s option at any time after issuance into one share of common stock, provided that the number of shares of common stock to be issued pursuant to such conversion does not exceed, when aggregated with all other shares of common stock owned by such holder at such time, result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) in excess of 9.99% of all of the common stock outstanding at such time, unless otherwise waived  in writing by us with sixty-one (61) days’ notice.

Mandatory Conversion.  On a date which at least one day after the VWAP of the Common stock has exceeded $9.25 per share for a period of four out of eight consecutive trading days, each share of the Series A Preferred Stock outstanding shall automatically convert into one fully paid and nonassessable shares of common stock, as adjusted for stock splits, combinations, certain dividends and distributions.

Series B Certificate of Designations

On May 1, 2014, we also filed with the Secretary of State of Nevada a Certificate of Designations of Series B Convertible Preferred Stock (the “Series B Certificate of Designations”)  authorizing 500,000 shares of Series B Preferred Stock and establishing the designations, preferences, and other rights of the Series B Preferred Stock. The Series B Certificate of Designations became effective upon filing.

The terms of the Series B Preferred Stock are summarized below:

Rank.  The Series B Preferred Stock will rank junior to the Series A Preferred Stock.

Dividend.  The holders of Series B Preferred Stock will be entitled to receive such dividends paid and distributions made to the holders of common stock, pro rata to the holders of common stock to the same extent as if such holders had converted the Series B Convertible Preferred Stock into common stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of common stock on the record date for such dividends and distributions.

Liquidation Preference.  In the event of a liquidation, dissolution or winding up of the Company, after provision for payment of all debts and liabilities of the Company and the payment of a liquidation preference to the holders of the Company’s Series A Preferred Stock, any remaining assets of the Company shall be distributed pro rata to the holders of common stock and the holders of Series B Convertible Preferred Stock as if the Series B Convertible Preferred Stock had been converted into shares of common stock on the date of such liquidation, dissolution or winding up of the Company.

Voting Rights.  The Series B Preferred Stock have no voting rights except with regard to certain customary protective provisions set forth in the  Series B Certificate of Designations and as otherwise provided by applicable law.

Conversion.  Each share of Series B Preferred Stock may be converted at the holder’s option at any time after issuance into  one share of common stock, provided that the number of shares of common stock to be issued pursuant to such conversion does not exceed, when aggregated with all other shares of common stock owned by such holder at such time, result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) in excess of 9.99% of all of the common stock outstanding at such time, unless otherwise waived  in writing by us with sixty-one (61) days’ notice.

May 2014 Acquisition

On May 2, 2014, we completed the acquisition of certain ownership rights from TechDev, Granicus IP, LLC (“Granicus”) and the Spangenberg Foundation pursuant to the terms of three purchase agreements between: (i) the Company, TechDev,  the Spangenberg Foundation and DA Acquisition LLC, a newly formed Texas limited liability company and wholly-owned subsidiary of the Company; (ii) the Company, Granicus, the Spangenberg Foundation and IP Liquidity Ventures Acquisition LLC, a newly formed Delaware limited liability company and wholly-owned subsidiary of the Company; and (iii) the Company, TechDev,  the Spangenberg Foundation and Sarif Biomedical Acquisition LLC, a newly formed Delaware limited liability company and wholly-owned subsidiary of the Company (the “DA Agreement,” the “IP Liquidity Agreement” and the “Sarif Agreement,” respectively and the collective transactions, the “Acquisitions”).

Pursuant to the DA Agreement, the IP Liquidity Agreement and the Sarif Agreement, the Company’s wholly-owned subsidiaries DA Acquisition LLC, IP Liquidity Ventures Acquisition LLC and Sarif Biomedical Acquisition LLC, respectively, acquired 100% of the limited liability company membership interests of Dynamic Advances, LLC, a Texas limited liability company; IP Liquidity Ventures, LLC, a Delaware limited liability company and Sarif Biomedical, LLC, a Delaware limited liability company (the “May 2014 Acquisitions”).  The patent portfolios that we acquired in the May 2014 Acquisitions consist of 14 United States patents and 4 foreign patents and no patent applications.

Pursuant to the terms of the DA Agreement, the IP Liquidity Agreement and the Sarif Agreement, we: (i) issued 391,000 shares of Series B Preferred Stock; (ii) will pay TechDev and the Spangenberg Foundation two payments of $2,375,000, with one payment having been made at closing and the other payment due on or before June 30, 2014, with such second payment being subject to increase to $2,850,000 if not made on or before June 30, 2014 (iii) will pay Granicus and the Spangenberg Foundation two payments of $2,375,000, with one payment having been made at closing and the other payment due on or before June 30, 2014, with such second payment being subject to increase to $2,850,000 if not made on or before June 30, 2014; (iv) will pay TechDev and the Spangenberg Foundation two payments of $250,000, one payment having been made at closing and the other payment due on or before June 30, 2014, with such second payment being subject to increase to $300,000 if not made on or before June 30, 2014; (v) issued a promissory note to TechDev and the Spangenberg Foundation in order to evidence the second cash payment due under the terms of the DA Agreement in the amount of $2,375,000 due on or before June 30, 2014; (vi) issued a promissory note to Granicus and the Spangenberg Foundation in order to evidence the second cash payment due under the terms of the IP Liquidity Agreement in the amount of $2,375,000 due on or before June 30, 2014; and (vii) issued a promissory note to TechDev in order to evidence the second cash payment due under the terms of the Sarif Agreement in the amount of $250,000 due on or before June 30, 2014.

In addition, we entered into a pay proceeds agreement (the “Pay Proceeds Agreement”) with TechDev, Granicus and the Spangenberg Foundation, under which we will pay TechDev, Granicus and the Spangenberg Foundation a percentage of the net recoveries for that we make with respect to the patents we acquired in the May 2014 Acquisitions.   Under the terms of the Pay Proceeds Agreement, if we recover $10,000,000 or less with regard to the patents acquired in the the May 2014 Acquisitions, then nothing is due to TechDev, Granicus and the Spangenberg Foundation; if we recover between $10,000,000 and $40,000,000 with regard to the patents acquired in the May 2014 Acquisitions, then the Company shall pay 40% of the cumulative gross proceeds of such recoveries to TechDev, Granicus and the Spangenberg Foundation; and if the we recover over $40,000,000 with regard to the patents acquired in the the May 2014 Acquisitions, the Company shall pay 50% of the cumulative gross proceeds of such recoveries to TechDev, Granicus and the Spangenberg Foundation. In no event will the total payments made under the Pay Proceeds Agreement exceed $250,000,000.

Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Management believes the following critical accounting policies affect the significant judgments and estimates used in the preparation of the financial statements.

Principles of Consolidation

The consolidated financial statements are prepared in accordance with U.S. generally accepted accounting principles and present the financial statements of the Company and our wholly-owned and majority owned subsidiaries.  In the preparation of our consolidated financial statements, intercompany transactions and balances are eliminated.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with U.S. generally accepted accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates made by management include, but are not limited to, the assumptions used to calculate fair value of warrants granted, common stock issued for services, common stock issued in connection with an option agreement, common stock issued for acquisition of patents.

Revenue Recognition

We recognize revenue in accordance with ASC Topic 605, “Revenue Recognition.” Revenue is recognized when (i) persuasive evidence of an arrangement exists, (ii) all obligations have been substantially performed, (iii) amounts are fixed or determinable and (iv) collectability of amounts is reasonably assured.

The Company considers the revenue generated from a settlement and licensing agreement as one unit of accounting under ASC 605-25, “Multiple-Element Arrangements” as the delivered items do not have value to customers on a standalone basis, there are no undelivered elements and there is no general right of return relative to the license. Under ASC 605-25, the appropriate recognition of revenue is determined for the combined deliverables as a single unit of accounting and revenue is recognized upon delivery of the final elements, including the license for past and future use and the release.

Also, due to the fact that the settlement element and license element for past and future use are our major central business, we present these two elements as one revenue category in its statement of operations. We do not expect to provide licenses that do not provide some form of settlement or release.

Accounting for Acquisitions

In the normal course of its business, we make acquisitions of patent assets and may also make acquisitions of businesses.  With respect to each such transaction, we evaluate facts of the transaction and follows the guidelines prescribed in accordance with ASC 805 – Business Combinations to determine the proper accounting treatment for each such transaction and then records the transaction in accordance with the conclusions reached in such analysis.  We perform such analysis with respect to each material acquisition within the consolidated group of entities.

Intangible Assets

Intangible assets include patents purchased and patents acquired in lieu of cash in licensing transactions.  The patents purchased are recorded based on the cost to acquire them and patents acquired in lieu of cash are recorded at their fair market value.  The costs of these assets are amortized over their remaining useful lives. Useful lives of intangible assets are periodically evaluated for reasonableness and the assets are tested for impairment whenever events or changes in circumstances indicate that the carrying amount may no longer be recoverable.

Goodwill and Other Intangible Assets

In accordance with ASC 350-30-65, “Intangibles - Goodwill and Others”, we assess the impairment of identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors we consider to be important which could trigger an impairment review include the following: (1) significant underperformance relative to expected historical or projected future operating results; (2) significant changes in the manner of use of the acquired assets or the strategy for the overall business; and (3) significant negative industry or economic trends.

When we determine that the carrying value of intangibles may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, we record an impairment charge.

We measure any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows.

Impairment of Long-lived Assets

We account for the impairment or disposal of long-lived assets according to the ASC 360 “Property, Plant and Equipment”.  We continually monitors events and changes in circumstances that could indicate that the carrying amounts of long-lived assets, including mineral rights, may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated future net undiscounted cash flows expected to be generated by the asset. When necessary, impaired assets are written down to their estimated fair value based on the best information available. Estimated fair value is generally based on either appraised value or measured by discounting estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates. We recognize an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset.

Stock-based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the vesting period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. We initially record compensation expense based on the fair value of the award at the reporting date.

Recent Accounting Pronouncements

Other accounting standards that have been issued or proposed by the FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

Results of Operations

For the Three Months Ended March 31, 2014 and 2013

We generated revenues of $2,780,000 and $0 during the three months ended March 31, 2014 and 2013, respectively, an increase of $2,780,000 or 100%. The increase resulted from the company generating revenue in the patent monetization business that was entered into in late 2012 and therefore did not generate revenue during the three months ended March 31, 2013. Revenues from patent enforcement activities accounted for 100% of our revenues for the three months ended March 31, 2014.

Revenues from two settlement and license agreement accounted for approximately 100% of the Company’s revenues for the three months ended March 31, 2014. The Company derived $2.78 million in revenues from the one-time issuance of non-recurring, non-exclusive, non-assignable licenses to two different entities and their affiliates for certain of the Company’s patents.  On March 13, 2014, two of the Company’s wholly-owned subsidiaries Relay IP, Inc. and Sampo IP, LLC entered into a patent license and license option agreement (the “RPX Agreements”) with RPX Corporation (“RPX”).  The RPX Agreement and provide for the licensing of certain patents to RPX at the closing of the transaction and the option for RPX to acquire additional licenses for the patents upon payment of additional consideration to Relay IP, Inc. and Sampo IP, LLC as provided for in the Relay Agreement and the Sampo Agreement.  On March 31, 2014, the Company’s wholly-owned subsidiary CyberFone Systems, LLC entered into a settlement and license agreement for the balance of the Company’s revenue.

While the Company has a growing portfolio of patents, at this time, the Company expects that a significant portion of its future revenues will be based on one-time grants of similar non-recurring, non-exclusive, non-assignable licenses to a relatively small number of entities and their affiliates. Further, with the expected small number of firms with which the Company enters into license agreements, and the amount and timing of such license agreements, the Company also expects that its revenues may be highly variable from one period to the next.

Direct cost of revenues during the three months ended March 31, 2014 and 2013 amounted to $1,110,579 and $0, respectively. Direct costs of revenue include contingent payments to patent enforcement legal costs, patent enforcement advisors and inventors.  Direct costs of revenue also includes various non-contingent costs associated with enforcing the Company’s patent rights and otherwise in developing and entering into settlement and licensing agreements that generate the Company’s revenue.  Such costs include other legal fees and expenses, consulting fees, data management costs and other costs. Our gross profit margin during the three months ended March 31, 2014 was approximately 60%. We did not have a comparable revenue and cost of revenue during the three months ended March 31, 2013 as we were in our early stages of our current business.

We incurred operating expenses of $1,951,254 and $714,377 for the three months ended March 31, 2014 and 2013, respectively, an increase of $1,236,877 or 173%. These expenses primarily consisted of amortization of patents, general expenses, compensation to our officers, directors and employees, professional fees and consulting incurred in connection with the day to day operation of our business. The operating expenses include non-cash expenses totaling $1,135,691, which are discussed below and in detail as seen under the Liquidity and Capital Resources section.

The operating expenses consisted of the following:

	For the Three Months ended March 31, 2014	For the Three Months ended March 31, 2013

Amortization of patents (1)	$453,647	$17,547
Compensation and related taxes (2)	729,987	426,675
Consulting fees (3)	428,107	45,224
Professional fees (4)	256,855	158,472
Travel and related expenses (5)	32,808	28,317
Other general and administrative (6)	49,850	38,142
Total	$1,951,254	$714,377

(1)
Amortization of patents: Amortization expenses were $453,647 and $17,547 during the three months ended March 31, 2014 and 2013, respectively, an increase of $436,100 or 2,485%. The amortization of patents during the three months ended March 31, 2013 was minimal as compared to the three months ended March 31, 2014 as we were in our early stages of our current business. When the Company acquires patents and patent rights, the Company capitalizes those assets and amortizes the costs over the remaining useful lives of the assets. The increase for the three months ended March 31, 2014, over 2013 period primarily reflects the amortization of patent assets acquired by the Company during year 2013.

(2)
Compensation expense and related taxes: Compensation expense includes cash compensation and related payroll taxes and benefits, and also non-cash compensation. For the three months ended March 31, 2014 and 2013, compensation expense and related payroll taxes were $729,987 and $426,675, respectively, an increase of $303,312 or 71%. The increase in cash compensation primarily reflects an increase in headcount to six in the three months ended March 31, 2014 from two during the three months ended March 31, 2013. The balance of the increase is primarily attributable to an increase in stock based compensation related to vested options to our employees. During the three months ended March 31, 2014 and 2013, we recognized stock based compensation of $364,526 and $207,635, respectively.

(3)
Consulting fees: For the three months ended March 31, 2014 and 2013, we incurred consulting fees of $428,107 and $45,224, respectively, an increase of $382,883 or 847%. Consulting fees include both cash and non-cash related consulting fees primarily for investor relations and public relations services but also for other consulting services.  During the three months ended March 31, 2014 and 2013, we recognized stock based consulting of $310,351 and $12,472, respectively.

(4)
Professional fees:  For the three months ended March 31, 2014 and 2013, professional fees were $256,855 and $158,472, respectively, an increase of $98,383 or 62%.  Professional fees primarily reflect the costs of professional outside accounting fees, legal fees and audit fees.  The increase in professional fees for the three months ended March 31, 2014 over that of the prior period are predominately related to professional outside accounting fees and audit fees resulting from a substantially higher level of activity in the Company’s continuing patent acquisition and monetization operations and also a higher level of activity as a public company. Additionally, during the three months ended March 31, 2014 and 2013, professional fees included stock based legal fees of $5,750 and $0, respectively.

(5)
Travel and related expenses: Travel expenses were $32,808 and $28,317 during the three months ended March 31, 2014 and 2013, respectively, an increase of $4,491 or 16%. This increase during the three months ended March 31, 2014 is due to an increase in business development related travel.

(6)
Other general and administrative expenses: For the three months ended March 31, 2014 and 2013, other general and administrative expenses were $49,850 and $38,142, respectively, an increase of $11,708 or 31%. General and administrative expenses reflect the other operating costs of the Company and include certain public relations costs and other expenses related to being a public company, rent and other expenses incurred to support the operations of the Company.  The increase in general and administrative costs in the three months ended March 31, 2014  resulted from increased rent, internet access, telephone and other operating expenses over the three months ended March 31, 2013. This increase during the three month period 2014 is due to the continued development of our operations.

Operating Loss from Continuing Operations

We reported an operating loss from continuing operations of $281,833 and $714,377 for the three months ended March 31, 2014 and 2013, respectively, a decrease of $432,544 or 61%.  The decrease in operating loss was primarily attributable due to the increase in gross profit as a result of increased revenues during the three months ended March 31, 2014.

Other Income

Total other income (expense) was $227 and $61 for the three months ended March 31, 2014 and 2013, respectively, an increase of $166 or 272%.

Discontinued Operations

During June 2012, we decided to discontinue our exploration and potential development of uranium and vanadium minerals business and prior periods have been retroactively restated in our consolidated financial statements and related footnotes to conform to this presentation. Subsequently, in November 2012, we decided to discontinue our real estate business and we intend to sell and dispose our remaining real estate holdings during fiscal 2013. We are now engage in the acquisition, development and monetization of intellectual property through both the prosecution and licensing of our own patent portfolio, the acquisition of additional intellectual property or partnering with others to defend and enforce their patent rights.

The following table indicates selected financial data of our discontinued operations of our uranium and vanadium minerals business and real estate business.

	For the Three Months ended March 31, 2014	For the Three Months ended March 31, 2013
Revenues – real estate	$-	$986,951
Cost of sales – real estate	-	(817,483)
Gross profit	-	169,468
Operating and other non-operating expenses	-	(60,688)
Gain on sale of assets of discontinued operations	-	-

Income (loss) from discontinued operations	$-	$108,780

Net Loss

We reported a net loss of $281,606 or $(0.05) per common shares - basic and diluted and $605,536 or $(0.17) per common share - basic and diluted, respectively, for the three months ended March 31, 2014 and 2013, respectively, a decrease of 323,930 or 53%. The net loss includes non-cash items of $1,135,691 which are discussed in detail as seen under the Liquidity and Capital Resources section.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. At March 31, 2014, the Company’s cash and cash equivalents balances totaled $5,410,629 compared to $3,610,262 at December 31, 2013.  The increase in the cash balances of $1,800,367 resulted primarily from cash received during the three months period from revenues generated from patent enforcement activities.  Other balance sheet changes also contributed to the change in cash. We collected revenues of $2,500,000 during the three months ended March 31, 2014 and recorded an accounts receivable of $280,000 at March 31, 2014. We collected such accounts receivable in April 2014.

Net working capital increased by $672,521 to $4,526,355 at March 31, 2014 from $3,853,834 at December 31, 2013.  The increase in net working capital resulted primarily from the aggregate increase in cash receipts from revenues with an off-set in an increase in accounts payable and accruals of $964,297.

Cash provided by operating activities increased by $2,033,542 to $1,800,367 during the three months ended March 31, 2014 from cash used in operating activities $233,175 during the three months ended March 31, 2013.  The full benefit of a reduction in net loss of $323,930 from the three months ended March 31, 2013 to the comparable three months ended March 31, 2014, which included an increase in amortization expense of $436,100 and an increased in non-cash stock based compensation and consulting fees of $460,519, and increased other operating items for a net increase in cash used of $811,854. For the three months ended March 31, 2014, non-cash expenses consist of depreciation of $1,417, amortization of $453,647, and stock based compensation and consulting of $680,627. For the three months ended March 31, 2013, non-cash expenses consist of depreciation of $278, amortization of $17,547, and stock based compensation and consulting of $220,108.

Cash provided by investing activities decreased by $795,482 to $0 during the three months ended March 31, 2014.  During the three months ended March 31, 2013 we used cash for purchase of property and equipment and we received proceeds from the sale of real estate properties which is included in our discontinued operations. We do not have a comparable transaction for the three months ended March 31, 2014.

Management believes that the balance of cash and cash equivalents of $5,410,629 at March 31, 2014 is sufficient to continue to fund the Company’s current operations at least through October 2015.  However, the Company’s operations are subject to various risks and there is no assurance that changes in the operations of the Company will not require the Company to raise additional cash sooner than planned in order to continue uninterrupted operations.  In that event, the Company would seek to raise additional capital from the sale of the Company’s securities, from borrowing or from other sources.  Should the Company seek to raise capital from the issuances of its securities, such transactions would be subject to the risks of the market for the Company’s securities at the time.

Off-balance Sheet Arrangements

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as stockholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity.

Results of operations for the years ended December 31, 2013 and 2012

Revenue.  Revenue increased by $3,418,371 to $3,418,371 in the year ended December 31, 2013 compared to no revenue in the prior year.  The increase resulted from the Company generating revenue in the patent monetization business that was entered into in late 2012 and therefore did not generate revenue in that year.  The $3,418,371 in revenue in 2013 is comprised of cash based revenue of $1,718,371 and non-cash revenue of $1,700,000.  The non-cash revenue is the value of patents acquired by us in lieu of cash in two transactions that closed during the year.

As of December 31, 2013, two customers accounted for 100% of the Company’s net accounts receivable. Revenues from two customers accounted for approximately 55% of the Company’s revenue for the year ended December 31, 2013. There were no revenues in 2012. The Company derived these revenues from the one-time issuance of non-recurring, non-exclusive, non-assignable licenses to two different entities and their affiliates for certain of the Company’s patents. While the Company has a growing portfolio of patents, at this time, the Company expects that a significant portion of its future revenues will be based on one-time grants of similar non-recurring, non-exclusive, non-assignable licenses to a relatively small number of entities and their affiliates. Further, with the expected small number of firms with which the Company enters into license agreements, and the amount and timing of such license agreements, the Company also expects that its revenues may be highly variable from one period to the next.

Direct costs of revenue.  Direct costs of revenue increased by $957,040 in the year ended December 31, 2013 compared to no direct costs of revenue in the prior year.  Direct costs of revenue include contingent payments to patent enforcement legal costs, patent enforcement advisors and inventors.  Direct costs of revenue also includes various non-contingent costs associated with enforcing our patent rights and otherwise in developing and entering into settlement and licensing agreements that generate our revenue.  Such costs include other legal fees and expenses, consulting fees, data management costs and other costs.

Amortization of patents.  Amortization of patents increased by $1,029,372 to $1,038,505 in the year ended December 31, 2013 from $8,773 in the comparable year 2012.  When we acquire patents and patent rights, we capitalize those assets and amortize the costs over the remaining useful lives of the assets.  The increase for the year ended December 31, 2013 over 2012 primarily reflects the amortization of patent assets acquired by us during that year.  In 2012, only one patent portfolio was acquired.

Compensation and related taxes.  Compensation expense increased by $320,591 to $2,997,053 in the year ended December 31, 2013 compared to $2,676,462 in the prior year.  Compensation expense includes cash compensation and related payroll taxes and benefits, and also non-cash compensation.  The increase in total compensation costs for the year ended December 31, 2013 reflected an increase in the cash compensation of $1,273,296, which increase was largely offset by a reduction in non-cash compensation of $952,705 in the year ended December 31, 2013 compared to the prior year.  The increase in cash compensation primarily reflects an increase in headcount to six in the year ended December 31, 2013 from two in the prior year.  The reduction in non-cash compensation reflects a lower level of non-cash compensation for employees in 2013 from that in the prior year, which had included a higher level of non-cash compensation for executives who have since terminated.  Non-cash compensation for the years ended December 31, 2013 and 2012 was $1,493,512 and $2,446,217 respectively.

Consulting fees.  Consulting fees decreased by $1,140,458 to $901,686 for the year ended December 31, 2013 compared to $2,042,144 in the year ended December 31, 2012.  Consulting fees include both cash and non-cash related consulting fees primarily for investor relations and public relations services but also for other consulting services.  The decrease in consulting fees in the year ended December 31, 2013 compared to the prior year was due entirely to a decrease in non-cash consulting fees.  Non-cash consulting fees for the years ended December 31, 2013 and 2012 were $613,303 and $1,791,882 respectively.

Professional fees.  Professional fees increased by $145,090 to $655,202 in the year ended December 31, 2013 compared to $510,112 in the year ended December, 31, 2012.  Professional fees primarily reflect the costs of professional outside accounting fees, legal fees and audit fees.  The increase in professional fees for the year ended December 31, 2013 over that of the prior year are predominately related to professional outside accounting fees and audit fees resulting from a substantially higher level of activity in our continuing patent acquisition and monetization operations and also a higher level of activity as a public company.  For the year ended December 31, 2013 and 2012, professional fees included stock based compensation of $59,620 and $198,287 respectively.

General and administrative.  General and administrative expenses increased by $240,867 to $544,338 in the year ended December 31, 2013 compared to $303,471 in the prior year.  General and administrative expenses reflect the other operating costs of the Company and include travel, certain public relations costs and other expenses related to being a public company, rent and other expenses incurred to support the operations of the Company.  The increase in general and administrative costs in the year ended December 31, 2013 over those of the prior year resulted from increased rent, internet access, telephone and other operating expenses during the year ended December 31, 2013 over that of the prior year.

Operating loss from continuing operations.  The operating loss from continuing operations decreased by $1,865,509 to $3,675,453 in 2013 from $5,540,962 in 2012 as a result of the increase in revenue during 2013, which more than off-setting the increase in operating expenses in 2013 over that of 2012.

Other income (expenses).  Other income (expenses) decreased by $125,000 to zero in 2013 from $125,000 in 2012.  The other income in 2012 was a non-recurring consulting fee received by us that was not related to our continuing business activities.

Realized loss other than temporary decline – marketable securities available for sale.  The realized loss in this category decreased by $73,681 in 2013 to $38,819 from $112,500 in 2012, reflecting a lower level of sales of marketable securities due in part to a lower level of Company investment in marketable securities available for sale during 2013.  The lower level of such securities reflects our current operating plan that does not include investing in marketable securities as a significant part of that plan.

Interest income and interest expense.  Interest income increased by $574 as a result of higher average cash balances during 2013 compared to those in 2012.  Interest expense increased by $922 as a result of higher financing costs related to operating expenses.

Income (loss) from discontinued operations, net of tax.  In 2013, we realized income from discontinued operations of $263,460 compared to a loss from discontinued operations in 2012 of $1,410,671.  The income in 2013 reflects a higher level of income from concluding the disposition of the discontinued operations over the estimated net realizable value of those assets when the decision to discontinue them was made in the prior year.

Net loss attributable to non-controlling interest.  The loss attributable to non-controlling interest decreased by $10,496 to zero in the year ended December 31, 2013 from $10,496 in the prior year as a result of there being no operational activity occurring in that subsidiary during 2013.

Loss attributable to Marathon Patent Group, Inc.  The loss attributable to Marathon Patent Group, Inc. decreased by $3,477,477 to $3,450,335 in the year ended December 31, 2013 from $6,927,812 in the prior year.  The decrease resulted from the increase in revenue plus the reduction in the loss from discontinued operations more than off-setting the increase in operating expenses plus the net increase in other expenses.

Loss per common share, basic and diluted.  We reported a decrease in the net loss per share of $1.74 to $.75 for the year ended December 31, 2013 from $2.49 in the prior year.  The decrease in the net loss per share reflected both the beneficial effect of the decrease in the net loss attributable to Marathon Patent Group, Inc. plus the beneficial effect of an increase in the weighted-average number of shares outstanding to 4,604,193 from 2,787,593.  The increase in the number of weighted-average shares outstanding reflects increases in shares outstanding resulting from shares issued in connection with certain non-cash compensation arrangements plus the issuance of new shares in connection with our private placement financing.

Liquidity and Capital Resources

At December 31, 2013, our cash and cash equivalents balances totaled $3,610,262 compared to $2,354,169 at December 31, 2012.  The increase in the cash balances of $1,256,093 resulted primarily from cash received during the year from cash based revenue recorded in the year plus the net funds from financings exceeding the increase in cash operating expenses for the year.  Other balance sheet changes also contributed to the change in cash.

During the year ended December 31, 2013, we raised net proceeds of $5,777,596 from the sale of equity securities in a private placement.

Net working capital increased by $1,452,509 to $3,853,834 at December 31, 2013 from $2,401,325 at December 31, 2012.  The increase in net working capital resulted primarily from the aggregate increase in cash receipts from cash based revenue plus net proceeds of financing plus an increase in net accounts receivable of $270,000 plus an increase in prepaid expenses of $712,598 more than off-setting an increase in accounts payable and accruals of $697,787.

Cash used in operating activities increased by $258,066 to $1,519,470 in the year ended December 31, 2013 from $1,261,404 in the prior year.  The full benefit of a reduction in net loss of $3,477,477 from 2012 to 2013, which included an increase in amortization expense of $1,029,732 and reduction in non-cash stock based compensation and consulting fees, was more than offset by increased non-cash revenue and other operating items for a net increase in cash used of $258,066.

Cash used in investing activities increased by $1,144,463 to $3,002,033 in the year ended December 31, 2013 from $1,860,570 in the prior year.  The increase is primarily due to an increase in cash used for the acquisition of patents and also the acquisition of CyberFone during the year ended December 31, 2013.

Cash provided by financing activities increased by $430,605 to $5,777,596 for the year ended December 31, 2013 from $5,346,991 in the prior year.  The increase resulted from the reduction in cash used for the repayment of notes, which occurred in 2012, reduced in part by a lower level of proceeds from the sale of common stock sold in 2013 as compared to 2012.

Management believes that the balance of cash and cash equivalents of $3,610,262 at December 31, 2013 is sufficient to continue to fund our current operations at least through March 2015.  However, our operations are subject to various risks and there is no assurance that changes in the operations of the Company will not require us to raise additional cash sooner than planned in order to continue uninterrupted operations.  In that event, we would seek to raise additional capital from the sale of our securities, from borrowing or from other sources.  Should we seek to raise capital from the issuances of its securities, such transactions would be subject to the risks of the market for our securities at the time.

Off-Balance Sheet Arrangements

None.

BUSINESS

We are a patent acquisition and licensing company.  We acquire patents from and partner with a wide-range of patent holders, from individual inventors to Fortune 500 companies.  Our strategy of acquiring patents that cover a wide-range of subject matter allows us to achieve diversity within our patent portfolio.  We monetize our diversified patent portfolio through actively managed concurrent licensing campaigns.  This approach is expected to result in a long-term, diversified revenue stream.

As of March 31, 2014, we have a patent portfolio consisting of 120 U.S. and foreign patents, and five open patent applications. During the second quarter of 2013, we began to generate revenue from our patent portfolios.

We were incorporated in the State of Nevada on February 23, 2010 under the name “Verve Ventures, Inc.” On December 7, 2011, we changed our name to “American Strategic Minerals Corporation” and were primarily engaged in exploration and potential development of uranium and vanadium minerals business. During June 2012, we decided to discontinue our uranium and vanadium minerals business and engaged in the business of acquiring, renovating, and selling real estate properties located within the areas of Southern California. On November 14, 2012, we acquired all the intellectual property rights of Sampo. On November 14, 2012, we decided to discontinue our real estate business. Our principal office is located at 11100 Santa Monica Blvd., Ste. 380, Los Angeles, CA 90025 . Our telephone number is (703) 232-1701.

Industry Overview and Market Opportunity

Under U.S. law an inventor or patent owner has the right to exclude others from making, selling or using their patented invention. Unfortunately, in the majority of cases, infringers are generally unwilling, at least initially, to negotiate or pay reasonable royalties for their unauthorized use of third-party patents and will typically fight any allegations of patent infringement. Inventors and/or patent holders, without sufficient legal, financial and/or expert technical resources to bring and continue the pursuit of legal action, may lack credibility in dealing with potential licensees and as a result, are often ignored. As a result of the common reluctance of patent infringers to negotiate and ultimately take a patent license for the use of third-party patented technologies, patent licensing and enforcement often begins with the filing of patent enforcement litigation. However, the majority of patent infringement contentions settle out of court based on the strength of the patent claims, validity, and persuasive evidence and clarity that the patent is being infringed.

Due to the relative infancy of the IP monetization industry, we believe that the absolute size of our market opportunity is very significant but difficult to quantify.

Business Model and Strategy – Overview

Our business model is based on two strategies: (1) The identification, analysis and acquisition of patents and patent rights; and (2) The generation of licensing revenues from the acquired patents or patent rights.

Typically, we compensate the patent seller through a cash fee paid upon the acquisition of the patents or patent rights as well as the assignment of the patents or patent rights to us or one of our operating subsidiaries.  Additionally, a patent seller may also seek to receive compensation through participation in the licensing revenue generated by us from the patents or patent rights.  The patent seller may also receive compensation through a combination of both cash and revenue participation.

Key Factors of Our Business Model

Diversification within the Asset Class

As of March 31, 2014, we have a patent portfolio consisting of 120 U.S. and foreign patents, and five open patent applications. During the second quarter of 2013, we began to generate revenue from our patent portfolio.  We intend to add more patents and patent applications for the purpose of generating licensing revenues.  By owning multiple patent assets, we will become diversified in both the types of patents that we own as well as the frequency and size of the licensing revenues generated.  This diversification will prevent us from relying on a single patent, or patent family to generate all of our revenue. Additionally, by commencing multiple licensing campaigns with our different patent assets, we intend to generate frequent revenue events through the execution of multiple settlement and licensing agreements.  Our diversification of patent assets and revenue generation allows us to avoid the binary risk that can be associated with owning a single patent asset that typically generates a single stream of licensing revenues.

Supply of Patent Acquisition Opportunities

We have worked to establish a supply of patent acquisition opportunities with patent brokers and dealers, with individual inventors and patent owners, as well as with large corporations who own patent portfolios.  Service providers, such as patent prosecution and litigation attorneys and patent licensing professionals have also become key suppliers of patent opportunities.  An example of a key supplier of patent opportunities is IP Nav.  We have received a significant amount of our patent acquisition opportunities from our relationship with IP Nav.  We intend to continue to add to our patent acquisition opportunities by increasing the number of third parties that we work with when reviewing potential patent acquisition opportunities.  Additionally, we intend to seek opportunities to acquire patents from companies and patent owners that are in industry sectors that we have not acquired patents from in the past.

Patent Portfolio Evaluation

We follow a disciplined due diligence approach when analyzing potential patent acquisitions.  Each opportunity to acquire a patent portfolio can vary based on the amount and type of patent assets, the complexity of the underlying inventions, and the analysis of the industries in which the invention is being used.

Subtleties in the language of a patent, recorded interactions with the patent office, and the evaluation of prior art and literature can make a significant difference in the potential licensing and enforcement revenue derived from a patent or patent portfolio.  Our specialists are trained and skilled in these areas.  It is important to identify potential problem areas, if any, and determine whether potential problem areas can be overcome, prior to acquiring a patent portfolio or launching an effective licensing program.  We have developed processes and procedures for identifying problem areas and evaluating the strength of a patent portfolio before the decision is made to allocate resources to an acquisition or to launch an effective licensing and enforcement effort

We seek to use third-party experts in addition to our internal management team in the evaluation and due diligence of the patent assets.  The combination of our management team and third-party patent attorneys, intellectual property licensing executives, and technology engineers allow us to conduct our tailored patent acquisition and evaluation processes and procedures.  We may also leverage the expertise of external specialists and technology consultants.  We evaluate both the types and strength of the claims of the patent as well as the file history of the patent.

Finally, prior to making a final decision to acquire a patent asset, we identify and consider potential problem areas, if any, and determine whether any potential problem areas can be overcome prior to acquiring a patent portfolio or launching an effective licensing program.  Additionally, we identify potential infringers; industries within which the potential infringers exist; longevity of the patented technology; and a variety of other factors that directly impact the magnitude and potential success of a licensing and enforcement program.

Commencement of Licensing Campaign

If we complete the due diligence and have determined that the patent acquisition opportunity is worth pursuing, we may enter into final negotiations to acquire the patent assets. The owner of the patent will typically receive an upfront acquisition payment, or a portion of the revenues generated from a patent portfolio’s licensing and enforcement campaign, or a combination of the two. We control the licensing and enforcement process and utilize experienced patent litigation and licensing professionals on a contingency basis to reduce the typical high costs associated with patent litigation.

Our due diligence process may also identify potential infringers that are using the acquired patent assets in an unauthorized manner.  We generate, or have generated on our behalf, presentations that identify the potentially infringing technologies.  Furthermore, we present an analysis of the claims of our patents and demonstrate how they apply to companies we believe are using our technologies in their products or services.  These presentations can take place in a non-adversarial business setting, but can also occur through the litigation process, if necessary.

Our Products and Services

We acquire IP from patent holders in order to maximize the value of their patent holdings by conducting and managing a licensing campaign. Some patent holders tend to have limited internal resources and/or expertise to effectively address the unauthorized use of their patented technologies or they simply make the strategic business decision to outsource their intellectual property licensing.  Typically, we, or an operating subsidiary acquires a patent portfolio in exchange for a combination of an upfront cash payment, a percentage of our operating subsidiary's gross recoveries from the licensing and enforcement of the portfolio, or a combination of the two.

Competition

We expect to encounter significant competition from others seeking to acquire interests in intellectual property assets and monetize such assets. This includes an increase in the number of competitors seeking to acquire the same or similar patents and technologies that we may seek to acquire.  Most of our competitors have much longer operating histories, and significantly greater financial and human resources, than we do. Entities such as Vringo, Inc. (NYSE MKT: VRNG), VirnetX Holding Corp (NYSE MKT: VHC), Acacia Research Corporation (NASDAQ: ACTG), RPX Corporation (NASDAQ: RPXC), and others presently market themselves as being in the business of creating, acquiring, licensing or leveraging the value of intellectual property assets. We expect others to enter the market as the true value of intellectual property is increasingly recognized and validated. In addition, competitors may seek to acquire the same or similar patents and technologies that we may seek to acquire, making it more difficult for us to realize the value of its assets.

We also compete with venture capital firms, strategic corporate buyers and various industry leaders for technology acquisitions and licensing opportunities.  Many of these competitors may have more financial and human resources than we do.  As we become more successful, we may find more companies entering the market for similar technology opportunities, which may reduce our market share in one or more technology industries that we currently rely upon to generate future revenue.

Other companies may develop competing technologies that offer better or less expensive alternatives to our patented technologies that we may acquire and/or out-license.  Many potential competitors may have significantly greater resources than we do.  Technological advances or entirely different approaches developed by one or more of our competitors could render certain of the technologies owned or controlled by our operating subsidiaries obsolete and/or uneconomical.

Customers

Currently, we define customers as firms that take licenses to our patents, either prior to or during patent litigation.  These firms generally enter into non-recurring, non-exclusive, non-assignable license agreements with us, and these customers do not generally engage in on-going, recurring business activity with us.

Intellectual Property and Patent Rights

Our intellectual property is primarily comprised of trade secrets, patented know-how, issued and pending patents, copyrights and technological innovation.

As of March 31, 2014, we have a patent portfolio consisting of 120 U.S. and foreign patents, and five open patent applications. During the second quarter of 2013, we began to generate revenue from our patent portfolio.  In the aggregate, the earliest date for expiration of a patent in our patent portfolio is past (the patent is expired, but patent rules allow for six year look-back for royalties), the median expiration date for patents in our portfolio is October 30, 2016, and the latest expiration date for a patent in any of our patent portfolio is July 18, 2024.  A summary of our patent portfolios is as follows:

Portfolio	Number of Patents	Earliest Expiration Date	Median Expiration Date (Years)	Latest Expiration Date	Subject Matter
Bismarck	14	09/15/15	09/15/15	01/22/18	Communication and PBX equipment
CRFD Research	4	09/17/21	08/11/22	08/19/23	Web page content translator and device-to-device transfer system
Cyberfone	38	Expired	09/15/15	06/07/20	Telephony and data transactions
E2E	4	04/27/20	11/17/23	07/18/24	Manufacturing schedules using adaptive learning
Loopback	17	Expired	08/05/16	08/27/22	Airbag and tire pressure systems
Hybrid	2	11/14/15	09/09/16	07/17/17	Asynchronous communications
Relay	1	Expired	Expired	Expired	Multicasting
Sampo	3	03/13/18	03/13/18	11/13/20	Centrifual communications
Vantage Point	37	Expired	12/21/16	03/09/18	Computer networking and operations

Patent Enforcement Litigation

We may often be required to engage in litigation to enforce our patents and patent rights. We are, or may become a party to ongoing patent enforcement related litigation, alleging infringement by third parties of certain of the patented technologies owned or controlled by us.

Research and Development

We have not expended funds for research and development costs since inception.

Employees

As of July 30, 2014 , we had six (6) full-time employees. We believe our employee relations to be good.

Properties

We lease approximately 200 square feet of office space at 2331 Mill Road, Suite 100, Alexandria, VA 22314. The lease is on a month-to-month term and provides for a monthly rent of $175.

We lease approximately 1732 square feet of office space at 11100 Santa Monica Blvd., Suite 380, Los Angeles, California, 90025.  The lease term commenced on October 1, 2013 and was renewed through April 30, 2021 and provides for a monthly rent of $3,290.

Legal Proceedings

In the ordinary course of business, we actively pursue legal remedies to enforce our intellectual property rights and to stop unauthorized use of our technology. Other than ordinary routine litigation incidental to the business, we know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

MANAGEMENT

The following table presents information with respect to our officers, directors and significant employees as of the date of this prospectus:

Name and Address	Age	Date First Elected or Appointed	Position(s)

Doug Croxall	45	November 14, 2012	Chief Executive Officer and Chairman
Francis Knuettel II	48	May 15, 2014	Chief Financial Officer
John Stetson	28	June 26, 2012	Executive Vice President, Secretary and Director
James Crawford	38	March 1, 2013	Chief Operating Officer
Stuart Smith	53	January 26, 2012	Director
Edward Kovalik	39	April 15, 2014	Director
William Rosellini	33	March 8, 2013	Director

Each director serves until our next annual meeting of the stockholders unless they resign earlier. The Board of Directors elects officers and their terms of office are at the discretion of the Board of Directors.

Background of officers and directors

The following is a brief account of the education and business experience during at least the past five years of our officers and directors, indicating each person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Doug Croxall - Chief Executive Officer and Chairman

Mr. Croxall, 45, has served as the Chief Executive Officer and Founder of LVL Patent Group LLC, a privately owned patent licensing company, since 2009.  From 2003 to 2008, Mr. Croxall served as the Chief Executive Officer and Chairman of FirePond, a software company that licensed configuration pricing and quotation software to Fortune 1000 companies. Mr. Croxall earned a Bachelor of Arts degree in Political Science from Purdue University in 1991 and a Master of Business Administration from Pepperdine University in 1995.  Mr. Croxall was chosen as a director of the Company based on his knowledge of and relationships in the patent acquisition and monetization business.

John Stetson - Executive Vice President, Secretary and Director

Mr. Stetson, 28, has been Executive Vice President since December 2013.  Prior to that time, Mr. Stetson was the Chief Financial Officer and Secretary of the Company since June 2012.  Mr. Stetson has been the Managing Member of HS Contrarian Investments LLC since 2011 and the President of Stetson Capital Investments, Inc. since 2010.  Mr. Stetson was an Investment Analyst from 2008 to 2009 for Heritage Investment Group and worked in the division of Corporate Finance of Toll Brothers from 2007 to 2008. The Board believes his knowledge of business makes him a valuable member of the Board.

Francis Knuettel II - Chief Financial Officer

Mr. Knuettel, 48, has served as the Company’s Chief Financial Officer since May 2014.  From 2013 through his appointment as CFO of Marathon Patent Group, Mr. Knuettel was Managing Director and CFO for Greyhound IP LLC, an investor in patent litigation expenses for patents enforced by small firms and individual inventors.  Since 2007, Mr. Knuettel has been the Managing Member of Camden Capital LLC, which is focused on the monetization of patents Mr. Knuettel acquired in 2007. From 2007 through 2013, Mr. Knuettel served as the Chief Financial Officer of IP Commerce, Inc.  IP Commerce is the creator of an open commerce network, delivering on-demand access to the next generation of commerce services in the payments industry.  From 2005 through 2007, Mr. Knuettel served as the CFO of InfoSearch Media, Inc., a publicly traded company, at which he managed the acquisition of numerous private companies, multiple PIPE transactions and the filing of numerous registration statements.  Prior to InfoSearch, from 2000 through 2004, Mr. Knuettel was at Internet Machines Corporation, a fables semiconductor company located in Los Angeles, where he served on the Board of Directors and held several positions, including Chief Executive Officer and Chief Financial Officer. At Internet Machines, Mr. Knuettel raised almost $90 million in equity and debt and managed the sale of the business in 2004. During 1999, he was Chief Financial and Operating Officer for Viking Systems, Inc., a Boston-based producer of enterprise software systems for non-profit fundraising institutions.  From 1996 through 1999, he was Director of Finance and then Vice President of Operations and Chief Financial Officer for Fightertown Entertainment, Inc. in Irvine, California. Mr. Knuettel was a member of the Board of Directors and Chairman of the Audit Committee for Firepond, Inc., a publicly traded producer of CPQ software systems. Mr. Knuettel received his BA with honors in Economics from Tufts University and holds an MBA in Finance and Entrepreneurial Management from The Wharton School at the University of Pennsylvania.

James Crawford - Chief Operating Officer

Mr. Crawford, 38, was a founding member of Kino Interactive, LLC, and of AudioEye, Inc. Mr. Crawford’s experience as an entrepreneur spans the entire life cycle of companies from start-up capital to compliance officer and director of reporting public companies. Prior to his involvement as Chief Operating Officer of Marathon, Mr. Crawford served as a director and officer of Augme Technologies, Inc. beginning March 2006, and assisted the company in maneuvering through the initial challenges of acquisitions executed by the company through 2011 that established the company as a leading mobile marketing company in the United States. Mr. Crawford is experienced in public company finance and compliance functions. He has extensive experience in the area of intellectual property creation, management and licensing. Mr. Crawford also served on the board of directors Modavox® and Augme Technologies, and as founder and managing member of Kino Digital, Kino Communications, and Kino Interactive.

Stuart Smith - Director

Stuart H. Smith, 52, is a practicing plaintiff attorney licensed in Louisiana. He is a founding partner of the New Orleans-based law firm SmithStag, LLC. Smith has practiced law for nearly 25 years, litigating against oil companies and other energy-related corporations for damages associated with radioactive oilfield waste, referred to within the oil and gas industry as technologically enhanced radioactive material (TERM).  In 2001, Smith was lead counsel in an oilfield radiation case that resulted in a verdict of $1.056 billion against ExxonMobil.  Smith has been interviewed and his cases have been covered by a variety of media outlets, including CNN’s Andersen Cooper 360, BBC World News, Fox News, The New York Times, The Washington Post, USA Today, Lawyers Weekly USA, The Times-Picayune, The Baton Rouge Advocate, The Hill, The Associated Press, Bloomberg, National Public Radio, Radio America, and Washington Post Radio. Mr. Smith was chosen to be a member of our Board of Directors based on knowledge of complex litigation.

Edward Kovalik - Director

Mr. Kovalik, 39, is the Chief Executive Officer and Managing Partner of KLR Group, which he co-founded in the spring of 2012. KLR Group is an investment bank specializing in the Energy sector. Ed manages the firm and focuses on structuring customized financing solutions for the firm’s clients. He has over 16 years of experience in the financial services industry. Prior to founding KLR, Ed was Head of Capital Markets at Rodman & Renshaw, and headed Rodman’s Energy Investment Banking team. Prior to Rodman, from 1999 to 2002, Ed was a Vice President at Ladenburg Thalmann & Co, where he focused on private placement transactions for public companies. Ed serves as a director on the board of River Bend Oil and Gas.  The Board has determined that Mr. Kovalik’s finance industry experience him a valuable member of the Board.

William Rosellini - Director

William Rosellini, 33, is Founder and Chairman of Microtransponder Inc. and Rosellini Scientific, LLC. Mr. Rosellini previously served as the founding CEO of Microtransponder from 2006 to 2012 and Lexington Technology Group in 2012. During his tenures as CEO he has raised nearly $30M in venture funding and $10M in NIH grants. Mr. Rosellini has been named a MTBC Tech Titan and a GSEA Entrepreneur of the Year and has testified to Congress on the importance of non-dilutive funding for inventors and researchers. Mr. Rosellini holds a BA in economics from the University of Dallas, a JD from Hofstra Law, an MBA and MS of Accounting from the University of Texas, a MS of Computational Biology from Rutgers, a MS of Regulatory Science from USC and a MS of Neuroscience from University of Texas. Previously, Mr. Rosellini was a right-handed pitcher who played in Arizona Diamondbacks system. The Board has determined that Mr. Rosellini’s medical technology expertise and industry knowledge and experience will make him a valuable member of the Board.

Code of Business Conduct and Ethics

We have recently adopted a Code of Business Conduct and Ethics that applies to our principal executive officers and principal financial officer, principal accounting officer or controller, or persons performing similar functions and also to other employees.   Our Code of Business Conduct and Ethics can be found on our website at www.marathonpg.com.

Family Relationships

There are no family relationships between any of our directors, executive officers or directors.

Involvement in Certain Legal Proceedings

During the past ten years, none of our officers, directors, promoters or control persons have been involved in any legal proceedings as described in Item 401(f) of Regulation S-K.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.

Director Independence

Mr. Stuart Smith, Mr. Edward Kovalik and Mr. William Rosellini are "independent" directors based on the definition of independence in the listing standards of the NASDAQ Stock Market LLC (“NASDAQ”).

Committees of the Board of Directors

The Audit Committee members are Mr. Stuart Smith, Mr. Edward Kovalik and Mr. William Rosellini. The Committee has authority to review our financial records, deal with our independent auditors, recommend to the Board policies with respect to financial reporting, and investigate all aspects of the our business. The Audit Committee Charter is available on our website at www.marathonpg.com. All members of the Audit Committee currently satisfy the independence requirements and other established criteria of NASDAQ.

The Compensation Committee oversees our executive compensation and recommends various incentives for key employees to encourage and reward increased corporate financial performance, productivity and innovation. Its members are Mr. Stuart Smith, Mr. Edward Kovalik and Mr. William Rosellini. The Compensation Committee Charter is available on our website at www.marathonpg.com. All members of the Compensation Committee currently satisfy the independence requirements and other established criteria of NASDAQ.

The Governance and Nominating Committee oversees all matters of corporate governance, including formulating and recommending to the full Board governance policies and processes, reviewing and approving ethics and compliance policies, and monitoring the independence of members of the Board.  Its members are Mr. Stuart Smith, Mr. Edward Kovalik and Mr. William Rosellini. The Governance Committee Charter is available on our website at www.marathonpg.com. All members of the Governance and Nominating Committee currently satisfy the independence requirements and other established criteria of NASDAQ.

Board Leadership Structure and Role in Risk Oversight

Although we have not adopted a formal policy on whether the Chairman and Chief Executive Officer positions should be separate or combined, we have traditionally determined that it is in the best interests of the Company and its shareholders to partially combine these roles.  Due to the small size of the Company, we believe it is currently most effective to have the Chairman and Chief Executive Officer positions partially combined.

Our Board of Directors is primarily responsible for overseeing our risk management processes.  The Board of Directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding the Company’s assessment of risks. The Board of Directors focuses on the most significant risks facing us and our general risk management strategy, and also ensures that risks undertaken by us are consistent with the Board of Directors’ appetite for risk. While the Board of Directors oversees the Company, our management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing the Company and that our board leadership structure supports this approach.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth information concerning compensation for services rendered in all capacities during 2013 and 2012 awarded to, earned by or paid to our executive officers. The value attributable to any Option Awards and Stock Awards reflects the grant date fair values of stock awards calculated in accordance with FASB Accounting Standards Codification Topic 718. As described further in Note 6 – Stockholders’ Equity (Deficit) – Common Stock Option to our consolidated year-end financial statements, a discussion of the assumptions made in the valuation of these option awards and stock awards.

Name and Principal Position	Year	Salary	Bonus Awards	Stock Awards	Other Incentive Compensation		Non-Equity Plan Compensation	Nonqualified Deferred Earnings	All Other Compensation	Total
		($)	($)	($)	($)		($)	($)	($)	($)
Doug Croxall CEO and Chairman	2013	363,333	350,000	-	902,692		-	-	-	1,616,025
	2012	40,385	-	-	968,600		-	-	-	1,008,985
Francis Knuettel II CFO	2013	-	-	-	-		-	-	-	-
	2012	-	-	-	-		-	-	-	-
Richard Raisig Former CFO (1)	2013	19,791	-	-	511,036		-	-	-	530,827
	2012	-	-	-	-		-	-	-	-
James Crawford COO	2013	221,408	-	-	366,677		-	-	-	588,085
	2012	-	-	-	-		-	-	-	-
John Stetson (2) Executive Vice President, Secretary and Former CFO	2013	79,583	-	405,000	284,750	(5)	-	-	-	769,333
	2012	8,654	-	33,287	-		-	-	-	41,941
Nathaniel Bradley (3) Former CTO	2013	148,125	-	-	517,200		-	-	-	665,325
	2012	-	-	-	-		-	-	-	-
Mark Groussman (4) Former CEO	2013	-	-	-	-		-	-	-	-
	2012	44,384	-	-	-	(6)	-	-	-	44,384

(1) Richard Raisig resigned from his position as our Chief Financial Officer on April 25, 2014.
(2) John Stetson was appointed as President, Chief Operating Officer and a director on June 26, 2012. On November 14, 2012, John Stetson resigned as the Company’s President and Chief Operating Officer and was re-appointed as the Chief Financial Officer and Secretary on January 28, 2013. Mr. Stetson ceased to serve as Chief Financial Officer, effective December 3, 2013 and we appointed Mr. Richard Raisig as our Chief Financial Officer, effective December 3, 2013.  Mr. Stetson served as our Interim Chief Financial Officer from April 25, 2014 until May 15, 2014, when we appointed Francis Knuettel II to serve as our Chief Financial Officer.
(3) Nathaniel Bradley served as the Company’s Chief Technology Officer and President of IP Services from March 1, 2013 to June 19, 2013.
(4) Mark Groussman was appointed as the Chief Executive Officer of the Company on June 11, 2012 and resigned as the Company’s Chief Executive Officer on November 14, 2012.
(5) John Stetson was awarded a ten-year option award to purchase an aggregate of 115,385 shares of the Company’s common stock (after giving effect to the Reverse Split) with an exercise price of $6.50 per share and was cancelled on November 14, 2012 upon resignation.
(6) Mark Groussman was awarded a ten-year option award to purchase an aggregate of 115,385 shares of the Company’s common stock (after giving effect to the Reverse Split) with an exercise price of $6.50 per share and was cancelled on November 14, 2012 upon resignation.

Employment Agreements

On November 14, 2012, we entered into an employment agreement with Doug Croxall (the “Croxall Employment Agreement”), whereby Mr. Croxall agreed to serve as our Chief Executive Officer for a period of two years, subject to renewal, in consideration for an annual salary of $350,000 and an Indemnification Agreement. Additionally, under the terms of the Croxall Employment Agreement, Mr. Croxall shall be eligible for an annual bonus if we meet certain criteria, as established by the Board of Directors, subject to standard “claw-back rights” in the event of any restatement of any prior period earnings or other results as from which any annual bonus shall have been determined.  As further consideration for his services, Mr. Croxall received a ten year option award to purchase an aggregate of One Hundred Fifty Three Thousand Eight Hundred and Forty-Six (153,846) shares of our common stock with an exercise price of $6.50 per share, after giving effect to the Reverse Split, which shall vest in twenty-four (24) equal monthly installments on each monthly anniversary of the date of the Croxall Employment Agreement. On November 18, 2013, we entered into Amendment No. 1 to the Croxall Employment Agreement (“Amendment”). Pursuant to the Amendment, the term of the Croxall Agreement shall be extended to November 14, 2017 and (ii) Mr. Croxall’s annual base salary shall be increased to $480,000, subject to a 3% increase every year, commencing on November 14, 2014.

On January 28, 2013, we entered into an employment agreement with John Stetson, our Chief Financial Officer and Secretary (the “Stetson Employment Agreement”) whereby Mr. Stetson agreed to serve as our Chief Financial Officer for a period of one year, subject to renewal, in consideration for an annual salary of $75,000.  Additionally, Mr. Stetson shall be eligible for an annual bonus if we meet certain criteria, as established by the Board of Directors, subject to standard “claw-back rights” in the event of any restatement of any prior period earnings or other results as from which any annual bonus shall have been determined.  As further consideration for his services, Mr. Stetson received a ten year option award to purchase an aggregate of Thirty Eight Thousand Four Hundred Sixty Two (38,462) shares of our common stock with an exercise price of $6.50 per share, after giving effect to the Reverse Split, which shall vest in three (3) equal annual installments on the beginning on the first annual anniversary of the date of the Stetson Employment Agreement, provided Mr. Stetson is still employed by us. In the event of Mr. Stetson’s termination prior to the expiration of his employment term under his employment agreement, unless he is terminated for Cause (as defined in the Stetson Employment Agreement), or in the event Mr. Stetson resigns without Good Reason (as defined in the Stetson Employment Agreement), we shall pay to him a lump sum in an amount equal to the sum of his (i) base salary for the prior 12 months plus (ii) his annual bonus amount during the prior 12 months.

On March 1, 2013, Mr. James Crawford was appointed as our Chief Operating Officer. Pursuant to the Employment Agreement with Mr. Crawford dated March 1, 2013 (“Crawford Employment Agreement”), Mr. Crawford shall serve as our Chief Operating Officer for two (2) years. The Crawford Employment Agreement shall be automatically renewed for successive one (1) year periods thereafter. Mr. Crawford shall be entitled to a base salary at an annual rate of $185,000, with such upward adjustments as shall be determined by the Board in its sole discretion. Mr. Crawford shall also be entitled to an annual bonus if we meet or exceed criteria adopted by the Compensation Committee of the Board for earning bonuses. Mr. Crawford shall be awarded five (5) year stock options to purchase an aggregate of five hundred thousand (500,000) shares of our common stock, with a strike price based on the closing price of our common stock on March 1, 2013, vesting in twenty-four (24) equal installments on each monthly anniversary of March 1, 2013, provided Mr. Crawford is still employed by us on each such date.

On March 1, 2013, Mr. Nathaniel Bradley was appointed as our Chief Technology Officer and President of IP Services. Pursuant to the Employment Agreement between the Company and Mr. Bradley dated March 1, 2013 (“Bradley Employment Agreement”), Mr. Bradley shall serve as the Company’s Chief Technology Officer and President of IP Services for two (2) years. The Bradley Employment Agreement shall be automatically renewed for successive one (1) year periods thereafter. Mr. Bradley shall be entitled to a base salary at an annual rate of $195,000, with such upward adjustments as shall be determined by the Board in its sole discretion. Mr. Bradley shall also be entitled to an annual bonus if the Company meets or exceeds criteria adopted by the Compensation Committee of the Board for earning bonuses. Mr. Bradley shall be awarded five (5) year stock options to purchase an aggregate of one million (1,000,000) shares of the Company’s common stock, with a strike price based on the closing price of the Company’s common stock on March 1, 2013, vesting in twenty-four (24) equal installments on each monthly anniversary of March 1, 2013, provided Mr. Bradley is still employed by the Company on each such date. On June 19, 2013, our Board accepted resignation of Mr. Nathaniel Bradley from his position of Chief Technology Officer and President of IP Services. In connection with his resignation, Mr. Bradley entered into a Separation and Release Agreement with the Company (“Separation and Release Agreement”), pursuant to which, Mr. Bradley is entitled to a severance payment of $16,250 and 125,000 options previously granted to him under his employment agreement, which - vested but were subsequently forfeited.  Pursuant to the Separation and Release Agreement, Mr. Bradley also agreed to provide periodic consultation to the Company as requested at an agreed upon hourly rate of $75.00.

On November 18, 2013, we entered into a 2-year Executive Employment Agreement with Richard Raisig (“Raisig Agreement”), pursuant to which Mr. Raisig shall serve as our Chief Financial Officer, effective December 3, 2013. Pursuant to the terms of the Raisig Agreement, Mr. Raisig shall receive a base salary at an annual rate of $250,000.00 and an annual bonus up to 100% of Mr. Raisig’s base salary as determined by the Compensation Committee of the Board. As further consideration for Mr. Raisig’s services, we agreed to issue Mr. Raisig ten (10) year stock options to purchase an aggregate of 115,000 shares of common stock, with a strike price of $5.70 per share, vesting in twenty-four (24) equal installments on each monthly anniversary of the date of the Raisig Agreement, provided Mr. Raisig is still employed by us on each such date.  On April 25, 2014, Mr. Richard Raisig resigned from his position as Chief Financial Officer of the Company.

On May 15, 2014, we entered into a 3-year Executive Employment Agreement with Francis Knuettel II (the “Knuettel Agreement”), pursuant to which Mr. Knuettel will serve as the Chief Financial Officer of the Company, effective May 15, 2014. Pursuant to the terms of the Agreement, Mr. Knuettel shall receive a base salary at an annual rate of $250,000.00 and an annual bonus up to 75% of Mr. Knuettel’s base salary as determined by the Compensation Committee of the Board. As further consideration for Mr. Knuettel’s services, the Company agreed to issue Mr. Knuettel ten (10) year stock options to purchase an aggregate of 145,000 shares of Common stock, with a strike price of $8.33 per share, vesting in thirty-six (36) equal installments on each monthly anniversary of the date of the Agreement, provided Mr. Knuettel is still employed by the Company on each such date.

Directors’ Compensation

The following summary compensation table sets forth information concerning compensation for services rendered in all capacities during 2013 and 2012 awarded to, earned by or paid to our directors. The value attributable to any Warrant Awards reflects the grant date fair values of stock awards calculated in accordance with FASB Accounting Standards Codification Topic 718. As described further in Note 6 – Stockholders’ Equity (Deficit) – Common Stock Warrants to our consolidated year-end financial statements, a discussion of the assumptions made in the valuation of these warrant awards.

Name	Fees earned or paid in cash ($)	Stock awards ($)	Warrant awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Stuart Smith 2013 2012	- -	101,250 -	- 124,725	- -	- -	- -	101,250 124,725
Craig Nard (1) 2013 2012	- -	- -	- -	- -	- -	62,863 -	62,863 -
William Rosellini 2013 2012	- -	- -	- -	- -	- -	62,863 -	62,863 -
David Rector (2) 2013 2012	- -	- -	- 124,725	- -	- -	- -	- 124,725
Joshua Bleak (3) 2013 2012	- -	- -	- 349,230	- -	- -	- -	- 349,230
Edward Kovalik 2013 2012	- -	- -	- -	- -	- -	- -	- -

(1) Craig Nard resigned from his position as Director on April 14, 2014.
(2) David Rector resigned from his position as Director on March 8, 2013.
(3) Joshua Bleak resigned from his position as Director on March 8, 2013.

Grants of Plan Based Awards and Outstanding Equity Awards at Fiscal Year-End

On August 1, 2012, our board of directors and stockholders adopted the 2012 Equity Incentive Plan, pursuant to which 769,231 shares of our common stock are reserved for issuance as awards to employees, directors, consultants, advisors and other service providers, after giving effect to the Reverse Split.

	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Doug Croxall	83,333	70,513	-	6.50	11/14/22	-	-	-	-
Doug Croxall	38,462	115,385	-	5.27	06/11/18	-	-	-	-
Doug Croxall	4,167	95,833	-	5.93	11/18/23	-	-	-	-
Richard Raisig	-	115,000	-	5.70	12/03/23	-	-	-	-
John Stetson	-	38,462	-	6.50	01/28/23	-	-	-	-
James Crawford	9,615	28,846	-	4.94	06/19/18	-	-	-	-

(1) On November 14, 2012, Mr. Croxall received an option to purchase an aggregate of 153,846 shares of common stock at $6.50 per share, after giving effect to the Reverse Split. The option shall become exercisable during the term of Mr. Croxall’s employment in twenty-four (24) equal monthly installments on each monthly anniversary of the date of the Mr. Croxall’s employment.

Long-Term Incentive Plan

On August 1, 2012, our board of directors and stockholders adopted the 2012 Equity Incentive Plan, pursuant to which 769,231 shares of our common stock are reserved for issuance as awards to employees, directors, consultants, advisors and other service providers, after giving effect to the Reverse Split.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the Board of Directors or compensation committee of any other entity that has one or more of its executive officers serving as a member of our Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

Between February 2010 and March 2010, Christopher Clitheroe, our former Secretary and a Director, loaned us an aggregate of $1,375 for operating expenses.  Between April 2011 and September 2011, Mr. Clitheroe loaned us an aggregate of $9,675 for operating expenses. These loans were non-interest bearing and were due on demand.  On December 13, 2011, Mr. Clitheroe agreed to waive these loans.

In November 2011, we issued a promissory note for $53,500 to an affiliated company owned by the officers of American Strategic Minerals Corporation (“Amicor”). The note was payable in full without interest on or before January 15, 2012. In December 2011, we issued a promissory note for $99,474 to an affiliated company owned by the officers of Amicor. The note was payable in full without interest on or before January 15, 2012. Such note was issued in connection with the execution of a lease assignment agreement between us and the affiliated company for certain mineral rights located in San Juan County, Utah. On January 30, 2012, we paid both promissory notes above for a total of $152,974. The affiliated company agreed not to charge us a late penalty fee upon satisfaction of the notes.

On January 26, 2012, we entered into a 1 year consulting agreement with GRQ Consultants, Inc., pursuant to which such consultant will provide certain services to us in consideration for which we sold to the consultant warrants to purchase an aggregate of 134,615 shares of our common stock with an exercise price of $6.50. Barry Honig is the owner of GRQ Consultants, Inc. GRQ Consultants, Inc. 401(k), which is also owned by Mr. Honig, purchased an aggregate of $500,000 of shares of Common stock in the our private placement.  In addition, we entered into an Option Agreement with Pershing and Mr. Honig is a member of Pershing’s board of directors (see Note 6). Additionally, we entered into consulting agreement with Melechdavid Inc. in consideration for which we sold to Melechdavid Inc. warrants to purchase an aggregate of 134,615 shares of our common stock with an exercise price of $6.50 per share. Our former Chief Executive Officer is the President of Melechdavid Inc. (see Note 6).

On January 26, 2012, we entered into an option agreement with Pershing pursuant to which we purchased the option to acquire certain uranium properties in consideration for (i) a $1,000,000 promissory note payable in installments upon satisfaction of certain conditions, expiring six months following issuance and (ii) 769,231 shares of our common stock. Pursuant to the terms of the note, upon the closing of a private placement in which we receive gross proceeds of at least $5,000,000, we shall repay $500,000 under the note.  Additionally, upon the closing of a private placement in which we receive gross proceeds of at least an additional $1,000,000, we shall pay the outstanding balance under the note.  The note does not bear interest.  On January 26, 2012, in conjunction with a private placement, we paid Pershing $500,000 under the terms of the note.  Pershing may have been deemed to be our initial promoter.  Additionally, Barry Honig was, until February 9, 2012, the Chairman of Pershing and had been a shareholder of Continental Resources Group, Inc., the then- controlling shareholder of Pershing, since 2009.  Mr. Honig remains a director of Pershing.  Mr. Honig is also the sole owner, officer and director of GRQ Consultants, Inc.  David Rector, a then- member of our board of directors, was the President and a director of Pershing at the time of the transaction and Joshua Bleak, our former director, was the Chief Executive Officer of Continental.  Mr. Rector resigned as the President of Pershing on March 6, 2012 and on such date was appointed as the Treasurer and Vice President of Administration and Finance of Pershing. In November 2012, David Rector resigned from Pershing as Treasurer, Vice President of Administration and Finance and member of the board of directors.

Additionally, we entered into consulting agreement with Melechdavid Inc. in consideration for which we issued to Melechdavid Inc. warrants to purchase an aggregate of 134,615 shares of our common stock with an exercise price of $6.50 per share. Our then-Chief Executive Officer, Mark Groussman, is the President of Melechdavid Inc.

On January 26, 2012, we issued a ten-year warrant to purchase an aggregate of 13,077 shares of common stock with an exercise price of $6.50 per share to Daniel Bleak, an outside consultant to us, which vests in three equal annual installments with the first installment vesting one year from the date of issuance. Daniel Bleak is the father of Joshua Bleak, a former member of our board of directors. Additionally, in August 2012, we paid Daniel Bleak $50,000 for research and business advisory services rendered pursuant to a Professional Service Agreement executed on August 1, 2012.

On January 26, 2012, we issued warrants to purchase an aggregate of 207,692 shares of common stock at an exercise price of $6.50 per share to Joshua Bleak, David Rector, Stuart Smith and George Glasier, our then- directors.

On March 19, 2012, we entered into an agreement with California Gold Corp., pursuant to which we agreed to provide California Gold Corp. with a geological review on or prior to March 30, 2012, of certain uranium properties in consideration for $125,000. David Rector, our former director, is a member of California Gold Corp.’s board of directors.

Our former principal place of business was located in a building owned by Silver Hawk Ltd., a Colorado corporation.   George Glasier, our former Chief Executive Officer, is the President and Chief Executive Officer of Silver Hawk Ltd.  We leased our office space on a month to month basis at a monthly rate of $850 pursuant to a lease effective January 1, 2012. Under the terms of a Rescission Agreement dated June 11, 2012, our lease for such office space was terminated.

On June 11, 2012, we exercised the option we purchased from Pershing through the assignment of Pershing’s wholly owned subsidiary, Continental Resources Acquisition Sub, Inc., a Florida corporation, which is the owner of 100% of the issued and outstanding common stock of each of Green Energy Fields, Inc., a Nevada corporation (which is the owner of 100% of the issued and outstanding common stock of CPX Uranium, Inc.) and ND Energy, Inc., a Delaware corporation.  Additionally, ND Energy, Inc. and Green Energy Fields, Inc. hold a majority of the outstanding membership interests of Secure Energy LLC.  Through our acquisition of the above entities, we acquired certain uranium properties and claims.

Between June 2012 and July 2012, we loaned $147,708 to an affiliated company in exchange for a secured promissory note. The note bore 6% interest per annum and shall become due and payable on or before June 29, 2013. This note was secured by a real estate property owned by the affiliated company. In November 2012, we collected a total of $218,218 from the affiliated company and such payment was applied towards the principal amount of $147,708 and interest of $70,510.  We recognized interest income of $70,510 during the year ended December 31, 2012 and are included in the loss from discontinued operations as this transaction relates to our real estate business. Barry Honig, the President of the affiliated company, is one of our shareholders.

In August 2012, we issued 23,305 shares of common stock in connection with the exercise of 46,154 stock warrants on a cashless basis. The warrant holder was Melechdavid, Inc. who purchased 46,154 warrants from a third party in June 2012. Our former Chief Executive Officer is the President of Melechdavid, Inc. Additionally, in November 2012, we received a notice from the former Chief Executive Officer that the former Chief Executive Officer had violated Section 16(b) of the Exchange Act as a result of certain purchases and sales of shares of our common stock made by the former Chief Executive Officer within a period of less than six months that generated short-swing profits under Section 16(b). In December 2012, the former Chief Executive Officer made a $50,000 payment to us in disgorgement of the short-swing profits.

On November 14, 2012, we entered into a share exchange agreement with Sampo and the members of Sampo.  Upon closing of the transaction contemplated under the share exchange agreement, on November 14, 2012, the Sampo Members (six members) transferred all of the issued and outstanding membership interests of Sampo to us in exchange for an aggregate of 711,538 shares of our common stock.  Such exchange caused Sampo to become our wholly-owned subsidiary. LVL Patent Group LLC, of which Mr. Croxall is the Chief Executive Officer, and John Stetson were former members of Sampo and received 307,692 and 38,462 shares of our common stock, respectively, in connection with the share exchange.

On May 13, 2013, we entered into a six year advisory services agreement (the "Advisory Services Agreement") with IP Nav, of which Erich Spangenberg is Chief Executive Officer. Mr. Spangenberg is an affiliate of the Company. The terms of the Advisory Services Agreement provides that, in consideration for its services as intellectual property licensing agent, the Company will pay to IP Nav between 10% and 20% of the gross proceeds of certain licensing campaigns in which IP Nav acts as intellectual property licensing agent.

On May 31, 2013, Barry Honig, a beneficial owner of more than 5% of our common stock at the time, purchased an aggregate of $100,000 of shares of common stock and warrants in our private placement.

On August 2, 2013, GRQ Consultants Inc. 401K funded a subscription of $150,000 of shares of common stock and warrants in our private placement, which was assigned to it by another investor. Barry Honig is the trustee of GRQ Consultants Inc. 401K and was a beneficial owner of more than 5% of our common stock at the time of the transaction.

On November 11, 2013, we entered into a consulting agreement with Kairix Analytics, Ltd., an Ohio limited liability company (“Kairix”), pursuant to which we granted options to acquire 300,000 shares of common stock to Kairix in exchange for services. The options shall vest 33%, 33% and 34% on each annual anniversary of the date of the issuance. Craig Nard, a member of our board of directors, is a principal of Kairix.  We terminated the consulting agreement with Kairix on June 18, 2014, with an effective date of July 19, 2014, which among other things, terminated Kairix’s option to purchase shares under the consulting agreement.

On November 14, 2012, upon the closing of the Sampo Share Exchange, LVL Patent Group LLC, in which Mr. Croxall, our Chief Executive Officer, was also the Chief Executive Officer of LVL Patent Group LLC. and John Stetson, were former members of Sampo, received 307,692 and 38,461 shares of the Company’s common stock, respectively, in connection with the Sampo Share Exchange.

On November 18, 2013, we entered into Amendment No. 1 to the Executive Employment Agreement with our Chief Executive Officer and Chairman, Doug Croxall, pursuant to which Mr. Croxall’s base salary was raised to $480,000, subject to a 3% increase every year commencing on November 14, 2013. We also granted Mr. Croxall a bonus of $350,000 and ten year stock options to purchase an aggregate of 100,000 shares of our common stock, with a strike price of $5.93 per share (representing the closing price on the date of grant), vesting in twenty-four (24) equal installments on each monthly anniversary of the date of grant.

On November 18, 2013, we entered into a consulting agreement with Jeff Feinberg (“Feinberg Agreement”), pursuant to which we agreed to grant Mr. Feinberg 100,000 shares of our restricted common stock; 50% of which shall vest on the one-year anniversary of the Feinberg Agreement and the remaining 50% of which shall vest on the second year anniversary of the Feinberg Agreement. Mr. Feinberg is one of two trustees of The Feinberg Family Trust and with his wife, holds shared voting and dispositive power over shares held by The Feinberg Family Trust, which beneficially owns more than 10% our common stock.

On May 2, 2014, we entered into an opportunity agreement (the “Marathon Opportunity Agreement”) with Erich Spangenberg, whom is an affiliate of the Company.  The terms of the Marathon Opportunity Agreement provide that we have ten business days after receiving notice from Mr. Spangenberg to provide up to 50% of the funding for certain opportunities relating to the licensing, intellectual property acquisitions and/or intellectual property enforcement actions in which Mr. Spangenberg, IP Nav or any entity controlled by Mr. Spangenberg, other than: (i) IP Nav or any of its affiliates, and (ii) Medtech Development, LLC or any of its affiliates.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of July 30, 2014 : (i) by each of our directors, (ii) by each of the Named Executive Officers, (iii) by all of our executive officers and directors as a group, and (iv) by each person or entity known by us to beneficially own more than five percent (5%) of any class of our outstanding shares. The percentage ownership of each beneficial owner is calculated after giving effect to the Reverse Split. As of  July 30, 2014 , there were 5,721,370 shares of our common stock outstanding, after giving effect to the Reverse Split.

Amount and Nature of Beneficial Ownership (1)
Name and Address of Beneficial Owner	Common Stock		Preferred		Options		Warrants		Total	Percentage of Common Stock (%)

Officers and Directors

Doug Croxall (Chairman and CEO)	307,692	(2)			278,830	(3)	0		586,522	9.78%

John Stetson (EVP, Secretary and Director)	180,824	(4)	30,769 (20)		12,820	(5)	10,893	(6)	235,306	4.07%

Francis Knuettel II (CFO)	0				16,112	(17)	0		16,112	*

James Crawford (COO)	0				24,030	(7)	0		24,030	*

Stuart Smith (Director)	105,770		5,000 (9)		0		25,289	(8)	136,059	2.37%

William Rosellini (Director)	0				9,764	(10)	0		9,764	*

Edward Kovalik (Director)	0				4,998	(21)	0		4,998	*

All Directors and Executive Officers ( seven persons )	594,286		35,769		346,554		36,182		1,012,791	16.05%

Persons owning more than 5% of voting securities
Erich and Audrey Spangenberg (19)	813,462	(12)	0 (13)		0		24,039		837,501	14. 58%

Jeff Feinberg	116,102		270,366	(22)	0	(23)	185,096	(11)	571,564	9.99%

Barry Honig	393,156	(15)	102,482	(24)	0		75,926	(16)	571,564	9.99%

* Less than 1%

(1) Amounts set forth in the table and footnotes gives effect to the Reverse Split that we effectuated on July 18, 2013. In determining beneficial ownership of our common stock as of a given date, the number of shares shown includes shares of common stock which may be acquired on exercise of warrants or options or conversion of convertible securities within 60 days of that date. In determining the percent of common stock owned by a person or entity on July 30, 2014 , (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which may be acquired within 60 days on exercise of warrants or options and conversion of convertible securities, and (b) the denominator is the sum of (i) the total shares of common stock outstanding on July 30, 2014 (5,721,370), and (ii) the total number of shares that the beneficial owner may acquire upon conversion of the preferred and on exercise of the warrants and options, subject to limitations on conversion and exercise as more fully described in note 10 below. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of its shares.

(2) Held by LVL Patent Group LLC, over which Mr. Croxall holds voting and dispositive power.

(3) Represents (i) options to purchase 141,020 shares of common stock at an exercise price of $6.50 per share, (ii) options to purchase 96,150 shares of common stock at an exercise price of $5.265 per share and (iii) options to purchase 41,660  shares of common stock at an exercise price of $5.93 per share and excludes (i) options to purchase 12,826  shares of common stock at an exercise price of $6.50 per share, (ii) options to purchase 57,696 shares of common stock at an exercise price of $5.265 per share and (iii) options to purchase 58,340 shares of common stock at an exercise price of $5.93 per share that are not exercisable within 60 days of July 30 , 2014.

(4) Represents 121,786 shares held by Mr. Stetson individually, 5,769 shares held by HS Contrarian Investments LLC and 53,269 shares held by Stetson Capital Investments, Inc. Mr. Stetson is the President of Stetson Capital Investments, Inc. and the manager of HS Contrarian Investments LLC and in such capacities is deemed to have voting and dispositive power over shares held by such entities.

(5) Represents options to purchase 12,820 shares of common stock at an exercise price of $6.50 per share and excludes options to purchase 25,642 shares of common stock at an exercise price of $6.50 per share that do not vest and are not exercisable within 60 days of July 30, 2014 .

(6) Represents (i)  a warrant to purchase 3,201 shares of common stock at an exercise price of $7.80 per share  and (ii) a warrant to purchase 7,692 shares of common stock at an exercise price of $7.50 per share.

(7) Represents options to purchase 24,030 shares of common stock at an exercise price of $4.94 per share and excludes options to purchase 14,432 shares of common stock that do not vest and are not exercisable within 60 days of July 30, 2014.

(8) Represents (i) a warrant to purchase 14,423 shares of common stock at an exercise price of $6.50 per share and (ii) a warrant to purchase 5,769 shares of common stock held by Stetson Capital Investments, Inc. and (iii) a warrant to purchase 1,923 shares of common stock held by Stetson Capital Investments, Inc. Retirement Plan. John Stetson is the President of Stetson Capital Investments, Inc. and the trustee of Stetson Capital Investments, Inc. Retirement Plan and is deemed to hold voting and dispositive power of the shares held by such entities.

(9) Represents 5,000 shares of common stock underlying Series A Preferred Stock.

(10) Represents (i) options to purchase 2,564 shares of common stock at an exercise price of $6.50 per share and (ii) options to purchase 7,200 shares of common stock at an exercise price of $5.265 per share and excludes (i) options to purchase 5,128 shares of common stock at an exercise price of $6.50 per share and (ii) options to purchase 4,338shares of common stock at an exercise price of $5.265 per share that do not vest and are not exercisable within 60 days of July 30, 2014.

(11) Represents (i) 50% of a warrant to purchase 216,346 shares of common stock at an exercise price of $6.50 per share held by The Feinberg Family Trust and (ii) a warrant to purchase 76,923 shares of common stock held by Jeffrey. Jeffrey Feinberg is one of two trustees of The Feinberg Family Trust and holds shared voting and dispositive power over shares held by The Feinberg Family Trust with his wife. Jeffrey Feinberg disclaims beneficial ownership as to 50% of such amount held by The Feinberg Family Trust due to pending divorce.

(12) Includes (i) 153,846 shares of Common Stock owned directly by Erich Spangenberg, (ii) 150,000 shares of Common Stock held directly by TT IP, LLC, of which Erich Spangenberg is the beneficial owner; (iii) 48,077 shares of Common Stock held directly by IPNav Capital, LLC (“IPNav Capital”), of which Erich Spangenberg is the beneficial owner; and (iv) 461,539 shares directly owned by TechDev, of which Audrey Spangenberg is the beneficial owner.

(13) Excludes  (i) 195,500 shares of common stock issuable upon conversion of shares of Series B Convertible Preferred Stock held directly by TechDev, of which Audrey Spangenberg is the beneficial owner, and (ii) 195,500 shares of common stock issuable upon conversion of shares of Series B Convertible Preferred Stock held directly by Granicus, of which Erich Spangenberg is the beneficial owner, because pursuant to the terms of the Series B Convertible Preferred Stock, the holders cannot convert any of the Series B Convertible Preferred Stock if such holders would beneficially own, after any such conversion, more than 9.99% of the outstanding shares of common stock (the “9.99% Blocker”). The number of shares and percentage set forth in the table give effect to the 9.99% Blocker.

(14) Represents 232,204 shares of common stock held by The Feinberg Family Trust.  Jeffrey Feinberg is one of two trustees of the Trust and holds shared voting and dispositive power over shares held by the Trust with his wife. Jeffrey   Feinberg disclaims beneficial ownership as to 50% of such amount due to pending divorce.  Excludes 100,000 shares of common stock, 50% of which shall vest on November 18, 2014 and the remaining 50% of which shall vest on November 18, 2015.

(15) Represents 90,527 shares of common stock directly, 39,700shares of common stock held by GRQ Consultants, Inc. (“GRQ”), 92,515 shares of common stock held by GRQ Consultants, Inc. 401k Plan (“GRQ 401k Plan”), 57,408 shares of common stock held by GRQ Consultants, Inc. Defined Benefit Plan (“GRQ Defined Plan”), 102,217 shares of common stock held by GRQ Consultants, Inc. Roth 401k Plan (“GRQ Roth 401k Plan”) and 10,789 shares of common stock held by Barry and Renee Honig Charitable Foundation, Inc (“Honig Foundation”). Mr. Honig is the President of GRQ and the Honig Foundation and the trustee of GRQ 401k Plan, GRQ Defined Plan and GRQ Roth 401k Plan and is deemed to hold voting and dispositive power over shares held by such entities.

(16) Represents 9,616 shares of common stock underlying warrants with an exercise price of $6.50 per share held directly, 14,423 shares of common stock underlying warrants with an exercise price of $6.50 per share and 31,731 shares of common stock underlying warrants with an exercise price of $7.50 per share held by GRQ 401k Plan, 11,502shares of common stock underlying warrants with an exercise price of $7.80 per share, held by GRQ Roth 401k Plan, 962 shares of common stock underlying warrants with an exercise price of $7.50 per share held by GRQ and 7,692 shares of common stock underlying warrants with an exercise price of $7.50 per share.

(17)  Represents options to purchase 16,112 shares of common stock at an exercise p rice of $8.33 per share and excludes options to purchase 128,888 shares of common stock that do not vest and are not exercisable within 60 days of July 30, 2014.

(18)  Represents 24,039 shares of common stock issuable upon exercise of a warrant held by IPNav Capital, of which Erich Spangenberg is the beneficial owner.

(19)  Erich Spangenberg is the sole member of TT IP, LLC. Accordingly, Erich Spangenberg may be deemed to beneficially own all of the shares that are owned by TT IP, LLC.  IP Navigation Group, LLC is the sole member of IPNav Capital. Erich Spangenberg is the managing member and owner of 90% of the membership interests in IP Navigation Group, LLC. Accordingly, Erich Spangenberg may be deemed to beneficially own all of the shares that are owned by IPNav Capital. Acclaim Financial Group, LLC (“AFG”) is the sole member of TechDev. Accordingly, AFG may be deemed to beneficially own all of the shares of Common Stock that are owned by TechDev. Audrey Spangenberg is the sole managing member of AFG, and accordingly may be deemed to beneficially own all of the shares that are owned by TechDev. Erich Spangenberg owns 99% of the membership interests of Granicus. Accordingly, Erich Spangenberg may be deemed to beneficially own all of the shares that are owned by Granicus.

Erich Spangenberg, the spouse of Audrey Spangenberg, may be deemed to beneficially own all of the shares of Common Stock that are owned by Audrey Spangenberg and Audrey Spangenberg may be deemed to beneficially own all of the shares of Common Stock that are owned by Erich Spangenberg.

(20) Represents (i) 23,077 shares of common stock underlying shares of Series A Preferred Stock held by Stetson Capital Investments, Inc. and (ii) 7,692 shares of common stock underlying Series A Preferred Stock held by Stetson Capital Investments, Inc. Retirement Plan. John Stetson is the President of Stetson Capital Investments, Inc. and the trustee of Stetson Capital Investments, Inc. Retirement Plan and is deemed to hold voting and dispositive power of the shares held by such entities.

(21) Represents options to purchase 4,998 shares of common stock at an exercise price of $6.59 per share and excludes options to purchase 5,002 shares of common stock that do not vest and are not exercisable within 60 days of July 30, 2014.

(22) Represents 307,692 shares of common stock underlying Series A Preferred Stock of which 37,326 shares of common stock underlying Series A Preferred Stock are excluded due to a 9.99% blocker that limits conversion in excess of 9.99% of our issued and outstanding common stock.

(23) Excludes options to purchase 100,000 shares of common stock that do not vest and are not exercisable within 60 days of June 17, 2014.

(24) Represents 3,846 shares of common stock underlying Series A Preferred Stock held by GRQ, 126,923 shares of common stock underlying Series A Preferred Stock held by GRQ 401K and 30,769 shares of common stock underlying Series A Preferred Stock held by Honig Foundation of which 59,056 shares of common stock underlying Series A Preferred Stock are excluded due to a 9.99% blocker that limits conversion in excess of 9.99% of our issued and outstanding common stock.

SELLING STOCKHOLDERS

Up to 1,274,667  shares of common stock are being offered by this prospectus, all of which are being registered for sale for the account of the selling stockholders and include the following:

•
1,019,733 shares of common stock issuable upon the conversion of the Company’s $0.0001 par value Series A Preferred Stock issued to investors in the private placement conducted May 1, 2014, after giving effect to the Reverse Split; and

•	254,934 shares of common stock issuable upon the exercise of outstanding warrants issued to investors in the private placement conducted May 1, 2014, after giving effect to the Reverse Split.

Each of the transactions by which the selling stockholders acquired their securities from us was exempt under the registration provisions of the Securities Act.

The 1,274,667  shares of common stock referred to above are being registered to permit public sales of the shares, and the selling stockholders may offer the shares for resale from time to time pursuant to this prospectus.  The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares. We may from time to time include additional selling stockholders in supplements or amendments to this prospectus.

The table below sets forth certain information regarding the selling stockholders and the shares of our common stock offered by them in this prospectus. The selling stockholders have not had a material relationship with us within the past three years other than as described in the footnotes to the table below or as a result of acquisition of our shares or other securities. None of the selling stockholders is a broker dealer or an affiliate of a broker dealer other than as described in the footnotes to the table below.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”). The selling stockholders’ percentage of ownership of our outstanding shares in the table below is based upon  5,721,370 shares of common stock outstanding as of July 30, 2014 .

Name and Address of Stockholder	Total Number of Shares of Common stock Held Prior to Offering (1)		Number of Shares of Common stock Offered Pursuant to this Prospectus		Shares Beneficially Owned After the Offering (Number) (1)(3)		Shares Beneficially Owned After the Offering (Percentage) (1)(2)
Barry and Renee Honig Charitable Foundation, Inc. (4)	49,252	(5)	38,463	(55)	10,789		*
Michael Brauser	157,081	(6)	57,692	(7)	99,389		1.42%
Del Mar Master Fund, Ltd. (8)	346,154	(9)	192,308	(10)	192,308		2.75%
The Del Mar Consulting Group, Inc. Retirement Plan Trust (11)	9,375	(12)	9,375	(12)	0		*
Ryan Fee	19,231	(13)	19,231	(13)	0		*
Jeffrey L. Feinberg	571,564	(14)	389,423	(15)	224,275	(16)	1.63%
GRQ Consultants, Inc. (17)	44,508	(18)	4,808	(19)	39,700		*
GRQ Consultants, Inc. 401k Plan (20)	265,592	(21)	158,654	(22)	106,938	(23)	1.86%
Four Kids Investment Fund LLC (24)	96,154	(25)	96,154	(25)	0		*
Larry Hopfenspirger	18,750	(26)	18,750	(26)	0		*
Laidlaw & Company (UK) Ltd. (27)	19,231	(28)	19,231	(28)	0		*
Brett E. Nesland	25,000	(29)	125,000	(30)	12,500		*
John O’Rourke	32,023	(31)	20,000	(32)	12,023		*
Evan Panesis	19,231	(33)	19,231	(33)	0		*
The Prag Children’s Trust fbo/ Andrew Prag (Thomas Varga, Trustee) (34)	9,375	(35)	9,375	(35)	0		*
The Prag Children’s Trust fbo/ Robert B. Prag, Jr. (Thomas Varga, Trustee) (36)	9,375	(37)	9,375	(37)	0		*
Robert Prag	125,000	(53)	50,000	(38)	65,625	(54)	*
Riding the Bull LLC (39)	38,463	(40)	38,463	(40)	0		*
Sandor Capital Master Fund (41)	125,963	(42)	19,231	(43)	110,578		1.58%
Jack A. Scott	52,500	(44)	52,500	(44)	0		*
Stuart Smith	136,059	(45)	6,250	(46)	129,809	(47)	1.85%
Stetson Capital Investments, Inc. (48)	82,115	(49)	28,846	(50)	53,269		*
Stetson Capital Investments, Inc. Retirement Plan (51)	9,615	(52)	9,615	(52)	0		*
TOTAL			1,274,667
* represents less than 1%.

(1) Under applicable SEC rules, a person is deemed to beneficially own securities which the person as the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of a convertible security. Also under applicable SEC rules, a person is deemed to be the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) voting power, which includes the power to vote or direct the voting of the security, or (b) investment power, which includes the power to dispose, or direct the disposition, of the security, in each case, irrespective of the person’s economic interest in the security. Each listed selling stockholder has the sole investment and voting power with respect to all shares of common stock shown as beneficially owned by such selling stockholder, except as otherwise indicated in the footnotes to the table.

(2) As of July 30, 2014, there were 5,721,370 shares of our common stock issued and outstanding. In determining the percent of common stock beneficially owned by a selling stockholder on July 30, 2014 , (a) the numerator is the number of shares of common stock beneficially owned by such selling stockholder (including shares that he has the right to acquire within 60 days of July 30, 2014 ), and (b) the denominator is the sum of (i) the 6,883,119 shares outstanding after offering based upon 5,603,646 shares of common stock outstanding on July 30, 2014 , after giving effect to the Reverse Split and (ii) the number of shares of common stock which such selling stockholders has the right to acquire within 60 days of July 30, 2014 after offering.

(3) Represents the amount of shares that will be held by the selling stockholders after completion of this offering based on the assumptions that (a) all shares registered for sale by the registration statement of which this prospectus is part will be sold and (b) that no other shares of our common stock beneficially owned by the selling stockholders are acquired or are sold prior to completion of this offering by the selling stockholders.

(4) Barry Honig is the trustee of the Barry and Renee Honig Charitable Foundation, Inc., and holds voting and dispositive power over shares held by Barry and Renee Honig Charitable Foundation, Inc.

(5) Includes (i) 10,789 shares of common stock, (ii) 30,770 shares of common stock underlying the shares of Series A Preferred Stock being offered by this prospectus, and (iii) 7,693 shares of common stock underlying the warrants being offered by this prospectus.

(6) Includes (i) 99,389 shares of common stock, (ii) 46,154 shares of common stock underlying shares of Series A Preferred Stock being offered by this prospectus, and (iii) 11,538 shares of common stock underlying warrants being offered by this prospectus.

(7) Includes (i) 46,154 shares of common stock underlying shares of Series A Preferred Stock being offered by this prospectus, and (ii) 11,538 shares of common stock underlying warrants being offered by this prospectus.

(8) Del Mar Asset Management, LP (“DMAM”), a Delaware limited partnership serves as the investment manager of the Del Mar Master Fund, Ltd., a Cayman Islands exempted company. Del Mar Management, LLC (“GP”), a Delaware limited liability company, serves as the general partner of DMAM. David Freelove is the managing member of the GP, and therefore holds voting and dispositive power over shares held by the Del Mar Master Fund, Ltd.

(9) Includes (i) 346,154 shares of common stock, (ii) 153,846 shares of common stock underlying shares of Series A Preferred Stock being offered by this prospectus, and (iii) 38,462 shares of common stock underlying warrants being offered by this prospectus.

(10) Includes (i) 153,846 shares of common stock underlying shares of Series A Preferred Stock being offered by this prospectus, and (ii) 38,462 shares of common stock underlying warrants being offered by this prospectus.

(11) Robert Prag is the trustee of The Del Mar Consulting Group, Inc. Retirement Plan Trust, and holds voting and dispositive power over shares held by The Del Mar Consulting Group, Inc. Retirement Plan Trust.

(12) Includes (i) 7,500 shares of common stock underlying shares of Series A Preferred Stock being offered by this prospectus, and (ii) 1,875 shares of common stock underlying warrants being offered by this prospectus.

(13) Includes (i) 15,385 shares of common stock underlying shares of Series A Preferred Stock being offered by this prospectus, and (ii) 3,846 shares of common stock underlying warrants being offered by this prospectus.

(14) Represents (i) 116,102 shares of common stock, (ii) 50% of a warrant to purchase 216,346 shares of common stock at an exercise price of $6.50 per share held by The Feinberg Family Trust, (iii) a warrant to purchase 76,923 shares of common stock held by Jeffrey Feinberg, (iv) 307,692 shares of common stock underlying Series A Preferred Stock of which 37,326 shares of common stock underlying Series A Preferred Stock are excluded due to a 9.99% blocker that limits conversion in excess of 9.99% of our issued and outstanding common stock. Also excludes options to purchase 100,000 shares of common stock that do not vest and are not exercisable within 60 days of June 17, 2014. Jeffrey Feinberg is one of two trustees of The Feinberg Family Trust and holds shared voting and dispositive power over shares held by The Feinberg Family Trust with his wife. Jeffrey Feinberg disclaims beneficial ownership as to 50% of such amount held by The Feinberg Family Trust due to pending divorce.

(15) Includes (i) 307,692 shares of Common stock underlying shares of Series A Preferred Stock being offered by this prospectus, and (ii) 76,923 shares of common stock underlying warrants being offered by this prospectus.

(16) Represents (i) 116,102 shares of common stock, and (ii) 50% of a warrant to purchase 216,346 shares of common stock at an exercise price of $6.50 per share held by The Feinberg Family Trust. Excludes options to purchase 100,000 shares of common stock that do not vest and are not exercisable within 60 days of June 17, 2014. Jeffrey Feinberg is one of two trustees of The Feinberg Family Trust and holds shared voting and dispositive power over shares held by The Feinberg Family Trust with his wife. Jeffrey Feinberg disclaims beneficial ownership as to 50% of such amount held by The Feinberg Family Trust due to pending divorce.

(17) Barry Honig is the president of GRQ Consultants, Inc. and holds voting and dispositive power over shares held by GRQ Consultants, Inc.

(18) Includes (i) 39,700 shares of common stock, (ii) 3,846 shares of common stock underlying shares of Series A Preferred Stock being offered by this prospectus, and (iii) 962 shares of common stock underlying warrants being offered by this prospectus.

(19) Includes (i) 3,846 shares of common stock underlying shares of Series A Preferred Stock being offered by this prospectus, and (ii) 962 shares of common stock underlying warrants being offered by this prospectus.

(20) Barry Honig is the trustee of the GRQ Consultants, Inc. 401k Plan, and holds voting and dispositive power over shares held by the GRQ Consultants, Inc. 401k Plan.

(21) Includes (i) 92,515 shares of common stock, (ii) 14,423 shares of common stock underlying warrants with an exercise price of $6.50 per share, (iii) 126,923 shares of common stock underlying shares of Series A Preferred Stock being offered by this prospectus, and (iv) 31,731 shares of common stock underlying warrants being offered by this prospectus.

(22) Includes (i) 126,923 shares of common stock underlying shares of Series A Preferred Stock being offered by this prospectus, and (ii) 31,731 shares of common stock underlying warrants being offered by this prospectus.

(23) Includes (i) 121,933 shares of common stock, and (ii) 14,423 shares of common stock underlying warrants with an exercise price of $6.50 per share.

(24) Alan S. Honig is the managing member of the Four Kids Investment Fund LLC, and holds voting and dispositive power over shares held by the Four Kids Investment Fund LLC.

(25) Includes (i) 76,923 shares of common stock underlying shares of Series A Preferred Stock being offered by this prospectus, and (ii) 19,231 shares of common stock underlying warrants being offered by this prospectus.

(26) Includes (i) 15,000 shares of common stock underlying shares of Series A Preferred Stock being offered by this prospectus, and (ii) 3,750 shares of common stock underlying warrants being offered by this prospectus.

(27) Osea Zuluaga is the Financial Operations Principal of Laidlaw & Company (UK) Ltd., and holds voting and dispositive power over shares held by Laidlaw & Company (UK) Ltd.

(28) Includes (i) 15,385 shares of common stock underlying shares of Series A Preferred Stock being offered by this prospectus, and (ii) 3,846 shares of common stock underlying warrants being offered by this prospectus.

(29) Includes (i) 12,500 shares of common stock, (ii) 10,000 shares of common stock underlying shares of Series A Preferred Stock being offered by this prospectus, and (iii) 2,500 shares of common stock underlying warrants being offered by this prospectus.

(30) Includes (i) 10,000 shares of common stock underlying shares of Series A Preferred Stock being offered by this prospectus, and (ii) 2,500 shares of common stock underlying warrants being offered by this prospectus.

(31) Includes (i) 12,023 shares of common stock, (ii) 16,000 shares of common stock underlying shares of Series A Preferred Stock being offered by this prospectus, and (iii) 4,000 shares of common stock underlying warrants being offered by this prospectus.

(32) Includes (i) 16,000 shares of common stock underlying shares of Series A Preferred Stock being offered by this prospectus, and (ii) 4,000 shares of common stock underlying warrants being offered by this prospectus.

(33) Includes (i) 15,385 shares of common stock underlying shares of Series A Preferred Stock being offered by this prospectus, and (ii) 3,846 shares of common stock underlying warrants being offered by this prospectus.

(34) Thomas Varga is trustee of The Prag Children’s Trust fbo/ Andrew Prag, and holds voting and dispositive power over shares held by The Prag Children’s Trust fbo/ Andrew Prag.

(35) Includes (i) 7,500 shares of common stock underlying shares of Series A Preferred Stock being offered by this prospectus, and (ii) 1,875 shares of common stock underlying warrants being offered by this prospectus.

(36) Thomas Varga is trustee of The Prag Children’s Trust fbo/ Robert B. Prag, Jr., and holds voting and dispositive power over shares held by The Prag Children’s Trust fbo/ Robert B. Prag, Jr.

(37) Includes (i) 7,500 shares of common stock underlying shares of Series A Preferred Stock being offered by this prospectus, and (ii) 1,875 shares of common stock underlying warrants being offered by this prospectus.

(38) Includes (i) 40,000 shares of common stock underlying shares of Series A Preferred Stock being offered by this prospectus, and (ii) 10,000 shares of common stock underlying warrants being offered by this prospectus.

(39) Mark Groussman is the managing member of Riding the Bull, LLC, and holds voting and dispositive power over shares held by Riding the Bull, LLC.

(40) Includes (i) 30,770 shares of common stock underlying shares of Series A Preferred Stock being offered by this prospectus, and (ii) 7,693 shares of common stock underlying warrants being offered by this prospectus.

(41) John S. Lemak may be deemed to hold voting and dispositive power over securities of the Company held by Sandor Capital Master Fund.

(42) Includes (i) 110,578 shares of common stock, (ii) 15,385 shares of common stock underlying shares of Series A Preferred Stock being offered by this prospectus, and (iii) 3,846 shares of common stock underlying warrants being offered by this prospectus.

(43) Includes (i) 15,385 shares of common stock underlying shares of Series A Preferred Stock being offered by this prospectus, and (ii) 3,846 shares of common stock underlying warrants being offered by this prospectus.

(44) Includes (i) 42,000 shares of common stock underlying shares of Series A Preferred Stock being offered by this prospectus, and (ii) 10,500 shares of common stock underlying warrants being offered by this prospectus.

(45) Includes (i) 105,770 shares of common stock, (ii) a warrant to purchase 14,423 shares of common stock at an exercise price of $6.50 per share, (iii) a warrant to purchase 9,616 shares of common stock at an exercise price of $7.80 per share, (iv) 5,000 shares of common stock underlying shares of Series A Preferred Stock being offered by this prospectus, and (v) 1,250 shares of common stock underlying warrants being offered by this prospectus.

(46) Includes (i) 5,000 shares of common stock underlying shares of Series A Preferred Stock being offered by this prospectus, and (ii) 1,250 shares of common stock underlying warrants being offered by this prospectus.

(47) Includes (i) 105,770 shares of common stock, (ii) a warrant to purchase 14,423 shares of common stock at an exercise price of $6.50 per share, and (iii) a warrant to purchase 9,616 shares of common stock at an exercise price of $7.80 per share.

(48) John Stetson is the President of Stetson Capital Investments, Inc., and holds voting and dispositive power over shares held by Stetson Capital Investments, Inc.

(49) Includes (i) 53,269 shares of common stock, (ii) 23,077 shares of common stock underlying shares of Series A Preferred Stock being offered by this prospectus, and (iii) 5,769 shares of common stock underlying warrants being offered by this prospectus.

(50) Includes (i) 23,077 shares of common stock underlying shares of Series A Preferred Stock being offered by this prospectus, and (ii) 5,769 shares of common stock underlying warrants being offered by this prospectus.

(51) John Stetson is the trustee of the Stetson Capital Investments, Inc. Retirement Plan, and holds voting and dispositive power over shares held by Stetson Capital Investments, Inc. Retirement Plan.

(52) Includes (i) 7,692 shares of common stock underlying shares of Series A Preferred Stock being offered by this prospectus, and (ii) 1,923 shares of common stock underlying warrants being offered by this prospectus.

(53) Represents (i) 40,000 shares of common stock underlying shares of Series A Preferred Stock being offered by this prospectus, and (ii) 10,000 shares of common stock underlying warrants being offered by this prospectus, (iii) 20,000 shares of common stock held by Robert Prag, (iv) 5,300 shares of common stock, 7,500 shares of common stock underlying Series A Preferred Stock being offered by this prospectus and 1,875 shares of common stock underlying warrants being offered by this prospectus held by The Del Mar Consulting Group, Inc. Retirement Plan Trust and (v) 40,325 shares of common stock held by The Del Mar Consulting Group, Inc.

(54) Represents (i) 20,000 shares of common stock held by Robert Prag, (iv) 5,300 shares of common stock held by The Del Mar Consulting Group, Inc. Retirement Plan Trust and (v) 40,325 shares of common stock held by The Del Mar Consulting Group, Inc.

(55) Includes (i) 30,770 shares of common stock underlying Series A Preferred Stock being offered by this prospectus and (ii) 7,693 shares of common stock underlying warrants being offered by this prospectus.

* represents less than 1%.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

We have 250,000,000 authorized shares of capital stock, par value $0.0001 per share, of which 200,000,000 shares are common stock and 50,000,000 shares are “blank-check” preferred stock.

Capital Stock Issued and Outstanding

On July 18, 2013, we effectuated a Reverse Split at a ratio of 1-for-13. We have issued and outstanding securities on a fully diluted basis as of July 30, 2014 , after giving effect to the Reverse Split:

•	5,721,370 shares of common stock;
•	1,019,733 shares of Series A Preferred Stock;
•	391,000 shares of Series B Preferred Stock;
•	Warrants to purchase 912,144 shares of common stock; and
•	Options to purchase 969,715 shares of common stock

Common stock

As of July 30, 2014 , 5,721,370 shares of common stock were issued and outstanding. The holders of our common stock have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon the liquidation, dissolution or winding up of our affairs. Holders of shares of common stock do not have preemptive, subscription or conversion rights.

Holders of shares of common stock are entitled to one vote per share on all matters which shareholders are entitled to vote upon at all meetings of shareholders. The holders of shares of common stock do not have cumulative voting rights, which means that the holders of more than 50% of our outstanding voting securities can elect all of our directors.

The payment of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors. We have not paid any dividends since our inception and do not intend to pay any cash dividends in the foreseeable future, but intend to retain all earnings, if any, for use in our business.

Series A Preferred Stock

As of July 30, 2014 , 1,019,733 shares of Series A Preferred Stock were issued and outstanding.  The terms of the Series A Preferred Stock are summarized below:

Rank.  The Series A Preferred Stock will rank senior to common stock and to all other classes and series of our equity securities which by its terms do not rank on a parity with or senior to the Series A Preferred Stock.

Dividend.  The holders of Series A Preferred Stock will be entitled to receive dividends at an annual rate equal to 8% based on a value of $6.50 per share, payable quarterly commencing on January 31, 2015.  We may pay dividends on the Series A Preferred Stock in shares of common stock, with each share of common stock being valued at the higher of $6.50 per share or the thirty day VWAP (as defined in the Series A Certificate of Designations) as of the trading day immediately prior to the date that the dividend is to be paid.  All accrued and unpaid dividends, if any, shall be mandatorily paid immediately prior to the earlier to occur of: (i) a liquidation, dissolution or winding up for the Company, (ii) a voluntary conversion by the holder of the Series A Preferred Stock, or (iii) a mandatory conversion pursuant to the terms of the Series A Certificate of Designations, and as further described below.

Liquidation Preference.  In the event of a liquidation, dissolution or winding up of the Company, the holders of the Series A Preferred Stock will be entitled to receive $6.50 per share of the respective preferred stock held, before any payments are made to holders of common stock or any other class or series of the Company’s capital stock ranking junior as to liquidation rights to Series A Preferred Stock. After such payment to the holders of Series A Preferred Stock, holders of shares of Series A Preferred Stock will not be entitled to any further participation as such in any distribution of the assets of the Company.

Voting Rights.  As long as more than 25% of the Series A Preferred Stock remain outstanding, we may not, and may not permit any subsidiary to, without the affirmative vote or consent of the holders of at least a majority of the Series A Preferred Stock outstanding at the time: (i) incur Indebtedness or authorize, create, issue or increase the authorized or issued amount of any class or series of stock, including but not limited to the issuance of any more shares of previously authorized Preferred Stock, ranking prior to the Series A Preferred Stock, with respect to the distribution of assets on liquidation, dissolution or winding up; (ii) amend, alter or repeal the provisions of the Series A Preferred Stock, whether by merger, consolidation or otherwise, so as to adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock; (iii) repurchase, redeem or pay dividends on (whether in cash, in kind, or otherwise), shares of our stock that are junior to the Series A Preferred; (iv) amend our Articles of Incorporation or By-Laws so as to affect materially and adversely any right, preference, privilege or voting power of the Series A Preferred Stock; (v) effect any distribution with respect to stock junior to or on parity with the Series A Preferred Stock; or (vi) reclassify our outstanding securities.  “Indebtedness” means (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptance, current swap agreements, interest rate swaps, or other financial products, (c) all capital lease obligations (to the extent the same exceed $500,000 in any fiscal year), (d) all synthetic leases, and (e) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse) any of the foregoing obligations of any other person; provided, however, Indebtedness shall not include (a) a working capital line of credit, containing typical and customary terms and conditions, of up to $3,000,000 issued by a bank, credit union, governmental agency or similar unaffiliated corporate or institutional lender, (b) usual and customary trade debt incurred in the ordinary course of business (c) indebtedness  incurred to fund all or a portion of  the purchase price in connection with the acquisition of  patent portfolios and/or other intellectual property by us and (d) endorsements for collection or deposit in the ordinary course of business.  Besides the foregoing voting rights, the Series A Preferred Stock shall have no voting rights and the common stock into which the Series A Preferred Stock is convertible shall, upon issuance, have all of the same voting rights as other issued and outstanding common stock.

Conversion.  Each share of Series A Preferred Stock may be converted at the holder’s option at any time after issuance into one share of common stock, provided that the number of shares of common stock to be issued pursuant to such conversion does not exceed, when aggregated with all other shares of common stock owned by such holder at such time, result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) in excess of 9.99% of all of the common stock outstanding at such time, unless otherwise waived  in writing by us with sixty-one (61) days’ notice.

Mandatory Conversion.  On a date which at least one day after the VWAP of the Common stock has exceeded $9.25 per share for a period of four out of eight consecutive trading days, each share of the Series A Preferred Stock outstanding shall automatically convert into one fully paid and nonassessable shares of common stock, as adjusted for stock splits, combinations, certain dividends and distributions.

Series B Preferred Stock

As of July 30, 2014 , 391,000 shares of Series B Preferred Stock were issued and outstanding.  The terms of the Series B Preferred Stock are summarized below:

Rank.  The Series B Preferred Stock will rank junior to the Series A Preferred Stock.

Dividend.  The holders of Series B Preferred Stock will be entitled to receive such dividends paid and distributions made to the holders of common stock, pro rata to the holders of common stock to the same extent as if such holders had converted the Series B Convertible Preferred Stock into common stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of common stock on the record date for such dividends and distributions.

Liquidation Preference.  In the event of a liquidation, dissolution or winding up of the Company, after provision for payment of all debts and liabilities of the Company and the payment of a liquidation preference to the holders of the Company’s Series A Preferred Stock, any remaining assets of the Company shall be distributed pro rata to the holders of common stock and the holders of Series B Convertible Preferred Stock as if the Series B Convertible Preferred Stock had been converted into shares of common stock on the date of such liquidation, dissolution or winding up of the Company.

Voting Rights.  The Series B Preferred Stock have no voting rights except with regard to certain customary protective provisions set forth in the  Series B Certificate of Designations and as otherwise provided by applicable law.

Conversion.  Each share of Series B Preferred Stock may be converted at the holder’s option at any time after issuance into  one share of common stock, provided that the number of shares of common stock to be issued pursuant to such conversion does not exceed, when aggregated with all other shares of common stock owned by such holder at such time, result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) in excess of 9.99% of all of the common stock outstanding at such time, unless otherwise waived  in writing by us with sixty-one (61) days’ notice.

Warrants

On May 31, 2013, we sold an aggregate of 1,153,844 units representing gross proceeds of $6,000,000 to certain accredited investors pursuant to a securities purchase agreement, among which, 999,998 units representing $5,200,000 were funded. Each unit was subscribed for a purchase price of $5.20 per unit and consists of: (i) one share of our common stock, and (ii) a three (3) year warrant to purchase one half share of our common stock at an exercise price of $6.50 per share, subject to adjustment upon the occurrence of certain events such as stock splits and stock dividends and similar events.  The warrants contain limitations on the holders’ ability to exercise the warrants in the event such exercise causes the holder to beneficially own in excess of 9.99% of our issued and outstanding common stock. The Company paid placement agent fees of $170,000 to two broker-dealers in connection with the sale of the units of which $30,000 was previously paid by us as a retainer. On July 29, 2013, we converted legal fees of $29,620 into 5,696 units. In August 2013, two investors who had subscribed for an aggregate of 153,846 units for an aggregate purchase price of $800,000 on May 31, 2013 assigned their subscriptions to other investors. Such other investors each funded their subscriptions and such additional units were issued. Additionally, we paid placement agent fees of $35,029 and legal fees of $42,375 in connection with the sale of units.

On April 20, 2014, we sent a letter to all the holders of the warrants described above to reduce the exercise price of the warrants from $6.50 per share to $5.75 per share, if the holders of the warrants accepted the Company’s offer to exercise the warrants in full for cash by the extended deadline of April 24, 2014.  On April 24, 2014, one holder of such warrants, whom is an accredited investor, accepted our offer and thereby exercised his warrants, for gross proceeds of $138,224.

On May 1, 2014, we sold an aggregate of 1,000,502 units representing gross proceeds of $6,503,264 to certain accredited investors pursuant to a securities purchase agreement.  Each unit was subscribed for at a purchase price of $6.50 per unit and consists of: (i) one share of our 8% Series A Preferred Stock, $0.0001 par value per share, and (ii) a two year warrant to purchase shares of our common stock, $0.0001 par value per share in an amount equal to twenty five percent (25%) of the number of Series A Preferred shares purchased. The warrants have an exercise price of $7.50 per share, subject to adjustment upon the occurrence of certain events such as stock splits and dividends.  The warrants also contain limitations on the holders’ ability to exercise the warrants in the event such exercise causes the holder to beneficially own in excess of 9.99% of our issued and outstanding common stock.  The Company paid a placement fee to Laidlaw & Company (UK) Ltd., as placement agent, in the amount of $200,000 in connection with the sale of the units, of which  $100,000 was paid in cash upon the closing of the private placement and $100,000 was payable in units.  Accordingly, the Company issued 15,385 shares of Series A Preferred Stock and 3,846 warrants to Laidlaw & Company (UK) Ltd.  In addition, we paid the lead investors in the offering $50,000 for due diligence. It was originally contemplated that this fee would be fully paid in units, however we ultimately paid $25,000 in cash to one lead investor and $25,000 was paid in units to the other lead investor in the offering, such that we issued 7,692 shares of Series A Preferred Stock and 1,923 warrants to such lead investor.

Indemnification of Directors and Officers

Neither our articles of incorporation nor bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statutes (“NRS”).  NRS Section 78.7502, provides that a corporation may indemnify any director, officer, employee or agent of a corporation against expenses, including fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

PLAN OF DISTRIBUTION

Each selling stockholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on The NASDAQ Stock Market LLC or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, they will be subject to the prospectus delivery requirements of the Securities Act of 1933, as amended, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933, as amended).

LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP will pass upon the validity of the shares of common stock sold in this offering.  A member of Sichenzia Ross Friedman Ference LLP is also indirectly the beneficial owner of 4,808 shares of common stock and 2,404 shares of common stock issuable upon the exercise of outstanding warrants

EXPERTS

The financial statements of Marathon Patent Group Inc. for the fiscal years ended December 31, 2013 and 2012 have been audited by KBL, LLP, an independent registered public accounting firm as set forth in its report, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, together with any amendments and related exhibits, under the Securities Act, with respect to our shares of common stock offered by this prospectus. The registration statement contains additional information about us and our shares of common stock that we are offering in this prospectus.

We file annual, quarterly and current reports and other information with the Securities and Exchange Commission under the Securities Exchange Act. Our Securities and Exchange Commission filings are available to the public over the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov.  Access to these electronic filings is available as soon as practicable after filing with the Securities and Exchange Commission. You may also read and copy any document we file at the Securities and Exchange Commission’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges.  You may also request a copy of those filings, excluding exhibits, from us at no cost. Any such request should be addressed to us at: 11100 Santa Monica Blvd., Ste. 380, Los Angeles, CA 90025 , Attention: Francis Knuettel II, CFO.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Marathon Patent Group, Inc. and Subsidiaries
(Formerly American Strategic Minerals Corporation)

We have audited the accompanying consolidated balance sheets of Marathon Patent Group, Inc. and Subsidiaries (the "Company") (Formerly American Strategic Minerals Corporation) as of December 31, 2013 and 2012 and the related consolidated statements of operations, comprehensive loss, changes in stockholders' equity, and cash flows for the years ended December 31, 2013 and 2012. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Marathon Patent Group, Inc. and Subsidiaries (Formerly American Strategic Minerals Corporation) as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years ended December 31, 2013 and 2012, in conformity with U.S. generally accepted accounting principles.

/s/ KBL, LLP
New York, New York
March 31, 2014

MARATHON PATENT GROUP, INC. AND SUBSIDIARIES
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION )
CONSOLIDATED BALANCE SHEETS

	December 31, 2013	December 31, 2012

ASSETS

Current assets:
Cash	$3,610,262	$2,354,169
Accounts receivable - net	270,000	-
Marketable securities - available for sale securities	6,250	12,500
Prepaid expenses and other current assets	752,931	40,333
Assets of discontinued operations - current portion	-	82,145
Total current assets	4,639,443	2,489,147

Other assets:
Property and equipment, net	13,640	-
Intangible assets, net	6,157,659	492,152
Goodwill	2,144,488	-
Assets of discontinued operations - long term portion	-	1,035,570
Total other assets	8,315,787	1,527,722

Total Assets	$12,955,230	$4,016,869

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$754,945	$57,158
Liabilities of discontinued operations	30,664	30,664
Total liabilities	785,609	87,822

Stockholders' Equity:
Preferred stock, $.0001 par value, 50,000,000 shares authorized: none issued and outstanding	-	-
Common stock, ($.0001 par value; 200,000,000 shares authorized; 5,489,593 and 3,503,565 issued and outstanding at December 31, 2013 and December 31, 2012	549	352
Additional paid-in capital	22,673,287	10,976,325
Accumulated other comprehensive loss - marketable securities available for sale	(6,250)	-
Accumulated deficits	(10,487,469)	(7,037,134)

Total Marathon Patent Group, Inc. equity	12,180,117	3,939,543

Non-controlling interest in subsidiary	(10,496)	(10,496)

Total stockholders' equity	12,169,621	3,929,047

Total liabilities and stockholders' equity	$12,955,230	$4,016,869

See accompanying notes to consolidated financial statements.

MARATHON PATENT GROUP, INC. AND SUBSIDIARIES
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION )
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the year ended	For the year ended
	December 31, 2013	December 31, 2012

Revenue	$3,418,371	$-

Operating expenses
Direct costs of revenue	957,040	-
Amortization of patents	1,038,505	8,773
Compensation and related taxes	2,997,053	2,676,462
Consulting fees	901,686	2,042,144
Professional fees	655,202	510,112
General and administrative	544,338	303,471
Total operating expenses	7,093,824	5,540,962

Operating loss from continuing operations	(3,675,453)	(5,540,962)

Other income (expenses)
Other income	-	125,000
Realized loss other than temporary decline - available for sale	(38,819)	(112,500)
Interest income	1,552	978
Interest expense	(1,075)	(153)
Total other income (expenses)	(38,342)	13,325

Loss from continuing operations before provision for income taxes	(3,713,795)	(5,527,637)

Provision for income taxes	-	-

Loss from continuing operations	(3,713,795)	(5,527,637)

Discontinued operations:
Income (loss) from discontinued operations, net of tax	263,460	(1,410,671)

Net loss	(3,450,335)	(6,938,308)

Less: Net loss attributable to non-controlling interest	-	10,496

Net loss attributable to Marathon Patent Group, Inc.	$(3,450,335)	$(6,927,812)

Loss per common share, basic and diluted:
Loss from continuing operations	$(0.81)	$(1.98)
Loss from discontinued operations	0.06	(0.51)
	$(0.75)	$(2.49)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - Basic and Diluted	4,604,193	2,787,593

See accompanying notes to consolidated financial statements.

MARATHON PATENT GROUP, INC. AND SUBSIDIARIES
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION )
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	For the year ended	For the year ended
	December 31, 2013	December 31, 2012

Net loss attributable to Marathon Patent Group, Inc.	$(3,450,335)	$(6,927,812)

Other comprehensive loss:
Unrealized loss on investment securities, available for sale	(6,250)	-
Comprehensive loss attributable to Marathon Patent Group, Inc.	$(3,456,585)	$(6,927,812)

See accompanying notes to consolidated financial statements.

MARATHON PATENT GROUP, INC. AND SUBSIDIARIES
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION )
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

	Common Stock $0.0001 Par Value		Additional Paid-in	Accumulated	Accumulated Other Comprehensive	Non-Controlling	Total Stockholders'
	Shares	Amount	Capital	Deficit	Income	Interest	Equity (Deficit)

Balance at January 1, 2012	769,231	$77	$4,923	$(109,322)	$-	$-	$(104,322)

Recapitalization of the Company	576,923	58	3,342	-	-	-	3,400

Common stock issued for cash	1,034,613	103	6,511,862	-	-	-	6,511,965

Common stock issued for advance payable	15,385	2	99,998	-	-	-	100,000

Common stock issued for legal services	28,846	3	164,997	-	-	-	165,000
							-
Common stock issued pursuant to an option agreement	769,231	77	923	-	-	-	1,000

Common stock issued for compensation	6,401	1	33,286	-	-	-	33,287

Common stock issued for exercise of warrants on a cashless basis	345,756	35	(35)	-	-	-	-
							-
Common stock issued for acquisition of patents	711,538	71	854	-	-	-	925

Stock-based compensation in connection with warrants granted to employees and consultants	-	-	4,238,100	-	-	-	4,238,100

Cancellation of common stock in connection with rescission agreement	(754,359)	(75)	(131,925)	-	-	-	(132,000)

Proceeds from disgorgement of former officer short swing profits	-	-	50,000	-	-	-	50,000

Net loss	-	-	-	(6,927,812)	-	(10,496)	(6,938,308)

Balance at December 31, 2012	3,503,565	352	10,976,325	(7,037,134)	-	(10,496)	3,929,047

Common stock issued for cash	1,158,654	115	5,777,481	-	-	-	5,777,596

Common stock issued in the acquisition of Cyberfone	461,538	46	2,279,954	-	-	-	2,280,000

Common stock issued for the acquisition of patents	150,000	15	718,485	-	-	-	718,500

Common stock issued for legal services	10,076	1	59,619	-	-	-	59,620

Common stock issued for services	205,760	20	1,051,215		-	-	1,051,235

Stock based compensation in connection with warrants issued to employees and consultants	-	-	117,796	-	-	-	117,796

Stock based compensation in connection with a restricted stock unit issued to a consultant	-	-	570,000	-	-	-	570,000

Stock based compensation in connection with options issued to employees and consultants	-	-	1,122,412	-	-	-	1,122,412

Other comprehensive loss - marketable securities available for sale	-	-	-	-	(6,250)	-	(6,250)

Net loss	-	-	-	(3,450,335)	-	-	(3,450,335)

Balance at December 31, 2013	5,489,593	$549	$22,673,287	$(10,487,469)	$(6,250)	$(10,496)	$12,169,621

See accompanying notes to consolidated financial statements.

MARATHON PATENT GROUP, INC. AND SUBSIDIARIES
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION )
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended	For the year ended
	December 31, 2013	December 31, 2012

Cash flows from operating activities:
Net loss attributable to Marathon Patent Group, Inc.	$(3,450,335)	$(6,927,812)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	3,360	-
Amortization of patents	1,038,505	8,773
Amortization of prepaid expense in connection with the issuance of common stock issued for prepaid services	269,086	-
Stock based compensation on warrants	117,796	2,723,162
Stock based compensation on options granted	1,122,412	1,514,938
Stock based compensation on common stock issuances	609,980	-
Common stock issued for services	59,620	198,287
Non-controlling interest	-	(10,496)
Non-cash revenue	(1,700,000)	-
Non-cash loss -securities available for sale	6,250	-
Non-cash other (income) loss	-	(125,000)
Gain on sale of assets- securities available for sale	(168,216)	-
Realized loss - securities available for sale	38,819	112,500
Impairment of mineral rights	-	1,256,000
Impairment of assets of discontinued operations	-	30,248

Changes in operating assets and liabilities
Accounts receivable	(270,000)	-
Assets of discontinued operations - current portion	82,145	(62,145)
Prepaid expenses	29,571	(36,933)
Assets of discontinued operations - long term portion	-	3,915
Increase in other comprehensive income	(6,250)	-
Accounts payable and accrued expenses	697,787	53,159

Net cash used in operating activities	(1,519,470)	(1,261,404)

Cash flows from investing activities:
Acquisition of mineral rights	-	(325,000)
Acquisition of patents	(3,150,000)	(500,000)
Note receivable - related party	-	(147,708)
Collection on note receivable - related party	-	147,708
Purchase of property and equipment	(17,000)	-
Proceeds received from the sale of marketable securities	129,397	-
Sale of real estate property (discontinued operations)	1,052,320	576,477
Acquisition of real estate property	-	(1,366,627)
Acquisition of CyberFone	(1,000,000)	-
Capitalized cost related to improvements of real estate property (discontinued operations)	(16,750)	(245,420)
Net cash used in investing activities	(3,002,033)	(1,860,570)

Cash flows from financing activities:
Proceeds from the issuance of a note in connection with acquisition of patents	500,000	-
Payment on note payable	-	(930,000)
Payment on note payable - related party	-	(152,974)
Payment on note payable in connection with the acquisition of patents	(500,000)	-
Payment in connection with the cancellation of stock and rescission agreement	-	(132,000)
Proceeds from disgorgement of former officer short swing profits	-	50,000
Proceeds from sale of common stock, net of issuance costs	5,777,596	6,511,965
Net cash provided by financing activities	5,777,596	5,346,991

Net increase in cash	1,256,093	2,225,017

Cash at beginning of period	2,354,169	129,152

Cash at end of period	$3,610,262	$2,354,169

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$1,075	$153
Income taxes	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Issuance of common stock for advances payable	$-	$100,000
Assumption of prepaid assets upon exercise of option agreement	$-	$43,157
Assumption of accounts payable upon exercise of option agreement	$-	$30,664
Issuance of a note payable in connection with an option agreement	$-	$930,000
Issuance of common stock in connection with an option agreement	$-	$1,000
Common stock issued for acquisition of patents	$718,500	$925
Common stock issued in connection with the acquisition of Cyberfone Systems, LLC	$2,280,000	$-
Common stock issued for prepaid services	$441,247	$-
Acquisition of patents in connection with a non-cash settlement	$1,700,000	$-

See accompanying notes to consolidated financial statements.

MARATHON PATENT GROUP, INC.
 (FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 DECEMBER 31, 2013

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Organization

Marathon Patent Group, Inc. (the “Company”), formerly American Strategic Minerals Corporation, was incorporated under the laws of the State of Nevada on February 23, 2010.

Our business is to acquire patents and patent rights and to monetize the value of those assets to generate revenue and profit for the Company.  We acquire patents and patent rights from their owners, who range from individual inventors to Fortune 500 companies.  Part of our acquisition strategy is to acquire patents and patent rights that cover a wide-range of subject matter, which allows us to achieve the benefits of a growing diversified portfolio of assets.  Generally, the assets we acquire are characterized by having large identifiable companies who are or have been using technology that infringes on our patent rights.  We generally monetize our portfolio of assets by initiating enforcement activities against any infringing parties with the objective of entering into a standard form of comprehensive settlement and license agreement that may include the granting of non-exclusive retroactive and future rights to use the patented technology, a covenant not to sue, a release of the party from certain claims, the dismissal of any pending litigation and other terms that are appropriate in the circumstances.  Our strategy has been developed with the expectation that it will result in a long-term, diversified revenue stream for the Company.

On December 7, 2011, the Company changed its name to “American Strategic Minerals Corporation” from “Verve Ventures, Inc.”, and increase the Company’s authorized capital to 200,000,000 shares of common stock, par value $0.0001 per share, and 50,000,000 shares of preferred stock, par value $0.0001 per share. During June 2012, the Company discontinued its exploration and potential development of uranium and vanadium minerals business. In November 2012, the Company discontinued its real estate business.

On August 1, 2012, the shareholders holding a majority of the Company’s voting capital voted in favor of (i) changing the name of the Company to “Fidelity Property Group, Inc.” and (ii) the adoption the 2012 Equity Incentive Plan and reserving 10,000,000 shares of common stock for issuance thereunder (the “2012 Plan”).  The board of directors of the Company (the “Board of Directors”) approved the name change and the adoption of the 2012 Plan on August 1, 2012. The Company did not file an amendment to its Articles of Incorporation with the Secretary of State of Nevada and subsequently abandoned the decision to adopt the “Fidelity Property Group, Inc.” name.

MARATHON PATENT GROUP, INC.
 (FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 DECEMBER 31, 2013

On October 1, 2012, the shareholders holding a majority of the Company’s voting capital had voted and authorized the Company to (i) change the name of the Company to Marathon Patent Group, Inc. (the “Name Change”) and (ii) effectuate a reverse stock split of the Company’s common stock by a ratio of 3-for-2 (the “Reverse Split”) within one year from the date of approval of the stockholders of the Company.  The Board of Directors approved the Name Change and the Reverse Split on October 1, 2012. The Board of Directors determined the name “Marathon Patent Group, Inc.” better reflects the long-term strategy in exploring other opportunities and the identity of the Company going forward.  On February 15, 2013, the Company filed the Certificate of Amendment with the Secretary of State of the State of Nevada in order to effectuate the Name Change. On May 31, 2013, shareholders of record holding a majority of the outstanding voting capital of the Company approved a reverse stock split of the Company’s issued and outstanding common stock by a ratio of not less than one-for-five and not more than one-for-fifteen at any time prior to April 30, 2014, with such ratio to be determined by the Company’s Board of Directors, in its sole discretion. On June 24, 2013, the reverse stock split ratio of one (1) for thirteen (13) basis was approved by the Board of Directors. On July 18, 2013, the Company filed a certificate of amendment to its Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada in order to effectuate a reverse stock split of the Company’s issued and outstanding common stock, par value $0.0001 per share on a one (1) for thirteen (13) basis. All share and per share values for all periods presented in the accompanying consolidated financial statements are retroactively restated for the effect of the reverse stock split.

On January 26, 2012, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) with American Strategic Minerals Corporation, a Colorado corporation (“Amicor”) and the shareholders of Amicor (the “Amicor Shareholders”).  Upon closing of the transaction contemplated under the Exchange Agreement (the “Share Exchange”), on January 26, 2012, the Amicor Shareholders transferred all of the issued and outstanding capital stock of Amicor to the Company in exchange for an aggregate of 769,231 post-split (10,000,000 pre-split) shares of the common stock of the Company.  The Share Exchange caused Amicor to become a wholly-owned subsidiary of the Company.

Additionally, as further consideration for entering into the Exchange Agreement, certain Amicor Shareholders received ten-year warrants to purchase an aggregate of 461,538 post-split (6,000,000 pre-split) shares of the Company’s common stock with an exercise price of $6.50 post-split ($0.50 pre-split) per share.  Prior to acquisition by the Company, Amicor owned certain mining and mineral rights.

Amicor, formerly Nuclear Energy Corporation, was incorporated under the laws of the State of Colorado on April 30, 2011.  Amicor owns mining leases of federal unpatented mining claims and leases private lands in the states of Utah and Colorado for the purpose of exploration and potential development of uranium and vanadium minerals.

Prior to the Share Exchange, the Company was a shell company with no business operations.

The Share Exchange was accounted for as a reverse-merger and recapitalization. Amicor was the acquirer for financial reporting purposes and the Company was the acquired company. Consequently, the assets and liabilities and the operations reflected in the historical financial statements prior to the Share Exchange were those of Amicor and were recorded at the historical cost basis of Amicor, and the consolidated financial statements after completion of the Share Exchange included the assets and liabilities of the Company and Amicor, historical operations of Amicor and operations of the Company from the closing date of the Share Exchange.

On June 11, 2012, the Company terminated various leases related to its uranium mining claims (the “Claims”), consisting of: the Cutler King Property (3 unpatented mining claims); “Centennial-Sun Cup” (42 unpatented mining claims); “Bull Canyon” (2 unpatented mining claims); “Martin Mesa” (51 unpatented mining claims); “Avalanche/Ajax” (8 unpatented mining claims) and “Home Mesa” (9 unpatented mining claims).  The Company had acquired the Claims through the acquisition of Amicor on January 26, 2012. The decision by the Company to terminate these leases followed changes in management and direction of the Company, a review of the uranium market, and the timing and costs expected to pursue the business.

MARATHON PATENT GROUP, INC.
 (FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 DECEMBER 31, 2013

On June 11, 2012, the Company entered into a rescission agreement (the “Rescission Agreement”) with Amicor, and the Amicor Shareholders.  Each of the Amicor Shareholders had previously received shares of the Company’s common stock (and certain of the Amicor Shareholders also received warrants to purchase shares of the Company’s common stock) (collectively, the “Shareholder Securities”) pursuant to the Rescission Agreement.   Each of the Amicor Shareholders, with the exception of one, agreed to return the Shareholder Securities to the Company for cancellation and to enter into joint mutual releases with the Company.  Furthermore, pursuant to the terms of the Rescission Agreement, George Glasier resigned from his position as President, Chief Executive Officer and Chairman of the Company; Kathleen Glasier resigned from her position as Secretary of the Company, Michael Moore resigned from his position as Chief Operating Officer and Vice President of the Company and each of David Andrews and Kyle Kimmerle resigned from their position as a director of the Company.  As a result of the foregoing, the Company cancelled 754,359 post-split (9,806,667 pre-split) shares of the Company’s common stock and 369,231 post-split (4,800,000 pre-split) warrants and terminated the mining leases entered into with the Amicor Shareholders. Additionally, the Company paid an aggregate of $132,000 to Amicor Shareholders upon the execution of the Rescission Agreement.

Under the terms of the Rescission Agreement, upon Mr. Glasier’s resignation, the Company’s employment agreement with Mr. Glasier was terminated and all options, warrants and rights to acquire any shares of the Company’s common stock, whether vested or unvested, were terminated as of the date of the Rescission Agreement.  Additionally, under the terms of the Rescission Agreement, the Company’s lease for certain office space, dated as of January 26, 2012 with Silver Hawk Ltd., an entity owned and controlled by George Glasier and Kathleen Glasier, was terminated.

On June 11, 2012, the Company and Pershing Gold Corporation (“Pershing”) exercised its right under the Option Agreement executed in January 2012, through the assignment of Pershing’s wholly owned subsidiary, Continental Resources Acquisition Sub, Inc. (“Acquisition Sub”). As a result of the assignment, Acquisition Sub became a wholly owned subsidiary of the Company and the Company acquired all of Pershing’s uranium assets.

On November 14, 2012, the Company entered into a Share Exchange Agreement (the "Sampo Exchange Agreement") with Sampo IP LLC, a Virginia limited liability company ("Sampo"), a company that owns a portfolio of patents, and the members of Sampo (the "Sampo Members"). Upon closing of the transaction contemplated under the Sampo Exchange Agreement (the "Sampo Share Exchange"), on November 14, 2012, the Sampo Members (6 members) transferred all of the issued and outstanding membership interests of Sampo to the Company in exchange for an aggregate of 711,538 post-split (9,250,000 pre-split) shares of the common stock of the Company. Additionally, the Company made a cash payment to Sampo of $500,000 pursuant to the terms of the Sampo Exchange Agreement.

Upon the closing of the Sampo Share Exchange, Mark Groussman resigned as the Company’s Chief Executive Officer and John Stetson resigned as the Company’s President and Chief Operating Officer and simultaneously with the effectiveness of the Sampo Share Exchange, Doug Croxall was appointed as the Company’s Chief Executive Officer and Chairman and John Stetson was appointed as the Company’s Chief Financial Officer and Secretary.  LVL Patent Group LLC, of which Mr. Croxall is the Chief Executive Officer, and John Stetson, were former members of Sampo and received 307,692 post-split (4,000,000 pre-split) and 38,462 post-split (500,000 pre-split) shares of the Company’s common stock, respectively, in connection with the Sampo Share Exchange.

MARATHON PATENT GROUP, INC.
 (FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 DECEMBER 31, 2013

On March 6, 2013, the Company entered into an Asset Purchase Agreement (the “Augme Agreement”) with Augme Technologies (“Seller”) whereby Seller agreed to sell to the Company certain office equipment, data, documentation, and business information related to the Seller’s business and assign agreements and prospective clients and business opportunities to the Company. In consideration for the assets and assigned agreements, the Company paid $10,000 at closing and provides litigation assistance as defined in the Agreement. As additional consideration, the Company also entered into a 2 year Service Agreement (the “Service Agreement”) with the Seller whereby the Seller shall engage the Company to provide consulting services including patent litigation matters, sale, license involving the Seller’s intellectual property and general consulting services to continue the Seller’s business operations. The Company recorded the $10,000 payment which was primarily attributable to property and equipment. Additionally, the Company assumed an office lease agreement that expired in July 2013.

On April 16, 2013, the Company through its subsidiary, Relay IP, Inc. acquired a US patent for $350,000.

On April 22, 2013, CyberFone Acquisition Corp. (“Acquisition Corp.”), a Texas corporation and newly formed wholly owned subsidiary of the Company entered into a merger agreement (the “CyberFone Agreement”) with CyberFone Systems LLC, a Texas limited liability company (“CyberFone Systems”), TechDev Holdings LLC (“TechDev”) and The Spangenberg Family Foundation for the Benefit of Children’s Healthcare and Education (“Spangenberg Foundation”).  TechDev and Spangenberg Foundation owned 100% of the membership interests of CyberFone Systems (collectively, the “CyberFone Sellers”).  In the transaction, the Company acquired 10 US patents, 27 foreign patents and 1 patent pending from CyberFone Systems valued at $1,135,512 (see note 3).

On May 6, 2013, in connection with the closing of a settlement and license agreement, the Company agreed to settle and release a certain defendant for past and future use of the Company’s patents. The defendant agreed to assign and transfer 3 US patents and rights valued at $1,000,000 in lieu of an additional cash payment, which amount has been included in the Company’s revenue during the year ended December 31, 2013.

In September 2013, the Company acquired 14 US patents for a total purchase price of $1,100,000.

On November 13, 2013, the Company acquired four patents for 150,000 shares of the Company’s common stock, which the Company valued at $718,500 based on the fair market value of the stock issued.

On December 16, 2013, the Company acquired certain patents from Delphi Technologies, Inc.  for $1,700,000 pursuant to a Patent Purchase Agreement entered into on October 31, 2013 and Amended on December 16, 2013.

On December 22, 2013, in connection with a settlement and license agreement, the Company agreed to settle and release another defendant for past and future use of the Company’s patents, whereby the defendant agreed to assign and transfer 2 US patents and rights to the Company. The Company valued the two patents at an aggregate of $700,000 and included that amount in revenue during the year ended December 31, 2013.

Going Concern in Prior Years

Prior to 2013, the Company’s independent auditor’s determined that there was substantial doubt about the ability of the Company to continue as a going concern and issued an audit opinion reflecting that assessment.  The key reasons for their conclusion included the fact that the Company had changed businesses several times in a short period; lacked management experience in the businesses; was unable to generate revenue from these businesses and, generally, was not able to show that the Company was capable of a sustained, revenue generating business and the capital sufficient to sustain operations.

MARATHON PATENT GROUP, INC.
 (FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 DECEMBER 31, 2013

The Company made the decision to discontinue its prior businesses and focus on the patent acquisition and monetization business. In late 2012, the Company acquired certain patent assets and hired new management with experience and a track record in the patent acquisition and licensing business.  Management immediately implemented its plan for acquiring patents and patent rights and enforcing those rights to generate revenue and profit.  During 2013, the Company continued to execute on its plan throughout the year by acquiring eight additional patent portfolios, generating a total of $3.4 million in revenue including cash revenue of $1.7 million; raising $5.8 million in new equity capital; establishing a reasonable level of liquidity in the Company’s stock and completed its management team to support sustained growth and revenue generation. Due to the positive changes in the operations of the Company, the Company’s ability to meet the requirements for sustained operations and its cash position at December 31, 2013, the Company’s independent auditors have determined that issuing an opinion with a going concern uncertainty is no longer needed and, therefore, have issued an unqualified opinion on the Company’s financial statement s for the year ended December 31, 2013 with no uncertainty.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The consolidated financial statements are prepared in accordance with U.S. generally accepted accounting principles (“US GAAP”) and present the consolidated financial statements of the Company and its wholly owned and majority owned subsidiaries as of December 31, 2013.  In the preparation of consolidated financial statements of the Company, intercompany transactions and balances are eliminated.

Development Stage Company in Prior Years

Prior to 2013, the Company was a development stage company in accordance with Accounting Standards Codification (“ASC”) Topic 915,” Development Stage Entities.”  During that time, the prior management spent time organizing the business, developing plans, working to raise capital and undertook limited activities in several different businesses but did not generate revenue or profits from those businesses and did not build a significant, sustainable level of operations in any particular business.

In November 2012, the situation changed with the Company by making the decision to enter the business of acquiring patents and patent rights and monetizing the value of those assets through a plan of engaging in multiple enforcement campaigns, acquired an initial portfolio of patents, hired new executive management experienced in the patent monetization business, and commenced operations in that business.  During 2013, the Company continued to execute its plan, acquired eight additional portfolios, including two from its enforcement activities, generated revenue from that business in each of the last three quarters aggregating to $3,418,371 (including the value of the two portfolios from its enforcement activities), built out its management team for sustained operations, and raised $5,777,506 of new capital.  As a result of this operating performance, management believes that during the fourth quarter of 2013, the Company emerged from being a development stage company and became an established company.  Accordingly, the financial statements for the year ended December 31, 2013 are presented as those of an operating company.

MARATHON PATENT GROUP, INC.
 (FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 DECEMBER 31, 2013

Use of Estimates and Assumptions

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates made by management include, but are not limited to, the assumptions used to calculate fair value of warrants and options granted, common stock issued for services, and common stock issued in connection with an option agreement and common stock issued for the acquisition of patents.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with maturity of three months or less, when purchased, to be cash equivalents.  The Company maintains cash and cash equivalent balances at one financial institution that is insured by the Federal Deposit Insurance Corporation. The Company’s account at this institution is insured by the Federal Deposit Insurance Corporation ("FDIC") up to $250,000. For the years ended December 31, 2013 and 2012,  the Company’s bank balances exceeded the FDIC insurance limit. To reduce its risk associated with the failure of such financial institution, the Company evaluates at least annually the rating of the financial institution in which it holds deposits.

Accounts Receivable

The Company has a policy of reserving for accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable.  The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt.  Account balances deemed to be uncollectible are charged to the bad debt expense after all means of collection have been exhausted and the potential for recovery is considered remote.  At December 31, 2013 and 2012, the Company had recorded an allowance for bad debts in the amount of $57,050 and $0, respectively.  Net accounts receivable at December 31, 2013 and 2012, were $270,000 and $0, respectively.

Concentration of Revenue and Geographic Area

Revenue from the Company’s patent enforcement activities is considered United States revenue as any payments  for licenses included in that revenue are for United States operations irrespective of the location of the licensee's or licensee's parent home domicile.

As of December 31, 2013, two customers accounted for 100% of the Company’s net accounts receivable. Revenues from two customers accounted for approximately 55% of the Company’s revenue for the year ended December 31, 2013. There were no revenues in 2012. The Company derived these revenues from the one-time issuance of non-recurring, non-exclusive, non-assignable licenses to two different entities and their affiliates for certain of the Company’s patents. While the Company has a growing portfolio of patents, at this time, the Company expects that a significant portion of its future revenues will be based on one-time grants of similar non-recurring, non-exclusive, non-assignable licenses to a relatively small number of entities and their affiliates. Further, with the expected small number of firms with which the Company enters into license agreements, and the amount and timing of such license agreements, the Company also expects that its revenues may be highly variable from one period to the next.

At the current time, we define customers as firms that take licenses to the Company’s patents, either prior to or during enforcement litigation. These firms generally enter into non-recurring, non-exclusive, non-assignable license agreements with the Company, and these customers do not generally engage on ongoing, recurring business activity with the Company.  The Company has historically had a small number of customers enter into such agreements, resulting in higher levels of revenue concentration.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 605, “Revenue Recognition”. Revenue is recognized when (i) persuasive evidence of an arrangement exists, (ii) all obligations have been substantially performed, (iii) amounts are fixed or determinable and (iv) collectability of amounts is reasonably assured.

The Company considers the revenue generated from its settlement and licensing agreements as one unit of accounting under ASC 605-25, “Multiple-Element Arrangements” as the delivered items do not have value to customers on a standalone basis, there are no undelivered elements and there is no general right of return relative to the license. Under ASC 605-25, the appropriate recognition of revenue is determined for the combined deliverables as a single unit of accounting and revenue is recognized upon delivery of the final elements, including the license for past and future use and the release.

MARATHON PATENT GROUP, INC.
 (FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2013

Also, due to the fact that the settlement element and license element for past and future use are the Company’s major central business, the Company presents these two elements as one revenue category in its statement of operations. The Company does not expect to provide licenses that do not provide some form of settlement or release. Revenue from patent enforcement activities accounted for 100% of the Company’s revenues for the year ended December 31, 2013.

Prepaid Expenses

Prepaid expenses of $752,931 and $40,333 at December 31, 2013 and 2012, respectively, consist primarily of costs paid for future services that will occur within a year. Prepaid expenses include prepayments in cash and  in equity instruments for investor relations public relations services, business advisory, other consulting and prepaid insurance, all of which assets are being amortized over the terms of their respective agreements.

Marketable Securities

Marketable securities that the Company invests in publicly traded equity securities and are generally restricted for sale under Federal securities laws. The Company’s policy is to liquidate securities received when market conditions are favorable for sale. Since these securities are often restricted, the Company is unable to liquidate them until the restriction is removed. Pursuant to ASC Topic 320, “Investments –Debt and Equity Securities” the Company’s marketable securities have a readily determinable and active quoted price, such as from NASDAQ, NYSE Euronext, the Over the Counter Bulletin Board, and the OTC Markets Group.

Available for sale securities are carried at fair value, with changes in unrealized gains or losses are recognized as an element of comprehensive income based on changes in the fair value of the security. Once liquidated, realized gains or losses on the sale of marketable securities - available for sale, are reflected in the net income (loss) for the period in which the security was liquidated.

Related Party Transaction

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions.

On November 14, 2012, upon the closing of the Sampo Share Exchange, LVL Patent Group LLC, in which Mr. Croxall, our Chief Executive Officer, was also the Chief Executive Officer of LVL Patent Group LLC. and John Stetson, were former members of Sampo, received 307,692 and 38,461 shares of the Company’s common stock, respectively, in connection with the Sampo Share Exchange.

On May 13, 2013, we entered into a six year advisory services agreement (the "Advisory Services Agreement") with IP Navigation Group, LLC, of which Erich Spangenberg is Chief Executive Officer.  Mr. Spangenberg is an affiliate of the Company.  The terms of the Advisory Services Agreement provides that, in consideration for its services as intellectual property licensing agent, the Company will pay to IP Navigation Group, LLC between 10% and 20% of the gross proceeds of certain licensing campaigns in which IP Navigation Group, LLC acts as intellectual property licensing agent.  The Advisory Services Agreement with IP Navigation Group, LLC is filed herewith as Exhibit 10.51, and incorporated by reference in its entirety.

MARATHON PATENT GROUP, INC.
 (FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 DECEMBER 31, 2013

Comprehensive Income

Accounting Standards Update (“ASU”) No. 2011-05 amends Financial Accounting Standards Board (“FASB”) Codification Topic 220 on comprehensive income (1) to eliminate the current option to present the components of other comprehensive income (loss) in the statement of changes in equity, and (2) to require presentation of net income (loss) and other comprehensive income (loss) (and their respective components) either in a single continuous statement or in two separate but consecutive statements. These amendments do not alter any current recognition or measurement requirements in respect of items of other comprehensive income. The amendments in this Update are to be applied prospectively.

Fair Value of Financial Instruments

The Company adopted FASB ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”), for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing US GAAP that require the use of fair value measurements, establishes a framework for measuring fair value and expands disclosure about such fair value measurements. The adoption of ASC 820 did not have an impact on the Company’s financial position or operating results, but did expand certain disclosures. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.
Investment measured at fair value on a recurring basis at December 31, 2013:

	Fair Value Measurements Using:
	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Marketable securities – available for sale, net of discount for effect of market illiquidity.	$-	$-	$6,250

MARATHON PATENT GROUP, INC.
 (FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 DECEMBER 31, 2013

Investment measured at fair value on a recurring basis at December 31, 2012:

	Fair Value Measurements Using:
	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Marketable securities – available for sale, net of discount for effect of the lack of registration of the securities	$-	$-	$12,500

At December 31, 2013, the Company classifies the investments in marketable securities available for sale as Level 3, adjusted for the effect of market illiquidity.  The securities could not readily be resold by the Company without adversely affecting the market price of the security.  At December 31, 2012, the Company classified the investments in marketable securities available for sale as Level 3, adjusted for the lack of registration of the securities under the Securities Act of 1933, as amended (the “Securities Act”) or the availabilities of an exemption from the registration requirements under the Securities Act. Until such time as the securities are registered or until such restriction otherwise lapses, the Company is unable to sell them in the market.  Unrealized gains or losses on marketable securities available for sale are recognized as an element of comprehensive income based on changes in the fair value of the security. Once liquidated, realized gains or losses on the sale of marketable securities available for sale are reflected in our net income for the period in which the security was liquidated.

The carrying amounts reported in the balance sheet for cash, accounts receivable, prepaid expenses, accounts payable, and accrued expenses, approximate their estimated fair market value based on the short-term maturity of these assets and liabilities..

In addition, FASB ASC 825-10-25 “Fair Value Option” was effective for January 1, 2008. ASC 825-10-25 expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value.

The Company has recorded unrealized loss of $6,250 as an element of comprehensive income during the year ended December 31, 2013.

In July 2013, the Company assigned its rights and interest in a mining lease agreement to an unrelated company. In consideration for the assignment of lease agreement, the unrelated company issued 1,293,967 of its shares (the “Unrelated Company Shares”) to the Company.  At the time of issuance, the Company valued the Unrelated Company Shares and recorded the cost of investment at the fair market value (based on the sale of its shares in a private placement) of the shares at $0.13 per share or $168,216 and was recorded as a gain from sale of assets of discontinued operations (see Note 4) during the year ended December 31, 2013.  In September 2013, the Company sold the Unrelated Company Shares and generated proceeds of $129,397. The decrease in fair value of $38,819 has been recorded as a realized loss in the statement of operations for the year ended December 31, 2013.

Accounting for Acquisitions

In the normal course of its business, the Company makes acquisitions of patent assets and may also make acquisitions of businesses.  With respect to each such transaction, the Company evaluates facts of the transaction and follows the guidelines prescribed in accordance with ASC 805 – Business Combinations to determine the proper accounting treatment for each such transaction and then records the transaction in accordance with the conclusions reached in such analysis.  The Company performs such analysis with respect to each material acquisition within the consolidated group of entities.

MARATHON PATENT GROUP, INC.
 (FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 DECEMBER 31, 2013

Income Taxes

The Company accounts for income taxes pursuant to the provision of ASC 740-10, “Accounting for Income Taxes” which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

The Company follows the provision of the ASC 740-10 related to Accounting for Uncertain Income Tax Position. When tax returns are filed, it is highly certain that some positions taken would be situated upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is most likely that not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions.

Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company believes its tax positions are all highly certain of being upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

The Company has adopted ASC 740-10-25 Definition of Settlement, which provides guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively settled upon the completion and examination by a taxing authority without being legally extinguished. For tax position considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely that not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open.  The federal and state income tax returns of the Company are subject to examination by the Internal Revenue Service and state taxing authorities, generally for three years after they were filed.

Basic and Diluted Net Loss per Share

Net loss per common share is calculated in accordance with ASC Topic 260: Earnings Per Share (“ASC 260”). Basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. The computation of diluted net loss per share does not include dilutive common stock equivalents in the weighted average shares outstanding as they would be anti-dilutive. As of December 31, 2013, the Company has 708,260 warrants outstanding and 1,338,076 common stock purchase options outstanding, all of which were excluded from the computation of diluted shares outstanding as they would have had an anti-dilutive impact on the Company’s net loss per share computation.  In addition, as of December 31, 2013, the Company has outstanding a Restricted Stock Unit (“RSU”) for 100,000 shares of common stock, which RSU is also not included in the computation of basic and diluted net loss per share.

MARATHON PATENT GROUP, INC.
 (FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 DECEMBER 31, 2013

The following table sets forth the computation of basic and diluted loss per share:

	For the year ended December 31, 2013	For the year ended December 31, 2012

Numerator:
Loss from continuing operations	$(3,713,795)	$(5,527,637)
Income (loss) from discontinued operations	$263,460	$(1,410,671)
Denominator:
Denominator for basic and diluted loss per share (weighted-average shares)	4,604,193	2,787,593
Income (loss) per common share, basic and diluted:
Loss from continuing operations	$(0.81)	$(1.98)
Income (loss) from discontinued operations	$0.06	$(0.51)

Intangible Assets

Intangible assets include patents purchased and patents acquired in lieu of cash in licensing transactions.  The patents purchased are recorded based on the cost to acquire them and patents acquired in lieu of cash are recorded at their fair market value.  The costs of these assets are amortized over their remaining useful lives. Useful lives of intangible assets are periodically evaluated for reasonableness and the assets are tested for impairment whenever events or changes in circumstances indicate that the carrying amount may no longer be recoverable.

Goodwill and Other Intangible Assets

In accordance with ASC 350-30-65, “Intangibles - Goodwill and Others”, the Company assesses the impairment of identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers to be important which could trigger an impairment review include the following:

1.	Significant underperformance relative to expected historical or projected future operating results;
2.	Significant changes in the manner of use of the acquired assets or the strategy for the overall business; and
3.	Significant negative industry or economic trends.

When the Company determines that the carrying value of intangibles may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge.

MARATHON PATENT GROUP, INC.
 (FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 DECEMBER 31, 2013

The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows.

Impairment of Long-lived Assets

The Company accounts for the impairment or disposal of long-lived assets according to the ASC 360 “Property, Plant and Equipment”.  The Company continually monitors events and changes in circumstances that could indicate that the carrying amounts of long-lived assets, including mineral rights, may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated future net undiscounted cash flows expected to be generated by the asset. When necessary, impaired assets are written down to their estimated fair value based on the best information available. Estimated fair value is generally based on either appraised value or measured by discounting estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The Company recorded impairment charges on its long-lived assets of $0 during the year ended December 31, 2013 and $1,256,000 during the year ended December 31, 2012, which impairment charge  was included in loss from discontinued operations.

Stock-based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718, which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the vesting period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date.

Mineral Property Acquisition and Exploration Costs

Costs of lease, exploration, carrying and retaining unproven mineral lease properties were expensed as incurred. The Company expensed all mineral exploration costs as incurred. Such expenses are included in the loss from discontinued operations and prior periods have been restated in the Company’s financial statements and related footnotes to conform to this presentation. In June 2012, the Company discontinued its exploration stage gold and minerals business and currently does not hold any  mining claims.

MARATHON PATENT GROUP, INC.
 (FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 DECEMBER 31, 2013

Recent Accounting Pronouncements

In April 2013, the FASB ASU 2013-07, “Presentation of Financial Statements: Topic Liquidation Basis of Accounting”. ASU 2013-07 requires an entity to prepare its financial statements using the liquidation basis of accounting when liquidation is imminent. Liquidation is considered imminent when the likelihood is remote that the organization will return from liquidation and either: (a) a plan for liquidation is approved by the person or persons with the authority to make such a plan effective and the likelihood is remote that the execution of the plan will be blocked by other parties; or (b) a plan for liquidation is being imposed by other forces. ASU 2013-07 will be effective for the Company beginning on January 1, 2014. The Company does not expect the adoption of ASU 2013-07 to have a material impact on its financial position, results of operations nor cash flows.

In July 2013, the FASB issued ASU 2013-11, "Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists." ASU 2013-11 provides guidance on the presentation of unrecognized tax benefits related to any disallowed portion of net operating loss carryforwards, similar tax losses, or tax credit carryforwards, if they exist. ASU 2013-11 is effective for fiscal years beginning after December 15, 2013. The adoption of ASU 2013-11 is not expected to have a material impact on the Company’s consolidated financial statements.

There were other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

NOTE 3 – ACQUISITION

On April 22, 2013, Acquisition Corp., a Texas corporation and newly formed wholly owned subsidiary of the Company entered into a merger agreement with CyberFone Systems, TechDev and Spangenberg Foundation.  TechDev and Spangenberg Foundation owned 100% of the membership interests of CyberFone Systems.

CyberFone Systems owns a foundational patent portfolio that includes claims that provide specific transactional data processing, telecommunications, network and database inventions, including financial transactions. The portfolio  consists of ten United States patents and 27 foreign patents and one patent pending. The patent rights that cover digital communications and data transaction processing are foundational to certain applications in the wireless, telecommunications, financial and other industries. IP Navigation Group LLC (“IP Nav”), a Company founded by Erich Spangenberg and associated with the CyberFone Sellers will continue to support and manage the portfolio of patents and retain a contingent participation interest in all recoveries.  IP Nav provides patent monetization and support services under an existing agreement with CyberFone Systems.

Pursuant to the terms of the CyberFone Merger Agreement, CyberFone Systems merged with and into Acquisition Corp with CyberFone Systems surviving the merger as the wholly owned subsidiary of the Company (the “Merger”).  The Company (i) issued 461,538 post-split (6,000,000 pre-split) shares of common stock to the CyberFone Sellers (the “Merger Shares”), (ii) paid the CyberFone Sellers $500,000 cash and (iii) issued a $500,000 promissory note to TechDev (the “Note”).  The Company valued these common shares at the fair market value on the date of grant at $4.94 post-split ($0.38 pre-split) per share or $2,280,000. The Note was non-interest bearing and was due on June 22, 2013, subject to acceleration in the event of default.  The Company may prepay the Note at any time without premium or penalty. On June 21, 2013, we paid $500,000 to TechDev in satisfaction of the note. The transaction resulted in a business combination and caused CyberFone Systems to become a wholly-owned subsidiary of the Company.

MARATHON PATENT GROUP, INC.
 (FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 DECEMBER 31, 2013

In addition to the payments described above, within 30 days following the end of each calendar quarter (commencing with the first full calendar quarter following the calendar quarter in which CyberFone Systems recovers $4 million from licensing or enforcement activities related to the patents), CyberFone Systems will be required to pay out a certain percentage of such recoveries.

The Company accounted for the acquisition utilizing the purchase method of accounting in accordance with ASC 805 “Business Combinations.” The Company is the acquirer for accounting purposes and CyberFone Systems is the acquired company.  Accordingly, the Company applied push–down accounting for the transaction and adjusted to fair value all of the assets and liabilities directly on the financial statements of the subsidiary.

The net purchase price paid by the Company was allocated to assets acquired and liabilities assumed on the records of the Company as follows:

Intangible assets	$1,135,512
Goodwill	2,144,488
Net purchase price	$3,280,000

Unaudited pro forma results of continuing operations data as if the business combination of the Company and the subsidiary had occurred on January 1, 2012 and as if the same number of shares of common stock had been issued in that transaction are as follows:

	For the year ended December 31, 2013	For the year ended December 31, 2012
Pro forma revenues	$9,318,371	$8,184,950
Pro forma income (loss) from operations	(809,760)	(2,376,224)
Pro forma net income (loss)	(848,102)	(2,362,899)
Pro forma income (loss) per share	$(0.18)	$(0.73)
Pro forma diluted income (loss) per share	$(0.18)	$(0.73)

Pro forma data does not purport to be indicative of the results that would have been obtained had these events actually occurred and is not intended to be a projection of future results.

NOTE 4 - DISCONTINUED OPERATIONS

During June 2012, the Company decided to discontinue its exploration and potential development of uranium and vanadium minerals business and prior periods have been restated in the Company’s subsequent consolidated financial statements and related footnotes to conform to this presentation. Additionally, in November 2012, the Company decided to discontinue its real estate business and intends to sell and dispose its remaining real estate holdings during fiscal 2013. The Company is now engaged solely in the acquisition of patents and patent rights and the monetization of those rights through both the prosecution and licensing of its own patent portfolios and the acquisition of additional patents  or partnering with others in the enforcement of  their patent rights.

The remaining assets and liabilities of discontinued operations are presented in the balance sheet under the caption “Assets and Liabilities of discontinued operation" and relates to the discontinued operations of both the uranium and vanadium minerals business and real estate business. The carrying amounts of the major classes of these assets and liabilities are summarized as follows:

MARATHON PATENT GROUP, INC.
 (FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 DECEMBER 31, 2013

	December 31, 2013	December 31, 2012
Assets:
Deposits in real estate under contract	$-	$82,145
	-	-
Real estate held for sale	-	1,035,570
Assets of discontinued operations	$-	$1,117,715

Liabilities:
Accounts payables and accrued expenses	30,664	30,664
Liabilities of discontinued operations	$30,664	$30,664

The following table indicates selected financial data of the Company’s discontinued operations of its uranium and vanadium minerals business and real estate business.

	For the year ended December 31, 2013	For the year ended December 31, 2012
Revenues – real estate	$1,270,916	$724,090
Cost of sales – real estate	(1,064,320)	(576,126)
Gross profit	206,596	147,964
Operating and other non-operating expenses	(111,352)	(1,558,635)
Gain on sale of assets of discontinued operations	168,216	-

Income (loss) from discontinued operations	$263,460	$(1,410,671)

Deposits

Deposits at December 31, 2013 and 2012 were $0 and $82,145, respectively, which consist of earnest money deposits in connection with real estate properties under contract and were included in assets of discontinued operations – current portion.

Real estate held for sale

Real estate held for sale consisted of residential properties located in Southern California. Real estate held for sale was initially recorded at the lower of cost or estimated fair market value less the estimated cost to sell. After acquisition, costs incurred relating to the development and improvements of property are capitalized to the extent they do not cause the recorded value to exceed the net realizable value, whereas costs relating to holding and disposition of the property are expensed as incurred. After acquisition, real estate held for sale was analyzed periodically for changes in fair values and any subsequent write down is charged to impairment losses on real estate properties. Whenever events or changes in circumstances suggest that the carrying amount may not be recoverable, management assessed the recoverability of its real estate by comparing the carrying amount with its fair value.  The process involved in the determination of fair value requires estimates as to future events and market conditions. This estimation process may assume that the Company has the ability to dispose of its real estate properties in the ordinary course of business based on management’s present plans and intentions. If management determines that the carrying value of a specific real estate investment is impaired, a write-down is recorded as a charge to current period operations.  The evaluation process was based on estimates and assumptions and the ultimate outcome may be different.

MARATHON PATENT GROUP, INC.
 (FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 DECEMBER 31, 2013

The Company determined that the carrying value of the remaining real estate properties does not exceed the net realizable value and thus did not consider it necessary to record any impairment charges of real estate held for sale at December 31, 2013.  The Company sold all the remaining real estate properties generating gross profit of $206,596 during the year ended December 31, 2013, which is included in income (loss) from discontinued operations. As of December 31, 2013 and 2012, real estate held for sale, which includes capitalized improvements, were $0 and $1,035,570, respectively, and were included in assets of discontinued operations – long term.

NOTE 5 – INTANGIBLE ASSETS

Intangible assets include patents purchased and patents acquired in lieu of cash in licensing transactions. Patents purchased are recorded based at their acquisition cost and patents acquired in lieu of cash are recorded at their fair market value. Intangible assets consisted of the following:

	December 31, 2013	December 31, 2012	Weighted average amortization period (years)
Patents	$7,204,937	$500,925	3.78
Less: accumulated amortization	(1,047,278)	(8,773)
	$6,157,659	$492,152

Intangible assets are comprised of patents with estimated useful lives between approximately 1 to 11 years. Once placed in service, the Company amortizes the costs of intangible assets over their estimated useful lives on a straight-line basis. Costs incurred to acquire patents, including legal costs, are also capitalized as long-lived assets and amortized on a straight-line basis with the associated patent. Amortization of patents is included as an operating expense as reflected in the accompanying consolidated statements of operations. The Company assesses fair market value for any impairment to the carrying values. As of December 31, 2013 and 2012 management concluded that there was no impairment to the acquired assets.

Amortization expense for the years ended December 31, 2013 and 2012 was $1,038,505 and $8,773, respectively. Future amortization of current intangible assets, net is as follows:

2014	$1,719,105
2015	1,484,209
2016	944,035
2017	639,626
2018	379,691
2019 and thereafter	990,993
Total	$6,157,659

On April 16, 2013, the Company through its subsidiary, Relay IP, Inc. acquired a US patent for $350,000. On April 22, 2013, the Company acquired 10 US patents, 27 foreign patents and 1 patent pending from CyberFone Systems valued at $1,135,512 (see note 3). In September 2013, the Company acquired 14 US patents for a total purchase price of $1,100,000. On November 13, 2013, the Company acquired four patents for 150,000 shares of the Company’s common stock, which the Company valued at $718,500 based on the fair market value of the stock issued. On December 16, 2013, the Company acquired certain patents from Delphi Technologies, Inc. for $1,700,000 pursuant to a Patent Purchase Agreement entered into on October 31, 2013 and Amended on December 16, 2013.

MARATHON PATENT GROUP, INC.
 (FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 DECEMBER 31, 2013

In connection with a settlement and license agreement dated June 4, 2013, the Company agreed to settle and release a certain defendant for past and future use of the Company’s patents. The defendant agreed to assign and transfer 3 US patents and rights valued at $1,000,000 in lieu of an additional cash payment, which amount has been included in the Company’s revenue during the year ended December 31, 2013.

In connection with a settlement and license agreement dated December 22, 2013, the Company agreed to settle and release another defendant for past and future use of the Company’s patents, whereby the defendant agreed to assign and transfer 2 US patents and rights to the Company. The Company valued the two patents at an aggregate of $700,000 and included that amount in revenue during the year ended December 31, 2013.

NOTE 6 - STOCKHOLDERS' EQUITY

On December 7, 2011, the Company increased its authorized capital to 200,000,000 shares of common stock from 75,000,000 shares, changed the par value to $0.0001 per share from $.001 per share, and authorized new 50,000,000 shares of preferred stock, par value $0.0001 per share.

 On June 24, 2013, the reverse stock split ratio of one (1) for thirteen (13) basis was approved by the Board of Directors. On July 18, 2013, the Company filed a certificate of amendment to its Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada in order to effectuate a reverse stock split of the Company’s issued and outstanding common stock, par value $0.0001 per share on a one (1) for thirteen (13) basis. All share and per share values for all periods presented in the accompanying consolidated financial statements are retroactively restated for the effect of the reverse stock split.

Common Stock

In April 2013, the Company sold an aggregate of 2,404 post-split (31,250 pre-split) units with gross proceeds to the Company of $25,000 to a certain accredited investor pursuant to a subscription agreement. Each unit was sold for a purchase price of $10.40 post-split ($0.80 pre-split) per unit and consists of: (i) two shares of the Company’s common stock (4,808 post-split common stock) and (ii) a five-year warrant to purchase an additional share of common stock (2,404 post- split warrants) at an exercise price of $7.80 post-split ($0.60 pre-split) per share, subject to adjustment upon the occurrence of certain events such as stock splits and dividends. The warrants may be exercised on a cashless basis.

On April 17, 2013, the Company executed a consulting agreement with a consultant pursuant to a 12 month consulting agreement for business advisory services. Pursuant to the terms of the agreement, the consultant shall receive a retainer of $5,000 per month. Additionally, the Company shall issue to the consultant 30,769 post-split (400,000 pre-split) shares of common stock of which 7,692 post-split (100,000 pre-split) shares vest immediately and the remaining 23,077 post-split (300,000 pre-split) shares will vest over a 12 month period. In June 2013, the Company issued 11,538 shares for services rendered and valued these common shares at the fair market value on the date of grant at approximately $5.03 per share or $58,000. In third quarter of 2013, the Company issued an aggregate of 5,769 shares of common stock in connection with this consulting agreement. The Company valued the shares at the fair market value on the date of grant at approximately $6.00 per share or $34,480.

On May 22, 2013, the Company executed a one-year consulting agreement with a consultant for business advisory and capital restructuring services. The Company granted 23,077 post-split shares of common stock in connection with this consulting agreement and was valued at fair market value on the date of grant at approximately $5.85 post-split per share. The Company recorded the total consideration of $135,000 as prepaid expense and amortized $78,750 during the year.  The remaining balance will be amortized over the remaining term of the consulting agreement.

MARATHON PATENT GROUP, INC.
 (FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 DECEMBER 31, 2013

On May 31, 2013, the Company sold an aggregate of 999,998 post-split (13,000,000 pre-split) units (the “Units”) representing gross proceeds to the Company of $5,200,000 to certain accredited investors (the “Investors”) pursuant to a securities purchase agreement (the “Securities Purchase Agreement”).  Each Unit was subscribed for a purchase price of $5.20 post-split ($0.40 pre-split) per Unit and consists of: (i) one share (the “Shares”) of the Company’s common stock (999,998 post-split common stock) and (ii) a three (3) year warrant (the “Warrants”) to purchase half a share of the common stock (499,999 post-split warrants) at an exercise price of $6.50 post-split ($0.50 pre-split) per share, subject to adjustment upon the occurrence of certain events such as stock splits and stock dividends and similar events. The Company paid placement agent fees of $170,000 to two broker-dealers in connection with the sale of the units, of which $30,000 was previously paid by the Company as a retainer.

The Warrants may be exercised on a cashless basis at any time that the registration statement to be filed pursuant to the Registration Rights Agreement is not effective after the Effectiveness Date (as defined below). The Warrants contains limitations on the holder’s ability to exercise the Warrant in the event such exercise causes the holder to beneficially own in excess of 9.99% of the Company’s issued and outstanding Common Stock.

Pursuant to a Registration Rights Agreement with the Investors, the Company has agreed to file a “resale” registration statement with the Securities and Exchange Commission (“SEC”) covering the Shares and the Common Stock underlying the Warrants within 45 days of the final closing date of the sale of Units (the “Filing Date”) and to maintain the effectiveness of such registration statement. The Company has agreed to use its best efforts to have the initial registration statement declared effective within 120 days of the Filing Date (or within 135 days of the Filing Date in the event that the registration statement is subject to full review by the SEC) (the “Effectiveness Date”). If (i) a registration statement is (A) not filed with the SEC on or before the Filing Date or (B) not declared effective by the SEC on or before the Effectiveness Date, (ii) other than during an allowable grace period, sales cannot be made pursuant to the registration statement or the prospectus contained therein is not available for use for any reason, or (iii) the Company fails to file with the SEC any required reports under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, then, the Company shall pay to the Investors an amount in cash equal to one percent (1%) of such Investor’s purchase price every thirty (30) days.  Notwithstanding the foregoing, however, the Company shall not be obligated to pay any such liquidated damages if the Company is unable to fulfill its registration obligations as a result of rules, regulations, positions or releases issued or actions taken by the SEC pursuant to its authority with respect to “Rule 415”, provided the Company registers at such time the maximum number of shares of common stock permissible upon consultation with the staff of the SEC.

In connection with the acquisition of CyberFone Systems, the Company (i) issued 461,538 post-split (6,000,000 pre-split) shares of common stock to the CyberFone Sellers (see Note 3).  The Company valued these common shares at the fair market value on the date of grant at $4.94 post-split ($0.38 pre-split) per share or $2,280,000.

On June 11, 2013, the Company granted an aggregate of 96,154 post-split (1,250,000 pre-split) shares of common stock to the Company’s CFO and to a director of the Company, which were valued at fair market value on the date of grant at approximately $5.27 post-split ($0.41 pre-split) per share for a total of $506,250. The shares vested immediately on issuance. During the year ended December 31, 2013, the Company recorded stock-based compensation expense of the total $506,250 related to the vested restricted stock grants.

On June 28, 2013, the Company executed a one-year consulting agreements with two consultants for investor communications and public relation services. The Company granted an aggregate of 67,308 post-split (875,000 pre-split) shares of common stock in connection with these consulting agreements, which shares were valued at fair market value on the date of grant at approximately $4.55 post-split per share for aggregate value of In connection with the issuance of these common shares, the Company recorded prepaid stock-based consulting of $306,256 and amortized $153,128 during the year ended December 31, 2013, with the balance to be amortized over the remaining consulting agreement term.

MARATHON PATENT GROUP, INC.
 (FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 DECEMBER 31, 2013

On July 25, 2013, the Company granted 4,380 shares of common stock for legal services rendered. In connection with this transaction, the Company valued the shares at the fair market value on the date of grant at $6.85 per share or $30,000.

On July 29, 2013, the Company converted legal fees of $29,620 into 5,696 units of securities. Each unit was subscribed for a purchase price of $5.20 post-split ($0.40 pre-split) per unit and consists of: (i) one share of the Company’s common stock 5,696 post-split common stock) and (ii) a three (3) year warrant to purchase half a share of the common stock  (2,848 post-split warrants) at an exercise price of $6.50 post-split ($0.50 pre-split) per share, subject to adjustment upon the occurrence of certain events such as stock splits and stock dividends and similar events.

In August 2013, the Company sold an aggregate of 153,846 post-split (2,000,000 pre-split) units representing gross proceeds to the Company of $800,000 to certain accredited investors pursuant to a securities purchase agreement. Each unit was subscribed for a purchase price of $5.20 post-split ($0.40 pre-split) per unit and consists of: (i) one share of the Company’s common stock (153,846 post-split common stock) and (ii) a three (3) year warrant to purchase half a share of the common stock (76,923 post-split warrants) at an exercise price of $6.50 post-split ($0.50 pre-split) per share, subject to adjustment upon the occurrence of certain events such as stock splits and stock dividends and similar events. Additionally, the Company paid placement agent fees of $35,029 and legal fees of $42,375 in connection with the sale of units.

In October 2013, the Company acquired 4 US patents in consideration for 150,000 restricted shares of the Company’s common stock. The restricted shares shall be subject to forfeiture rights for the benefit of the Company in the event no enforcement action is effected by the lapse of the enforcement period as defined in the patent purchase agreement. In connection with this transaction, the Company valued the shares at the fair market value on the date of grant at $4.79 per share or $718,500.

On November 12, 2013, the Company received, in cash, the amount of $25,000 in full payment of a subscription receivable for the purchase of 4,808 shares of the Company’s common stock and subsequently issued the shares to the investor.

Common Stock Warrants

During the year ended December 31, 2013, the Company issued 582,175 warrants in connection with financings.  Also, during the same period, 73,077 post-split (950,000 pre-split) warrants were forfeited in accordance with the termination of employee and consultant relationships. During the year ended December 31, 2013, the Company recorded stock based compensation expense of $117,796 in connection with vested warrants. At December 31, 2013, there was a total of $99,087 of unrecognized compensation expense related to  non-vested warrant-based compensation arrangements.

MARATHON PATENT GROUP, INC.
 (FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 DECEMBER 31, 2013

A summary of the status of the Company's outstanding stock warrants and changes during the period then ended is as follows:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Balance at December 31, 2012	199,162	$7.02	6.52
Granted	582,175	6.50	2.46
Cancelled	-	-	-
Forfeited	(73,077)	6.50	8.08
Exercised	-	-	-
Balance at December 31, 2013	708,260	$6.66	2.74

Warrants exercisable at December 31, 2013	680,055	$6.66
Weighted average fair value of warrants granted during the period ended December 31, 2013		$6.50

Common Stock Options

On November 14, 2012, the Company entered into an employment agreement with Doug Croxall (the “Croxall Employment Agreement”), whereby Mr. Croxall agreed to serve as Company’s Chief Executive Officer for a period of two years. Mr. Croxall received a ten year option award to purchase an aggregate of 153,846 post-split (2,000,000 pre-split) shares of the Company’s common stock with an exercise price of $6.50 post-split ($0.50 pre-split) per share, subject to adjustment, which shall vest in 24 equal monthly installments on each monthly anniversary of the date of the Croxall Employment Agreement. The options were valued on the grant date at approximately $6.24 post-split ($0.48 pre-split) per option or a total of $968,600 using a Black-Scholes option pricing model with the following assumptions: stock price of $6.50 post-split ($0.50 pre-split) per share (based on the recent selling price of the Company’s common stock at private placements), volatility of 192%, expected term of 5 years, and a risk free interest rate of 0.61%.

On January 28, 2013, the Company entered into an employment agreement with John Stetson, the Company’s Chief Financial Officer and Secretary (the “Stetson Employment Agreement”) whereby Mr. Stetson agreed to serve as the Company's Chief Financial Officer for a period of one year, subject to renewal. Mr. Stetson shall receive a ten year option award to purchase an aggregate of 38,462 post-split (500,000 pre-split) shares of the Company’s common stock with an exercise price of $6.50 post-split ($0.50 pre-split) per share, subject to adjustment, which shall vest in three (3) equal annual installments on the beginning on the first annual anniversary of the date of the Stetson Employment Agreement, provided Mr. Stetson is still employed by the Company.

On March 1, 2013, Mr. Nathaniel Bradley was appointed as the Company’s Chief Technology Officer and President of IP Services. Pursuant to the Employment Agreement between the Company and Mr. Bradley dated March 1, 2013 (“Bradley Employment Agreement”). Mr. Bradley was awarded five (5) year stock options to purchase an aggregate of 76,923 post-split (1,000,000 pre-split) shares of the Company’s common stock, with a strike price based on the closing price of the Company’s common stock on March 1, 2013 as reported by the OTC Bulletin Board or an exercise price of $11.05 post-split ($0.85 pre-split) per share, vesting in twenty-four (24) equal installments on each monthly anniversary of March 1, 2013, provided Mr. Bradley is still employed by the Company on each such date. On June 19, 2013, the Board of Directors accepted resignation of Mr. Nathaniel Bradley from his position of Chief Technology Officer and President of IP Services with the Company. In connection with his resignation, Mr. Bradley entered into a Separation and Release Agreement with the Company, pursuant to which, Mr. Bradley is entitled to 9,615 post-split (125,000 pre-split) options previously granted to him under his employment agreement which have vested and 67,308 post-split (875,000 pre-split) options have been cancelled.

MARATHON PATENT GROUP, INC.
 (FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 DECEMBER 31, 2013

On March 1, 2013, Mr. James Crawford was appointed as the Company’s Chief Operating Officer. Pursuant to the Employment Agreement between the Company and Mr. Crawford dated March 1, 2013 (“Crawford Employment Agreement”), Mr. Crawford shall serve as the Company’s Chief Operating Officer for two (2) years. Mr. Crawford was awarded five (5) year stock options to purchase an aggregate of 38,462 post-split (500,000 pre-split) shares of the Company’s common stock, with a strike price based on the closing price of the Company’s common stock on March 1, 2013 as reported by the OTC Bulletin Board or an exercise price of $11.05 post-split ($0.85 pre-split) per share, vesting in twenty-four (24) equal installments on each monthly anniversary of March 1, 2013, provided Mr. Crawford is still employed by the Company on each such date. On June 19, 2013, the Company granted 38,462 post-split (500,000 pre-split) options to Mr. Crawford. The stock options granted have an exercise price equal to the fair market value per share on the option grant date, which was $4.94 post-split ($0.38 pre-split) per share. The options issued to Mr. Crawford are conditioned upon the cancellation of the stock options granted to him on March 1, 2013 under his employment agreement with the Company and will vest in twenty-four (24) equal installments on each monthly anniversary of the date of grant.

Pursuant to the Independent Director Agreement between the Company and each of Mr. Nard and Mr. Rosellini dated March 8, 2013, each director was granted five (5) year stock options to purchase an aggregate of 7,692 post-split (100,000 pre-split) shares of the Company’s common stock, with a strike price based on the closing price of the Company’s common stock on March 8, 2013 as reported by the OTC Bulletin Board or an exercise price of $6.50 post-split ($0.50 pre-split) per share. The options shall vest as follows: 33% the first anniversary hereof; 33% on the second anniversary and 34% on the third anniversary, and shall be subject to the Company’s stock plan as in effect from time to time, including any clawback and termination provisions therein. The option agreements shall provide for cashless exercise features. Such agreement shall be terminated upon resignation or removal of Mr. Nard and Mr. Rosellini as members of Board of Directors.

On June 11, 2013, the Company granted an aggregate of 176,923 post-split (2,300,000 pre-split) 5-year options to purchase shares of common stock exercisable at $5.33 post-split ($0.41 pre-split) per share to the Chief Executive Officer and two directors of the Company. The stock options shall vest pro rata monthly over the following 24-month period.

On June 11, 2013, the Company granted 15,385 post-split (200,000 pre-split) 5-year options to purchase shares of common stock exercisable at $5.33 post-split ($0.41 pre-split) per share to a consultant for legal services. The stock options shall vest pro rata monthly over the following 24-month period.

On June 19, 2013, the Company granted an aggregate of 23,077 post-split (300,000 pre-split) 5-year options to purchase shares of common stock exercisable at $4.94 post-split ($0.38 pre-split) per share to two employees of the Company. The options shall vest as follows: 33% the first anniversary hereof; 33% on the second anniversary and 34% on the third anniversary.

On July 25, 2013, the Company granted an aggregate of 67,307 five-year options to purchase shares of common stock to four consultants who are employees of IP Nav. Such options shall vest 33% on the first year anniversary, 33% on the second year anniversary and 34% on the third year anniversary. The exercise price was based on the $6.85 closing price of the Company’s common stock on the date of grant. In October 2013, 9,615 of these options were forfeited in accordance with the termination of consultant relationships.

On August 19, 2013, the Company granted an aggregate of 303,846 five-year options to purchase shares of common stock to two consultants who are employees of IP Nav. Such options shall vest 33% on the first year anniversary, 33% on the second year anniversary and 34% on the third year anniversary. The exercise price was based on the $5.85 closing price of the Company’s common stock on the date of grant.  Since these two consultants are no longer employees of IP Nav and no longer perform services for us, these options were forfeited in accordance with their terms.

MARATHON PATENT GROUP, INC.
 (FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 DECEMBER 31, 2013

On November 11, 2013, we entered into a three year consulting agreement with Kairix Analytics, Ltd.  (“Kairix”) (the “Kairix Agreement”), pursuant to which we agreed to grant to Kairix an option to purchase 300,000 shares of the Company’s common stock at an exercise price of $5.70 per share, reflecting the closing price of the Company’s common stock on the date of grant.  The option has a term of five (5) years and vests 33% on each of the first and second anniversaries and 34% on the third anniversary of the Kairix Agreement.  The Company has valued the option at $984,447 using the Black-Scholes option pricing model with the following assumptions:  an expected life of two and one-half years; volatility of 100% and a risk-free interest rate of 0.65%.  In addition, Kairix will be entitled to receive either 2% or 5% of the net revenue derived from the enforcement of patents by either the Company or its subsidiaries and resulting from work performed by Kairix on behalf of the Company, with the percentage applied to be based on the contribution made to the generation of the revenue by Kairix, as further described in the Kairix Agreement.  The Company terminated the consulting agreement with Kairix on June 18, 2014, with an effective date of July 18, 2014, which among other things, terminated Kairix's option to purchase shares under the consulting agreement.

On November 18, 2013, we entered into Amendment No. 1 to the Executive Employment Agreement with our Chief Executive Officer and Chairman, Doug Croxall.  As part of Amendment No. 1, we granted Mr. Croxall ten (10) year stock options to purchase an aggregate of 100,000 shares of our common stock, with an exercise price of $5.93 per share (reflecting the closing price of our common stock on the date of grant) and vesting in twenty-four (24) equal installments on each monthly anniversary date of the grant.  The Company has valued the option grant at $442,692 using the Black-Scholes option pricing model with the following assumptions:  an expected life of five years; volatility of 100%; and a risk-free rate of 1.33%.

On November 18, 2013, we entered into a two year Executive Employment Agreement with Richard Raisig (the “Raisig Agreement”), pursuant to which Mr. Raisig shall serve as our Chief Financial Officer, effective December 3, 2013.  As part of the Raisig Agreement, we agreed to issue Mr. Raisig ten (10) year stock options to purchase an aggregate of 115,000 shares of common stock, with an exercise price of $5.70 per share, vesting in twenty-four (24) equal installments on each monthly anniversary of the date of the Raisig Agreement, provided Mr. Raisig is still employed by us on each such date.  We have valued the options at $511,036 using the Black-Scholes option pricing model with the following assumptions:  market price on the date of grant of $5.90; an expected life of five years; volatility of 101%; and a risk-free rate of 1.40%.

The 1,309,230 options granted during the year ended December 31, 2013 were valued on the grant date at ranging from approximately $2.81 to $7.40 per option or a total of $5,083,852 using the Black-Scholes option pricing model used for this valuation had the following assumptions: stock price ranging from $4.94 to $11.05  per share, volatility of ranging from 99% to 108%, expected term of ranging from approximately 2.5 to 5 years, and a risk free interest rate ranging from 0.31% to 1.40%.

For the year ended December 31, 2013, the Company recorded stock-option based compensation expense of $1,122,412 and stock-option based legal fees of $12,458. At December 31, 2013, there was a total of $4,445,740 of unrecognized compensation expense related to non-vested option-based compensation arrangements entered into during the year.

MARATHON PATENT GROUP, INC.
 (FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 DECEMBER 31, 2013

A summary of the stock options as of December 31, 2013 and changes during the period are presented below:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Balance at December 31, 2012	153,846	6.50	9.87
Granted	1,309,230	5.74	4.98
Exercised	-	-	-
Forfeited	(9,615)	11.05	-
Cancelled	(115,384)	11.05	-
Balance outstanding at December 31, 2013	1,338,076	$5.83	5.21

Options exercisable at December 31, 2013	145,192,	$5.97	7.15
Options expected to vest	1,192,885
Weighted average fair value of options granted during the period		$3.88

 Stock options outstanding at December 31, 2013 as disclosed in the above table have $705,461 intrinsic value at the end of the period.

Restricted Stock Unit

On November 13, 2013, we entered into a two year consulting agreement with Jeff Feinberg (the “Feinberg Agreement”), pursuant to which we agreed to grant Mr. Feinberg a restricted stock unit (“RSU”) for 100,000 shares of our restricted common stock.  The RSU vests in two installments:  50% on the one-year anniversary of the Feinberg Agreement (the “First Vesting”) and the remaining 50% on the second year anniversary of the Feinberg Agreement (the “Second Vesting”).  The shares of common stock will be issued upon Mr. Feinberg’s meeting each of the two vesting requirements.  During the first six months, the Feinberg Agreement can be terminated without any vesting under certain circumstances described in the Feinberg Agreement.  If the Feinberg Agreement is terminated following the First Vesting but prior to the Second Vesting, the RSU is subject to acceleration of the Second Vesting under certain circumstances also described in the Feinberg Agreement.  Mr. Feinberg is the trustee of The Feinberg Family Trust and holds voting and dispositive power over the shares held by The Feinberg Family Trust, which is a 10% beneficial owner of our common stock.  The Company valued the RSU at $570,000 and recorded that amount as a prepaid expense and amortized $37,208 of that amount during the year ended December 31, 2013.  The remaining balance at December 31, 2013 of $532,792 will be amortized over the remaining term of the agreement.

MARATHON PATENT GROUP, INC.
 (FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 DECEMBER 31, 2013

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Mining Lease Agreements

In November 2011, the Company, through its wholly owned subsidiary, Amicor, entered into several mining lease agreements with certain officers of Amicor and affiliated companies owned by the officers of Amicor (collectively the “Lessors”). Such mining lease agreements granted and leased to the Company mineral properties located in the County of San Juan, Utah, County of Montrose, Colorado and County of San Miguel, Colorado. The term of the mining lease agreements was for the period of 20 years. The Company was required to pay the annual Federal Bureau of Land Management maintenance fees and other fees required to hold the mineral properties. On June 11, 2012, the Company terminated the leases in connection with the Rescission Agreement (see Note 1).

In December 2011, the Company, entered into a Lease Assignment and Acceptance Agreement with an affiliated company owned by the former officers of Amicor whereby the affiliated company agreed to assign its mineral rights and interests to the Company under a Surface and Mineral Lease Agreement dated in October 2011 with J.H. Ranch, Inc. located in San Juan County, Utah. The Company agreed to perform all of the affiliated company’s obligation under the Surface and Mineral Lease Agreement, including the payment of all lease payments, annual rents, advanced royalties, production royalties and other compensation as defined in the agreement. The term of this agreement was 20 years. In July 2013, the Company assigned its rights and interest in this lease agreement to an unrelated company. In consideration for the assignment, the unrelated company issued 1,293,967 of its shares to the Company (see Note 8).

In June 2012, the Company decided to discontinue its exploration stage gold and minerals business and currently does not hold any unpatented mining claims.

Securities Available for Sale

The Company has recorded unrealized loss of $6,250 as an element of comprehensive income during the year ended December 31, 2013.

In July 2013, the Company assigned its rights and interest in a mining lease agreement to an unrelated company. In consideration for the assignment of lease agreement, the unrelated company issued 1,293,967 of its shares (the “Unrelated Company Shares”) to the Company.  At the time of issuance, the Company valued the Unrelated Company Shares and recorded the cost of investment at the fair market value (based on the sale of its shares in a private placement) of the shares at $0.13 per share or $168,216 and was recorded as a gain from sale of assets of discontinued operations (see Note 4) during the year ended December 31, 2013. In September 2013, the Company sold the Unrelated Company Shares and generated proceeds of $129,397. The decrease in fair value of $38,819 has been recorded as realized loss in the statement of operations for the year ended December 31, 2013.

Office Lease

In October 2013, the Company entered into a net-lease for its current office space in Los Angeles, California.  The lease will commence on May 1, 2014 and runs for seven years through April 30, 2021, with monthly lease payment escalating each year of the lease.  In addition, to paying a deposit of $7,564 and the monthly base lease cost, the Company is required to pay its pro rata share of operating expenses, and real estate taxes.  Under the terms of the lease, the Company will not be required to pay rent for the first five months but must remain in compliance with the terms of the lease to continue to maintain that benefit.  In addition, the Company has a one-time option to terminate the lease in the 42th month of the lease.  Minimum future lease payments under this lease at December 31, 2013, net of the rent abatement, for the next five years are as follows:

MARATHON PATENT GROUP, INC.
 (FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 DECEMBER 31, 2013

2014	$36,981
2015	66,300
2016	69,216
2017	72,324
2018	75,648
Total	$320,469

 NOTE 8 - INCOME TAXES

The Company accounts for income taxes under ASC Topic 740: Income Taxes, which requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards.  ASC Topic 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. The Company has net operating loss carryforward for tax purposes totaling approximately $2,809,733 at December 31, 2013, expiring through 2033. In addition, the Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carryforwards after certain changes in ownership have occurred.

The table below summarizes the differences between the Company’s effective tax rate and the statutory federal rate for the years ended December 31, 2013 and 2012.

	December 31, 2013	December 31, 2012
Tax benefit computed at "expected" statutory rate	$(1,173,114)	$(2,359,025)
State income taxes, net of benefit	(79,110)	(60,884)
Permanent differences :
Impairment expense	-	437,324
Stock based compensation and consulting	381,620	1,508,371
Other permanent differences	(50,892)	(681)
Timing differences
Amortization of patents and other	304,435	-
Increase in valuation allowance	617,061	474,895
Net income tax benefit	$-	$-

The table below summarizes the differences between the Companies’ effective tax rate and the statutory federal rate as follows for the years ended December 31, 2013 and 2012:

	December 31, 2013	December 31, 2012

Computed "expected" tax expense (benefit)	(34.0)%	(34.0)%
State income taxes	(5.0)%	(5.0)%
Permanent differences	14.0%	31.0%
Timing differences	13.0%	-
Change in valuation allowance	12.0%	8.0%

Effective tax rate	0.0%	0.0%

MARATHON PATENT GROUP, INC.
 (FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 DECEMBER 31, 2013

The Company has a deferred tax asset, which is summarized as follows at:

Deferred tax assets:	December 31, 2013	December 31, 2012
Total deferred tax assets	$1,095,797	$478,736
Less: valuation allowance	(1,095,797)	(478,736)
Net deferred tax asset	$-	$-

After consideration of all the evidence, both positive and negative, management has recorded a full valuation allowance at December 31, 2013, due to the uncertainty of realizing the deferred income tax assets.  During the year ended December 31, 2013, the valuation allowance was increased by $617,061.

NOTE 9 – SUBSEQUENT EVENTS

On March 13, 2014, the Company’s wholly-owned subsidiary Relay IP, Inc. entered into a patent license and license option agreement (the “Relay Agreement”) with RPX Corporation (“RPX”).  The Relay Agreement provides for the licensing of a certain patent to RPX at the closing of the transaction and the option for RPX to acquire additional licenses for the patent upon payment of additional consideration to Relay IP, Inc. as provided for in the Relay Agreement.

Also, on March 13, 2014, the Company’s wholly-owned subsidiary Sampo IP, LLC entered into a patent license and license option agreement (the “Sampo Agreement”) with RPX.  The Sampo Agreement provides for the licensing of certain patents to RPX at the closing of the transaction and the option for RPX to acquire additional licenses for the patents upon payment of additional consideration to Sampo IP, LLC as provided for in the Sampo Agreement.

On June 16, 2014, the Company's wholly-owned subsidiary, Selene Communication Technologies Acquisition, LLC, entered into an interests sale agreement (the "Helios Agreement") with Helios IP, LLC.  The Helios Agreement provides for the purchase of 100% of the membership interests of Selene Communications Technologies, LLC in consideration for 100,000 shares of the Company's common stock and a cash payment of $50,000.  In conjunction with the purchase, the Company terminated an existing consulting agreement, related to which, an option to purchase 300,000 shares of the Company's common stock was also terminated.

MARATHON PATENT GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31, 2014	December 31, 2013
	(Unaudited)
ASSETS
Current assets:
Cash	$5,410,629	$3,610,262
Accounts receivable - net	280,000	270,000
Marketable securities - available for sale securities	6,250	6,250
Prepaid expenses and other current assets	579,382	752,931
Total current assets	6,276,261	4,639,443

Other assets:
Property and equipment, net	12,223	13,640
Intangible assets, net	5,704,012	6,157,659
Goodwill	2,144,488	2,144,488
Total other assets	7,860,723	8,315,787

Total Assets	$14,136,984	$12,955,230

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,719,242	$754,945
Liabilities of discontinued operations	30,664	30,664
Total liabilities	1,749,906	785,609

Stockholders' Equity:
Preferred stock, $.0001 par value, 50,000,000 shares authorized: none issued and outstanding	-	-
Common stock, ($.0001 par value; 200,000,000 shares authorized; 5,489,593 issued and outstanding at March 31, 2014 and December 31, 2013	549	549
Additional paid-in capital	23,172,350	22,673,287
Accumulated other comprehensive loss - marketable securities available for sale	(6,250)	(6,250)
Accumulated deficit	(10,769,075)	(10,487,469)

Total Marathon Patent Group, Inc. equity	12,397,574	12,180,117

Non-controlling interest in subsidiary	(10,496)	(10,496)

Total stockholders' equity	12,387,078	12,169,621

Total liabilities and stockholders' equity	$14,136,984	$12,955,230

See accompanying notes to unaudited consolidated financial statements.

MARATHON PATENT GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the	For the
	three months ended	three months ended
	March 31, 2014	March 31, 2013
	(Unaudited)	(Unaudited)

Revenue	$2,780,000	$-

Cost of revenues	1,110,579	-

Gross profit	1,669,421	-

Operating expenses
Amortization of patents	453,647	17,547
Compensation and related taxes	729,987	426,675
Consulting fees	428,107	45,224
Professional fees	256,855	158,472
General and administrative	82,658	66,459
Total operating expenses	1,951,254	714,377

Operating loss from continuing operations	(281,833)	(714,377)

Other income (expenses)
Interest income	227	291
Interest expense	-	(230)
Total other income (expenses)	227	61

Loss from continuing operations before provision for income taxes	(281,606)	(714,316)

Provision for income taxes	-	-

Loss from continuing operations	(281,606)	(714,316)

Discontinued operations:
Income from discontinued operations, net of tax	-	108,780

Net loss	(281,606)	(605,536)

Loss per common share, basic and diluted:
Loss from continuing operations	$(0.05)	$(0.20)
Loss from discontinued operations	-	0.03
	$(0.05)	$(0.17)

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING - Basic and Diluted	5,489,593	3,503,565

See accompanying notes to unaudited consolidated financial statements.

MARATHON PATENT GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the	For the
	three months ended	three months ended
	March 31, 2014	March 31, 2013
	(Unaudited)	(Unaudited)

Cash flows from operating activities:
Net loss	$(281,606)	$(605,536)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	1,417	278
Amortization of patents	453,647	17,547
Amortization of prepaid expense in connection with the issuance of common stock issued for prepaid services	181,564	-
Stock based compensation on warrants	10,394	49,197
Stock based compensation on options granted	488,669	170,911

Changes in operating assets and liabilities
Accounts receivable	(10,000)	-
Assets of discontinued operations - current portion	-	28,750
Prepaid expenses	(8,015)	9,667
Accounts payable and accrued expenses	964,297	96,011

Net cash provided by (used in) operating activities	1,800,367	(233,175)

Cash flows from investing activities:
Purchase of property and equipment	-	(10,000)
Proceeds received from sale of real estate property (discontinued operations)	-	817,482
Capitalized cost related to improvements of real estate property (discontinued operations)	-	(12,000)
Net cash provided by investing activities	-	795,482

Net increase in cash	1,800,367	562,307

Cash at beginning of year	3,610,262	2,354,169

Cash at end of period	$5,410,629	$2,916,476

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$-	$230
Income taxes	$-	$-

See accompanying notes to unaudited consolidated financial statements.

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Organization

Marathon Patent Group, Inc. (the “Company”), formerly American Strategic Minerals Corporation, was incorporated under the laws of the State of Nevada on February 23, 2010.

The Company’s business is to acquire patents and patent rights and to monetize the value of those assets to generate revenue and profit for the Company.  The Company acquires patents and patent rights from their owners, who range from individual inventors to Fortune 500 companies.  Part of the Company’s acquisition strategy is to acquire patents and patent rights that cover a wide-range of subject matter, which allows the Company to achieve the benefits of a growing diversified portfolio of assets.  Generally, the assets the Company acquires are characterized by having large identifiable companies who are or have been using technology that infringes on the Company’s patent rights.  The Company generally monetizes its portfolio of assets by initiating enforcement activities against any infringing parties with the objective of entering into a standard form of comprehensive settlement and license agreement that may include the granting of non-exclusive retroactive and future rights to use the patented technology, a covenant not to sue, a release of the party from certain claims, the dismissal of any pending litigation and other terms that are appropriate in the circumstances.  The Company’s strategy has been developed with the expectation that it will result in a long-term, diversified revenue stream for the Company.

On December 7, 2011, the Company filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada in order to change its name to “American Strategic Minerals Corporation” from “Verve Ventures, Inc.”, and increase the Company’s authorized capital to 200,000,000 shares of common stock, par value $0.0001 per share, and 50,000,000 shares of preferred stock, par value $0.0001 per share. During June 2012, the Company decided to discontinue its exploration and potential development of uranium and vanadium minerals business. Additionally, in November 2012, the Company decided to discontinue its real estate business.

On August 1, 2012, the shareholders holding a majority of the Company’s voting capital voted in favor of (i) changing the name of the Company to “Fidelity Property Group, Inc.” and (ii) the adoption the 2012 Equity Incentive Plan and reserving 10,000,000 shares of common stock for issuance thereunder (the “2012 Plan”).  The board of directors of the Company (the “Board of Directors”) approved the name change and the adoption of the 2012 Plan on August 1, 2012. The Company did not file an amendment to its Articles of Incorporation with the Secretary of State of Nevada and subsequently abandoned the decision to adopt the “Fidelity Property Group, Inc.” name.

On October 1, 2012, the shareholders holding a majority of the Company’s voting capital had voted and authorized the Company to (i) change the name of the Company to Marathon Patent Group, Inc. (the “Name Change”) and (ii) effectuate a reverse stock split of the Company’s common stock by a ratio of 3-for-2 (the “Reverse Split”) within one year from the date of approval of the stockholders of the Company.  The Board of Directors approved the Name Change and the Reverse Split on October 1, 2012. The Board of Directors determined the name “Marathon Patent Group, Inc.” better reflects the long-term strategy in exploring other opportunities and the identity of the Company going forward.  On February 15, 2013, the Company filed the Certificate of Amendment with the Secretary of State of the State of Nevada in order to effectuate the Name Change. On May 31, 2013, shareholders of record holding a majority of the outstanding voting capital of the Company approved a reverse stock split of the Company’s issued and outstanding common stock by a ratio of not less than one-for-five and not more than one-for-fifteen at any time prior to April 30, 2014, with such ratio to be determined by the Company’s Board of Directors, in its sole discretion. On June 24, 2013, the reverse stock split ratio of one (1) for thirteen (13) basis was approved by the Board of Directors. On July 18, 2013, the Company filed a certificate of amendment to its Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada in order to effectuate a reverse stock split of the Company’s issued and outstanding common stock, par value $0.0001 per share on a one (1) for thirteen (13) basis. All share and per share values for all periods presented in the accompanying consolidated financial statements are retroactively restated for the effect of the reverse stock split.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The unaudited consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP") and present the consolidated financial statements of the Company and its wholly-owned subsidiaries. In the preparation of consolidated financial statements of the Company, all intercompany transactions and balances were eliminated. All adjustments (consisting of normal recurring items) necessary to present fairly the Company's consolidated financial position as of March 31, 2014, and the results of operations and cash flows for the three months ended March 31, 2014 have been included. The results of operations for the three months ended March 31, 2014 are not necessarily indicative of the results to be expected for the full year. The accounting policies and procedures employed in the preparation of these consolidated financial statements have been derived from the audited financial statements of the Company for the year ended December 31, 2013, which are contained in Form 10-K as filed with the Securities and Exchange Commission on March 31, 2014. The consolidated balance sheet as of December 31, 2013 was derived from those financial statements.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with maturity of three months or less, when purchased, to be cash equivalents.  The Company maintains cash and cash equivalent balances at one financial institution that is insured by the Federal Deposit Insurance Corporation. The Company’s account at this institution is insured by the Federal Deposit Insurance Corporation ("FDIC") up to $250,000. For the three months ended March 31, 2014, the Company has reached bank balances exceeding the FDIC insurance limit. To reduce its risk associated with the failure of such financial institution, the Company evaluates at least annually the rating of the financial institution in which it holds deposits.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates made by management include, but are not limited to, the assumptions used to calculate fair value of warrants and options granted, common stock issued for services, and common stock issued in connection with an option agreement.

Accounts Receivable

The Company has a policy of reserving for questionable accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable.  The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt.  Account balances deemed to be uncollectible are charged to the bad debt expense after all means of collection have been exhausted and the potential for recovery is considered remote.  At March 31, 2014 and December 31, 2013, the allowance for bad debt was $57,050 for both periods. Accounts receivable-net at March 31, 2014 and December 31, 2013, amounted to $280,000 and $270,000, respectively.

Concentration of Revenue and Geographic Area

Patent license revenue from enforcement activities is considered United States revenue as payments are for licenses for United States operations irrespective of the location of the licensee's or licensee's parent home domicile. As of March 31, 2014, one customer accounted for 100% of the Company’s total accounts receivable-net. Revenues from two customers accounted for approximately 100% of the Company’s revenues for the three months ended March 31, 2014.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 605, “Revenue Recognition”. Revenue is recognized when (i) persuasive evidence of an arrangement exists, (ii) all obligations have been substantially performed, (iii) amounts are fixed or determinable and (iv) collectability of amounts is reasonably assured.

The Company considers its licensing and enforcement activities as one unit of accounting under ASC 605-25, “Multiple-Element Arrangements” as the delivered items do not have value to customers on a standalone basis, there are no undelivered elements and there is no general right of return relative to the license. Under ASC 605-25, the appropriate recognition of revenue is determined for the combined deliverables as a single unit of accounting and revenue is recognized upon delivery of the final elements, including the license for past and future use and the release.

Also due to the fact that the settlement element and license element for past and future use are the major central business, the Company does not present these two elements as different revenue streams in its statement of operations. The Company does not expect to provide licenses that do not provide some form of settlement or release. Revenues from patent enforcement activities accounted for 100% of the Company’s revenues for the three months ended March 31, 2014.

Cost of Revenue

Cost of revenues mainly includes expenses incurred in connection with the Company’s patent enforcement activities, such as legal fees, consulting costs, patent maintenance, royalty fees for acquired patents and other related expenses. Cost of revenue does not include expenses related to product development, integration or support, as these are included in general and administrative expenses.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets of $579,382 and $752,931 at March 31, 2014 and December 31, 2013, respectively, consist primarily of costs paid for future services, which will occur within a year. Prepaid expenses include prepayments in cash and equity instruments for public relation services, business advisory, consulting and prepaid insurance, which are being amortized over the terms of their respective agreements. During the three months ended March 31, 2014, the Company recognized stock based consulting expenses of $181,564 related to the amortization of prepaid expenses and other current assets in connection with common stock issued for prepaid services.

Marketable Securities

Marketable securities that the Company invests in publicly traded equity securities and are generally restricted for sale under Federal securities laws. The Company’s policy is to liquidate securities received when market conditions are favorable for sale. Since these securities are often restricted, the Company is unable to liquidate them until the restriction is removed. Pursuant to ASC Topic 320, “Investments –Debt and Equity Securities” the Company’s marketable securities have a readily determinable and active quoted price, such as from NASDAQ, NYSE Euronext, the Over the Counter Bulletin Board, and the OTC Markets Group.

Available for sale securities are carried at fair value, with changes in unrealized gains or losses are recognized as an element of comprehensive income based on changes in the fair value of the security. Once liquidated, realized gains or losses on the sale of marketable securities available for sale are reflected in the net income (loss) for the period in which the security was liquidated.

Comprehensive Income

Accounting Standards Update (“ASU”) No. 2011-05 amends Financial Accounting Standards Board (“FASB”) Codification Topic 220 on comprehensive income (1) to eliminate the current option to present the components of other comprehensive income (loss) in the statement of changes in equity, and (2) to require presentation of net income (loss) and other comprehensive income (loss) (and their respective components) either in a single continuous statement or in two separate but consecutive statements. These amendments do not alter any current recognition or measurement requirements in respect of items of other comprehensive income. The amendments in this Update are to be applied prospectively.

Fair Value of Financial Instruments

The Company adopted FASB ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”), for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing US GAAP that require the use of fair value measurements, establishes a framework for measuring fair value and expands disclosure about such fair value measurements. The adoption of ASC 820 did not have an impact on the Company’s financial position or operating results, but did expand certain disclosures. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

Investment measured at fair value on a recurring basis at March 31, 2014:

	Fair Value Measurements Using:
	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Marketable securities – available for sale, net of discount for effect of restriction	$-	$-	$6,250

The Company classifies the investments in marketable securities available for sale as Level 3, adjusted for the effect of restriction. The securities are restricted and cannot be readily resold by the Company absent a registration of those securities under the Securities Act of 1933, as amended (the “Securities Act”) or the availabilities of an exemption from the registration requirements under the Securities Act. As these securities are often restricted, the Company is unable to liquidate them until the restriction is removed. Unrealized gains or losses on marketable securities available for sale are recognized as an element of comprehensive income based on changes in the fair value of the security. Once liquidated, realized gains or losses on the sale of marketable securities available for sale are reflected in our net loss for the period in which the security was liquidated.

The carrying amounts reported in the consolidated balance sheet for cash, accounts receivable, accounts payable, and accrued expenses, approximate their estimated fair market value based on the short-term maturity of these instruments.

Accounting for Acquisitions

In the normal course of its business, the Company makes acquisitions of patent assets and may also make acquisitions of businesses.  With respect to each such transaction, the Company evaluates facts of the transaction and follows the guidelines prescribed in accordance with ASC 805 – Business Combinations to determine the proper accounting treatment for each such transaction and then records the transaction in accordance with the conclusions reached in such analysis.  The Company performs such analysis with respect to each material acquisition within the consolidated group of entities.

Income Taxes

The Company accounts for income taxes pursuant to the provision of ASC 740-10, “Accounting for Income Taxes” which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

The Company follows the provision of the ASC 740-10 related to Accounting for Uncertain Income Tax Position. When tax returns are filed, it is highly certain that some positions taken would be situated upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is most likely that not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions.

Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company believes its tax positions are all highly certain of being upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

The Company has adopted ASC 740-10-25 Definition of Settlement, which provides guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively settled upon the completion and examination by a taxing authority without being legally extinguished. For tax position considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely that not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open.  The federal and state income tax returns of the Company are subject to examination by the Internal Revenue Service and state taxing authorities, generally for three years after they were filed. The Company is in the process of filing the previous year’s tax returns.

Basic and Diluted Net Loss per Share

Net loss per common share is calculated in accordance with ASC Topic 260: Earnings Per Share (“ASC 260”). Basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. The computation of diluted net loss per share does not include dilutive common stock equivalents in the weighted average shares outstanding as they would be anti-dilutive. The Company has 1,147,692 stock options and 685,183 stock warrants outstanding at March 31, 2014 which were excluded from the computation of diluted shares outstanding as they would have had an anti-dilutive impact on the Company’s net loss.   In addition, as of March 31, 2014, the Company has  Restricted Stock Unit (“RSU”) outstanding for 100,000 shares of common stock, which RSU is also not included in the computation of basic and diluted net loss per share.

The following table sets forth the computation of basic and diluted loss per share:

	For the Three Months ended March 31, 2014	For the Three Months ended March 31, 2013

Loss from continuing operations	$(281,606)	$(714,316)
Income from discontinued operations	$-	$108,780

Denominator:
Denominator for basic and diluted loss per share
(weighted-average shares)	5,489,593	3,503,565

Loss per common share, basic and diluted:
Loss from continuing operations	$(0.05)	$(0.20)
Income from discontinued operations	$-	$0.03

Intangible Assets

Intangible assets include patents purchased and recorded based on the cost to acquire them. These assets are amortized over their remaining estimated useful lives. Useful lives of intangible assets are periodically evaluated for reasonableness and the assets are tested for impairment whenever events or changes in circumstances indicate that the carrying amount may no longer be recoverable.

Goodwill and Other Intangible Assets

In accordance with ASC 350-30-65, “Intangibles - Goodwill and Others”, the Company assesses the impairment of identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers to be important which could trigger an impairment review include the following:

1.	Significant underperformance relative to expected historical or projected future operating results;
2.	Significant changes in the manner of use of the acquired assets or the strategy for the overall business; and
3.	Significant negative industry or economic trends.

When the Company determines that the carrying value of intangibles may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows.

Impairment of Long-lived Assets

The Company accounts for the impairment or disposal of long-lived assets according to the ASC 360 “Property, Plant and Equipment”.  The Company continually monitors events and changes in circumstances that could indicate that the carrying amounts of long-lived assets may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated future net undiscounted cash flows expected to be generated by the asset. When necessary, impaired assets are written down to estimated fair value based on the best information available. Estimated fair value is generally based on either appraised value or measured by discounting estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The Company did not record any impairment charges on its long-lived assets during the three months ended March 31, 2014 and 2013.

Stock-based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the vesting period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date.

Recent Accounting Pronouncements

There were updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

NOTE 3 – ACQUISITION

On April 22, 2013, Acquisition Corp., a Texas corporation and newly formed wholly owned subsidiary of the Company entered into a merger agreement with CyberFone Systems, TechDev and Spangenberg Foundation.  TechDev and Spangenberg Foundation owned 100% of the membership interests of CyberFone Systems.

CyberFone Systems owns a foundational patent portfolio that includes claims that provide specific transactional data processing, telecommunications, network and database inventions, including financial transactions. The portfolio, which has a large and established licensing base, consists of ten United States patents and 27 foreign patents and one patent pending. The patent rights that cover digital communications and data transaction processing are foundational to certain applications in the wireless, telecommunications, financial and other industries. IP Navigation Group LLC (“IP Nav”), a Company founded by Erich Spangenberg and associated with the CyberFone Sellers will continue to support and manage the portfolio of patents and retain a contingent participation interest in all recoveries.  IP Nav provides patent monetization and support services under an existing agreement with CyberFone Systems.

Pursuant to the terms of the CyberFone Merger Agreement, CyberFone Systems merged with and into Acquisition Corp with CyberFone Systems surviving the merger as the wholly owned subsidiary of the Company (the “Merger”).  The Company (i) issued 461,538 post-split (6,000,000 pre-split) shares of common stock to the CyberFone Sellers (the “Merger Shares”), (ii) paid the CyberFone Sellers $500,000 cash and (iii) issued a $500,000 promissory note to TechDev (the “Note”).  The Company valued these common shares at the fair market value on the date of grant at $4.94 post-split ($0.38 pre-split) per share or $2,280,000. The Note was non-interest bearing and was due on June 22, 2013, subject to acceleration in the event of default.  The Company may prepay the Note at any time without premium or penalty. On June 21, 2013, the Company paid $500,000 to TechDev in satisfaction of the note. The transaction resulted in a business combination and caused CyberFone Systems to become a wholly-owned subsidiary of the Company.

In addition to the payments described above, within 30 days following the end of each calendar quarter (commencing with the first full calendar quarter following the calendar quarter in which CyberFone Systems recovers $4 million from licensing or enforcement activities related to the patents), CyberFone Systems will be required to pay out a certain percentage of such recoveries.

The Company accounted for the acquisition utilizing the purchase method of accounting in accordance with ASC 805 “Business Combinations”. The Company is the acquirer for accounting purposes and CyberFone Systems is the acquired company.  Accordingly, the Company applied push–down accounting and adjusted to fair value all of the assets and liabilities directly on the financial statements of the subsidiary. The net purchase price paid by the Company was allocated to assets acquired and liabilities assumed on the records of the Company as follows:

Intangible assets	$1,135,512
Goodwill	2,144,488
Net purchase price	$3,280,000

NOTE 4 - DISCONTINUED OPERATIONS

During June 2012, the Company decided to discontinue its exploration and potential development of uranium and vanadium minerals business and prior periods have been restated in the Company’s consolidated financial statements and related footnotes to conform to this presentation. Additionally, in November 2012, the Company decided to discontinue its real estate business and intends to sell and dispose its remaining real estate holdings during fiscal 2013. The Company is now engaged in the acquisition, development and monetization of intellectual property through both the prosecution and licensing of its own patent portfolio, the acquisition of additional intellectual property or partnering with others to defend and enforce their patent rights.

The remaining liabilities of discontinued operations are presented in the balance sheet under the caption “Liabilities of discontinued operation" and relates to the discontinued operations of the uranium and vanadium minerals business and real estate business. The carrying amounts of the major classes of the assets and liabilities are summarized as follows:

	March 31, 2014	December 31, 2013
Assets:
Assets of discontinued operations	$-	$-

Liabilities:
Accounts payables and accrued expenses	$30,664	$30,664
Liabilities of discontinued operations	$30,664	$30,664

The following table indicates selected financial data of the Company’s discontinued operations of its uranium and vanadium minerals business and real estate business.

	For the Three Months Ended March 31, 2014	For the Three Months Ended March 31, 2013
Revenues – real estate	$-	$986,951
Cost of sales- real estate	-	(817,483)
Gross profit	-	169,468
Operating and other non-operating expenses	-	(60,688)

Income from discontinued operations, net of tax	$-	$108,780

NOTE 5 – INTANGIBLE ASSETS

Intangible assets include patents purchased and are recorded based on their acquisition cost which consisted of the following:

	March 31, 2014	December 31, 2013

Patent rights	$7,204,937	$7,204,937
Accumulated amortization	(1,500,925)	(1,047,278)
Intangible assets, net	$5,704,012	$6,157,659

Intangible assets are comprised of patents with estimated useful lives between approximately 1 to 11 years. Once placed in service, the Company will amortize the costs of intangible assets over their estimated useful lives on a straight-line basis.  Costs incurred to acquire patents, including legal costs, are also capitalized as long-lived assets and amortized on a straight-line basis with the associated patent. Amortization of patents is included in operating expenses as reflected in the accompanying consolidated statements of operations. The Company assesses fair market value for any impairment to the carrying values.  As of March 31, 2014 and December 31, 2013 management concluded that there was no impairment to the acquired assets.

Amortization expense for the three months ended March 31, 2014 and 2013 was $453,647 and $17,547, respectively. Future amortization of intangible assets, net is as follows:

2014	$1,265,458
2015	1,484,209
2016	944,035
2017	639,626
2018	379,691
2019 and thereafter	990,993
Total	$5,704,012

On April 16, 2013, the Company through its subsidiary, Relay IP, Inc. acquired a US patent for $350,000. On April 22, 2013, the Company acquired 10 US patents, 27 foreign patents and 1 patent pending from CyberFone Systems valued at $1,135,512 (see note 3). In September 2013, the Company acquired 14 US patents for a total purchase price of $1,100,000. On November 13, 2013, the Company acquired four patents for 150,000 shares of the Company’s common stock, which the Company valued at $718,500 based on the fair market value of the stock issued. On December 16, 2013, the Company acquired certain patents from Delphi Technologies, Inc. for $1,700,000 pursuant to a Patent Purchase Agreement entered into on October 31, 2013 and Amended on December 16, 2013.

In connection with a settlement and license agreement dated June 4, 2013, the Company agreed to settle and release a certain defendant for past and future use of the Company’s patents. The defendant agreed to assign and transfer 3 US patents and rights valued at $1,000,000.

In connection with a settlement and license agreement dated December 22, 2013, the Company agreed to settle and release another defendant for past and future use of the Company’s patents, whereby the defendant agreed to assign and transfer 2 US patents and rights to the Company. The Company valued the two patents at an aggregate of $700,000.

NOTE 6 - STOCKHOLDERS' EQUITY

On December 7, 2011, the Company filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada in order to increase the Company’s authorized capital to 200,000,000 shares of common stock from 75,000,000 shares, change the par value to $0.0001 per share from $.001 per share, and authorized new 50,000,000 shares of preferred stock, par value $0.0001 per share.

On June 24, 2013, the reverse stock split ratio of one (1) for thirteen (13) basis was approved by the Board of Directors. On July 18, 2013, the Company filed a certificate of amendment to its Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada in order to effectuate a reverse stock split of the Company’s issued and outstanding common stock, par value $0.0001 per share on a one (1) for thirteen (13) basis. All share and per share values for all periods presented in the accompanying consolidated financial statements are retroactively restated for the effect of the reverse stock split.

Common Stock Warrants

During the three months ended March 31, 2014, the Company recorded stock based compensation expense of $10,394 in connection with vested warrants. At March 31, 2014, there was a total of $34,646 of unrecognized compensation expense related to this non-vested warrant-based compensation arrangements.

A summary of the status of the Company's outstanding stock warrants and changes during the period then ended is as follows:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Balance at December 31, 2013	708,260	$6.66	2.74
Granted	-	-	-
Cancelled	(23,077)	-	-
Forfeited	-	-	-
Exercised	-	-	-
Balance at March 31, 2014	685,183	$6.66	2.31

Warrants exercisable at March 31, 2014	678,773	$6.67
Weighted average fair value of warrants granted during the period ended		$-

Common Stock Options

For the three months ended March 31, 2014 the Company recorded stock-based compensation of $354,132, stock based consulting expense of $128,787 and stock-based legal fees of $5,750 related to vested options. At March 31, 2014, there was a total of $3,071,551 of unrecognized compensation expense related to these non-vested option-based compensation arrangements discussed above.

A summary of the stock options as of March 31, 2014 and changes during the period are presented below:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Balance at December 31, 2013	1,338,076	5.83	5.21
Granted	-	-	-
Exercised	-	-	-
Forfeited	(190,384)	5.90	-
Cancelled	-	-	-
Balance outstanding at March 31, 2014	1,147,692	$5.85	4.61

Options exercisable at March 31, 2014	242,580	$6.13
Options expected to vest	905,112
Weighted average fair value of options granted during the period		$-

Stock options outstanding at March 31, 2014 as disclosed in the above table have approximately $722,000 intrinsic value at the end of the period.

Restricted Stock Unit

On November 13, 2013, the Company entered into a two year consulting agreement with Jeff Feinberg (the “Feinberg Agreement”), pursuant to which we agreed to grant Mr. Feinberg a restricted stock unit (“RSU”) for 100,000 shares of our restricted common stock.  The RSU vests in two installments:  50% on the one-year anniversary of the Feinberg Agreement (the “First Vesting”) and the remaining 50% on the second year anniversary of the Feinberg Agreement (the “Second Vesting”).  The shares of common stock will be issued upon Mr. Feinberg’s meeting each of the two vesting requirements.  During the first six months, the Feinberg Agreement can be terminated without any vesting under certain circumstances described in the Feinberg Agreement.  If the Feinberg Agreement is terminated following the First Vesting but prior to the Second Vesting, the RSU is subject to acceleration of the Second Vesting under certain circumstances also described in the Feinberg Agreement.  Mr. Feinberg is the trustee of The Feinberg Family Trust and holds voting and dispositive power over the shares held by The Feinberg Family Trust, which is a 10% beneficial owner of our common stock.  The Company valued the RSU at $570,000 or $5.70 per share. During the three months ended March 31, 2014, the Company recorded stock based consulting of $71,250. The remaining balance which is included in prepaid expenses at March 31, 2014 and December 31, 2013 amounted to $461,542 and $532,792, respectively, and will be amortized over the remaining term of the agreement.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Office Lease

In October 2013, the Company entered into a net-lease for its current office space in Los Angeles, California.  The lease will commence on May 1, 2014 and runs for seven years through April 30, 2021, with monthly lease payment escalating each year of the lease.  In addition, to paying a deposit of $7,564 and the monthly base lease cost, the Company is required to pay pro rata share of operating expenses and real estate taxes.  Under the terms of the lease, the Company will not be required to pay rent for the first five months but must remain in compliance with the terms of the lease to continue to maintain that benefit.  In addition, the Company has a one-time option to terminate the lease in the 42th month of the lease.  Minimum future lease payments under this lease at March 31, 2014, net of the rent abatement, for the next five years are as follows:

2014	$36,981
2015	66,300
2016	69,216
2017	72,324
2018	75,648
Total	$320,469

RPX Agreements

On March 13, 2014, the Company entered into a patent rights agreement (“RPX Agreement”) with RPX Corporation, a Delaware corporation (“RPX”).  In relation with the RPX Agreement, on March 13, 2014, Relay IP, Inc. (“Relay IP”), a Delaware corporation and a wholly owned subsidiary of the Company, entered into a patent license agreement (the “Relay IP Agreement”) with RPX. The Relay IP Agreement provides for the licensing of a certain patent to RPX at the closing of the transaction.

In relation with the RPX Agreement, on March 13, 2014, Sampo IP, LLC (“Sampo IP”), a Virginia corporation and a wholly owned subsidiary of the Company, entered into a patent license agreement (the “Sampo IP Agreement”) with RPX. The Sampo IP Agreement provides for the licensing of certain patents to RPX at the closing of the transaction.

NOTE 8 – SUBSEQUENT EVENTS

Resignation and Appointments

On April 14, 2014, Mr. Craig Nard tendered his resignation from his position as a member of the Board of Directors of the Company.

On April 15, 2014 the Board of Directors of the Company appointed Mr. Edward Kovalik to fill the vacancy created by the resignation of Mr. Nard. Pursuant to the terms of the Independent Director Agreement between the Company and Mr. Kovalik dated April 14, 2014 (the “Kovalik Agreement”), the Board approved the issuance of options to purchase 10,000 shares of the Company’s common stock pursuant to the Company’s 2012 Equity Incentive Plan with an exercise price equal to the closing price of the Company’s common stock on April 15, 2014, which was $6.59 per share. The options granted to Mr. Kovalik have an expiration date of April 15, 2019 and will vest pro rata on a monthly basis over a twelve month period commencing April 15, 2014 provided that Mr. Kovalik remains a member of the Board on a continuous basis through each vesting date.

On April 25, 2014, Mr. Richard Raisig resigned from his position as Chief Financial Officer of the Company. The resignation is not in connection with any known disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  The Company has commenced a search to find a permanent replacement for Mr. Raisig. The Company’s former Chief Financial Officer, John Stetson, will serve as Interim Chief Financial Officer until a permanent replacement is found.

On May 15, 2014 the Company entered into an executive employment agreement with Francis Kneuttel II, pursuant to which Mr. Kneuttel would serve as the Company's Chief Financial Officer.

Warrant Amendment Letter

On April 20, 2014, the Company sent a letter (the “Warrant Amendment Letter”) to all the holders of the warrants which were granted in connection with the sale of units pursuant to a securities purchase agreements which occurred between May 2013 and August 2013. The Warrant Amendment Letter offers to reduce the exercise price of the warrants from $6.50 per share to $5.75 per share, if the holders of the warrants accepted the Company’s offer to exercise the warrants in full for cash by April 22, 2014 (the "Expiration Date").  The Company subsequently extended the Expiration Date to April 24, 2014. On April 24, 2014, one holder of warrants, whom is an accredited investor, accepted the Company’s offer and thereby exercised his warrants, for gross proceeds to the Company of approximately $138,224. The Company expects to use such proceeds for general working capital and other purposes.

Private Placement

On May 1, 2014, the Company  sold an aggregate of 1,000,502 units (the “Units”) to certain accredited investors (the “Investors”) pursuant to a securities purchase agreement (the “Securities Purchase Agreement”), resulting in gross proceeds to the Company of $6,503,264.

Each Unit was sold for a purchase price of $6.50 per Unit and consisted of: (i) one share of the Company’s 8% Series A Preferred Stock, $0.0001 par value per share (the “Shares”), and (ii) a two year warrant (the “PIPE Warrants”) to purchase shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) in an amount equal to twenty five percent (25%) of the number of Shares purchased pursuant to the Securities Purchase Agreement. The PIPE Warrants have an exercise price of $7.50 per share, subject to adjustment upon the occurrence of certain events such as stock splits and dividends.

The PIPE Warrants may be exercised on a cashless basis at any time that the registration statement to be filed pursuant to the PIPE Registration Rights Agreement (as defined below) is not effective after the Effectiveness Date (as defined below). The PIPE Warrants contain limitations on the holder’s ability to exercise the PIPE Warrants in the event such exercise causes the holder to beneficially own in excess of 9.99% of the Company’s issued and outstanding Common Stock.

Pursuant to a Registration Rights Agreement with the Investors (the “PIPE Registration Rights Agreement”), the Company has agreed to file a “resale” registration statement with the Securities and Exchange Commission (the “SEC”) covering the Shares and the Common Stock underlying the conversion of the Shares and the exercise of the PIPE Warrants within 60 days of the final closing date of the sale of Units (the “Filing Date”). The Company has agreed to use its best efforts to have the initial registration statement declared effective within 120 days of the Filing Date (or within 135 days of the Filing Date in the event that the registration statement is subject to full review by the SEC) (the “Effectiveness Date”), subject to extension by consent of the Investors. Since there was only one closing of the private placement, the Final Closing Date was May 1, 2014.

The Company paid a placement fee to Laidlaw & Company (UK) Ltd., as placement agent, in the amount of $200,000 in connection with the sale of the Units, of which  $100,000 was paid in cash upon the closing of the private placement and $100,000 was payable in Units.   Accordingly, the Company will issue 15,385 shares of Series A Preferred Stock and 3,846 warrants to the placement agent.  In addition, the Company paid the lead investors in the offering $50,000 for due diligence. It was originally contemplated that this fee would be fully paid in Units, however the Company ultimately paid $25,000 in cash to one lead investor and $25,000 was paid in Units to the other lead investor in the offering, such that the Company issued 7,692 shares of Series A Preferred Stock and 1,923 warrants to such lead investor.

On May 1, 2014, the Company filed with the Secretary of State of Nevada a Certificate of Designations of Series A Convertible Preferred Stock (the “Series A Certificate of Designations”), authorizing 1,500,000 shares of Series A Preferred Stock and establishing the designations, preferences, and other rights of the Series A Preferred Stock. The Series A Certificate of Designations became effective upon filing.

The terms of the Series A Preferred Stock are summarized below:

Rank.  The Series A Preferred Stock will rank senior to Common Stock and to all other classes and series of equity securities of the Company which by its terms do not rank on a parity with or senior to the Series A Preferred Stock.

Dividend.  The holders of Series A Preferred Stock will be entitled to receive dividends at an annual rate equal to 8% based on a value of $6.50 per share.  The Company may pay dividends on the Series A Preferred Stock in shares of Common Stock, with each share of Common Stock being valued at the higher of $6.50 per share or the thirty day VWAP (as defined in the Series A Certificate of Designations) as of the trading day immediately prior to the date that the dividend is to be paid.  All accrued and unpaid dividends, if any, shall be mandatorily paid immediately prior to the earlier to occur of: (i) a liquidation, dissolution or winding up for the Company, (ii) a voluntary conversion by the holder of the Series A Preferred Stock, or (iii) a mandatory conversion pursuant to the terms of the Series A Certificate of Designations, and as further described below.

Liquidation Preference.  In the event of a liquidation, dissolution or winding up of the Company, the holders of the Series A Preferred Stock will be entitled to receive $6.50 per share of the respective preferred stock held, before any payments are made to holders of Common Stock or any other class or series of the Company’s capital stock ranking junior as to liquidation rights to Series A Preferred Stock. After such payment to the holders of Series A Preferred Stock, holders of shares of Series A Preferred Stock will not be entitled to any further participation as such in any distribution of the assets of the Company.

Voting Rights.  As long as more than 25% of the Series A Preferred Stock remain outstanding, the Company may not, and may not permit any subsidiary to, without the affirmative vote or consent of the holders of at least a majority of the Series A Preferred Stock outstanding at the time: (i) incur Indebtedness or authorize, create, issue or increase the authorized or issued amount of any class or series of stock, including but not limited to the issuance of any more shares of previously authorized Preferred Stock, ranking prior to the Series A Preferred Stock, with respect to the distribution of assets on liquidation, dissolution or winding up; (ii) amend, alter or repeal the provisions of the Series A Preferred Stock, whether by merger, consolidation or otherwise, so as to adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock; (iii) repurchase, redeem or pay dividends on (whether in cash, in kind, or otherwise), shares of the Company's stock that are junior to the Series A Preferred; (iv) amend the Articles of Incorporation or By-Laws of the Company so as to affect materially and adversely any right, preference, privilege or voting power of the Series A Preferred Stock; (v) effect any distribution with respect to stock junior to or on parity with the Series A Preferred Stock; or (vi) reclassify the Company's outstanding securities.  “Indebtedness” means (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptance, current swap agreements, interest rate swaps, or other financial products, (c) all capital lease obligations (to the extent the same exceed $500,000 in any fiscal year), (d) all synthetic leases, and (e) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse) any of the foregoing obligations of any other person; provided, however, Indebtedness shall not include (a) a working capital line of credit, containing typical and customary terms and conditions, of up to $3,000,000 issued by a bank, credit union, governmental agency or similar unaffiliated corporate or institutional lender, (b) usual and customary trade debt incurred in the ordinary course of business (c) indebtedness  incurred to fund all or a portion of  the purchase price in connection with the acquisition of  patent portfolios and/or other intellectual property by the Company and (d) endorsements for collection or deposit in the ordinary course of business.  Besides the foregoing voting rights, the Series A Preferred Stock shall have no voting rights and the Common Stock into which the Series A Preferred Stock is convertible shall, upon issuance, have all of the same voting rights as other issued and outstanding Common Stock of the Company.

Conversion.  Each share of Series A Preferred Stock may be converted at the holder’s option at any time after issuance into one share of Common Stock, provided that the number of shares of Common Stock to be issued pursuant to such conversion does not exceed, when aggregated with all other shares of Common Stock owned by such holder at such time, result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) in excess of 9.99% of all of the Common Stock outstanding at such time, unless otherwise waived  in writing by the Company with sixty-one (61) days’ notice.

Mandatory Conversion.  On a date which at least one day after the VWAP of the Company’s Common Stock has exceeded $9.25 per share for a period of four out of eight consecutive trading days, each share of the Series A Preferred Stock outstanding shall automatically convert into one fully paid and nonassessable shares of Common Stock, as adjusted for stock splits, combinations, certain dividends and distributions.

On May 1, 2014, the Company filed with the Secretary of State of Nevada a Certificate of Designations of Series B Convertible Preferred Stock (the “Series B Certificate of Designations”)  authorizing 500,000 shares of Series B Preferred Stock and establishing the designations, preferences, and other rights of the Series B Preferred Stock. The Series B Certificate of Designations became effective upon filing.

The terms of the Series B Preferred Stock are summarized below:

Rank.  The Series B Preferred Stock will rank junior to the Series A Preferred Stock.

Dividend.  The holders of Series B Preferred Stock will be entitled to receive such dividends paid and distributions made to the holders of Common Stock, pro rata to the holders of Common Stock to the same extent as if such holders had converted the Series B Convertible Preferred Stock into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions.

Liquidation Preference.  In the event of a liquidation, dissolution or winding up of the Company, after provision for payment of all debts and liabilities of the Company and the payment of a liquidation preference to the holders of the Company’s Series A Preferred Stock, any remaining assets of the Company shall be distributed pro rata to the holders of Common Stock and the holders of Series B Convertible Preferred Stock as if the Series B Convertible Preferred Stock had been converted into shares of Common Stock on the date of such liquidation, dissolution or winding up of the Company.

Voting Rights.  The Series B Preferred Stock have no voting rights except with regard to certain customary protective provisions set forth in the  Series B Certificate of Designations and as otherwise provided by applicable law.

Conversion.  Each share of Series B Preferred Stock may be converted at the holder’s option at any time after issuance into  one share of Common Stock, provided that the number of shares of Common Stock to be issued pursuant to such conversion does not exceed, when aggregated with all other shares of Common Stock owned by such holder at such time, result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) in excess of 9.99% of all of the Common Stock outstanding at such time, unless otherwise waived  in writing by the Company with sixty-one (61) days notice.

In connection with the sale of the Units, the Company issued 1,000,502 shares of Series A Preferred, 391,000 shares of Series B Preferred and PIPE Warrants to purchase an aggregate of 250,126 shares of Common Stock.

The holders of Series A Preferred Stock are entitled to annual dividends at a rate of 8% based on a value of $6.50 per share, payable quarterly commencing on January 31, 2015.

Completion of Acquisition

On May 2, 2014, the Company completed the acquisition of certain ownership rights (the “Acquired Intellectual Property”) from TechDev Holdings, LLC (“TechDev”), Granicus IP, LLC (“Granicus”) and The Spangenberg Family Foundation for the Benefit of Children’s Healthcare and Education (“SFF”) pursuant to the terms of three purchase agreements between: (i) the Company, TechDev,  SFF and DA Acquisition LLC, a newly formed Texas limited liability company and wholly-owned subsidiary of the Company; (ii) the Company, Granicus, SFF and IP Liquidity Ventures Acquisition LLC, a newly formed Delaware limited liability company and wholly-owned subsidiary of the Company; and (iii) the Company, TechDev,  SFF and Sarif Biomedical Acquisition LLC, a newly formed Delaware limited liability company and wholly-owned subsidiary of the Company (the “DA Agreement,” the “IP Liquidity Agreement” and the “Sarif Agreement,” respectively and the collective transactions, the “Acquisitions”).

Pursuant to the DA Agreement, the Company acquired 100% of the limited liability company membership interests of Dynamic Advances, LLC, a Texas limited liability company, in consideration for: (i) two cash payments of $2,375,000, one payment due at closing and the other payment due on or before June 30, 2014, with such second payment being subject to increase to $2,850,000 if not made on or before June 30, 2014; and (ii) 195,500 shares of the Company’s Series B Convertible Preferred Stock.  Under the terms of the DA Agreement, TechDev and SFF are entitled to possible future payments for a maximum consideration of $250,000,000 pursuant to the Pay Proceeds Agreement described below.

Pursuant to the IP Liquidity Agreement, the Company acquired 100% of the limited liability company membership interests of IP Liquidity Ventures, LLC, a Delaware limited liability company, in consideration for: (i) two cash payments of $2,375,000, one payment due at closing and the other payment due on or before June 30, 2014, with such second payment being subject to increase to $2,850,000 if not made on or before June 30, 2014; and (ii) 195,500 shares of the Company’s Series B Convertible Preferred Stock.  Under the terms of the IP Liquidity Agreement, Granicus and SFF are entitled to possible future payments for a maximum consideration of $250,000,000 pursuant to the Pay Proceeds Agreement described below.

Pursuant to the Sarif Agreement, the Company acquired 100% of the limited liability company membership interests of Sarif Biomedical, LLC, a Delaware limited liability company, in consideration for two cash payments of $250,000, one payment due at closing and the other payment due on or before June 30, 2014, with such second payment being subject to increase to $300,000 if not made on or before June 30, 2014.  Under the terms of the Sarif Agreement, TechDev and SFF are entitled to possible future payments for a maximum consideration of $250,000,000 pursuant to the Pay Proceeds Agreement described below.

Pursuant to the Pay Proceeds Agreement, the Company may pay the sellers a percentage of the net recoveries (gross revenues minus certain defined expenses) that the Company makes with respect to the assets held by the entities that the Company acquired pursuant to the DA Agreement, the IP Liquidity Agreement and the Sarif Agreement (the “IP Assets”).  Under the terms of the Pay Proceeds Agreement, if the Company recovers $10,000,000 or less with regard to the IP Assets, then nothing is due to the sellers; if the Company recovers between $10,000,000 and $40,000,000 with regard to the IP Assets, then the Company shall pay 40% of the cumulative gross proceeds of such recoveries to the sellers; and if the Company recovers over $40,000,000 with regard to the IP Assets, the Company shall pay 50% of the cumulative gross proceeds of such recoveries to the sellers.  In no event will the total payments made by the Company under the Pay Proceeds Agreement exceed $250,000,000.

Pursuant to a Registration Rights Agreement with the  sellers (the “Acquisition Registration Rights Agreement”), the Company has agreed to file a “resale” registration statement with the SEC covering at least 10% of the registrable shares of the Company’s Series B Convertible Preferred Stock issued to the sellers under the terms of the DA Agreement and the IP Liquidity Agreement, at any time on or after November 2, 2014 upon receipt of a written demand from the sellers which describes the amount and type of securities to be included in the registration and the intended method of distribution thereof.  The Company shall not be required to file more than three such registration statements not more than 60 days after the receipt of each such written demand from the sellers.

On May 2, 2014, the Company issued TechDev and SFF a promissory note in order to evidence the second cash payment due under the terms of the DA Agreement in the amount of $2,375,000 due on or before June 30, 2014, with such amount due under the terms of the promissory note being subject to increase to $2,850,000 if the Company’s payment pursuant to the terms of the DA Agreement are not made on or before June 30, 2014. The promissory note matures on October 30, 2014.

On May 2, 2014, the Company issued Granicus and SFF a promissory note in order to evidence the second cash payment due under the terms of the IP Liquidity Agreement in the amount of $2,375,000 due on or before June 30, 2014, with such amount due under the terms of the promissory note being subject to increase to $2,850,000 if the Company’s payment pursuant to the terms of the IP Liquidity Agreement are not made on or before June 30, 2014. The promissory note matures on October 30, 2014.

On May 2, 2014, the Company issued TechDev and SFF a promissory note in order to evidence the second cash payment due under the terms of the Sarif Agreement in the amount of $250,000 due on or before June 30, 2014, with such amount due under the terms of the promissory note being subject to increase to $300,000 if the Company’s payment pursuant to the terms of the Sarif Agreement are not made on or before June 30, 2014. The promissory note matures on October 30, 2014.

TechDev and Mr. Erich Spangenberg (the founder of IP Nav) and his spouse Audrey Spangenberg have filed a Schedule 13G and are deemed to be affiliates of the Company.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.   Other Expenses of Issuance and Distribution.

We are paying all of the expenses related to this offering. The fees and expenses payable by us in connection with this Registration Statement are estimated as follows:

Securities and Exchange Commission Registration Fee	$1,628.19
Accounting Fees and Expenses	5,000
Legal Fees and Expenses	50,000
Miscellaneous Fees and Expenses	0.00
Total	$56,628.19

Item 14.   Indemnification of Directors and Officers.

Neither our articles of incorporation nor bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute (“NRS”). NRS Section 78.7502, provides that a corporation may indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Item 15.   Recent Sales of Unregistered Securities.

We completed an offering of 230,769 shares of our common stock at a price of $0.039 per share to 10 purchasers on July 5, 2010.  The total amount received from this offering was $9,000. We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 196,154 shares of our common stock at a price of $0.065 per share to ten purchasers in September, 2010.  The total amount received from this offering was $12,750. We completed this offering pursuant to Regulation S of the Securities Act.

On January 26, 2012, we entered into a Share Exchange Agreement (the “Amicor Exchange Agreement”) with Amicor and the shareholders of Amicor (the “Amicor Shareholders”).  Upon closing of the transaction contemplated under the Amicor Exchange Agreement (the “Amicor Share Exchange”), on January 26, 2012, the Amicor Shareholders (nine persons) transferred all of the issued and outstanding capital stock of Amicor to us in exchange for an aggregate of 769,231 shares of our Common stock.  Such exchange caused Amicor to become our wholly-owned subsidiary.  Additionally, as further consideration for entering into the Amicor Exchange Agreement, certain Amicor Shareholders received ten-year warrants to purchase an aggregate of 461,538 shares of our Common stock with an exercise price of $6.50 per share (the “Amicor Share Exchange Warrants”).  The Amicor Share Exchange Warrants are exercisable on a cashless basis after twelve months in the absence of an effective registration statement covering the resale of the shares of Common stock underlying the Amicor Share Exchange Warrants.   The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

On January 26, 2012, contemporaneously with the Amicor Exchange Agreement, we also entered the Option Agreement with Pershing Gold Corporation, a Nevada corporation (“Pershing”), pursuant to which we obtained the option (the “Pershing Option”) to acquire certain uranium exploration rights and properties held by Pershing (the “Pershing Properties”).  In consideration for issuance of the Pershing Option, we issued to Pershing (i) a $1,000,000 promissory note payable in installments upon satisfaction of certain conditions (the “Pershing Note”), expiring six months following issuance and (ii) 769,230 shares of our Common stock.  The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

On January 26, 2012, we entered into agreements with certain consultants, pursuant to which such consultants will provide services to us in consideration for which we issued the consultants warrants to purchase an aggregate of 269,231 shares of our common stock with an exercise price of $6.50 per share (“Consulting Warrants”).  The Consulting Warrants have a term of ten years and are exercisable on a cashless basis after twelve months if the shares of Common stock underlying the Consulting Warrants are not registered with the Securities and Exchange Commission.  We also issued a ten-year to purchase an aggregate of 23,077 shares of Common stock with an exercise price of $6.50 per share to another outside consultant which vests in three equal annual installments with the first installment vesting one year from the date of issuance (the “Additional Consulting Warrant”).  The Additional Consulting Warrant is exercisable on a cashless basis after twelve months if the shares of Common stock underlying the Additional Consulting Warrants are not registered with the Securities and Exchange Commission. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

Following the closing of the Amicor Share Exchange, we issued warrants to purchase an aggregate of 207,692 shares at an exercise price of $6.50 per share to Stuart Smith, David Rector, Joshua Bleak and George Glasier in consideration for their services as directors of the Company (“Director Warrants”).  The Director Warrants have a term of ten years and are exercisable on a cashless basis after twelve months if the shares of common stock underlying the Director Warrants are not registered with the Securities and Exchange Commission.  The Director Warrants issued to Stuart Smith, David Rector and Joshua Bleak vest in three equal installments over a period of three years with the first installment becoming exercisable one year from the original date of issuance of the Director Warrants. The Director Warrants issued to George Glasier are immediately exercisable. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

On January 26, 2012, we entered into subscription agreements with certain investors whereby we sold an aggregate of 771,533 shares of our common stock at a per share price of $6.50 per share with gross proceeds of $5,014,965, which includes an aggregate of $100,000 advanced to Amicor for general working capital purposes prior to the closing of the Amicor Share Exchange which was converted into an aggregate of 15,385 shares of Common stock in the private placement and an aggregate of $75,000 in debt owed by Amicor which was converted into an aggregate 11,538 shares of common stock in the private placement.  On January 30, 2012, we sold an additional 46,154 shares of common stock in the Private Placement with gross proceeds to us of $300,000. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On February 13, 2012 and February 14, 2012, we entered into subscription agreements with certain investors whereby we sold an aggregate of 66,154 shares of our common stock at a price of $6.50 per share with gross proceeds of $430,000.  We used the proceeds as payment towards the outstanding principal balance of the promissory note issued to Pershing on January 26, 2012 in the principal amount of $1,000,000. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

In March 2012, we issued a total of 299,145 shares of common stock, including 89,744 shares of common stock issued to George Glasier, our former President and Chief Executive Officer, in connection with a cashless exercise of outstanding warrants originally issued on January 26, 2012.  The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

On March 12, 2012 and March 22, 2012, we entered into subscription agreements with certain investors whereby we sold an aggregate of 33,846 shares of our common stock at a price of $6.50 per share with gross proceeds of $220,000.  The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

Between July 17, 2012 and August 27, 2012, we issued 46,611 shares of common stock as a result of the cashless exercise of outstanding warrants.  The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

On November 14, 2012, we entered into a Share Exchange Agreement with Sampo and the members of Sampo.  Upon closing of the transaction contemplated under the Exchange Agreement, on November 14, 2012, the Sampo Members (six members) transferred all of the issued and outstanding membership interests of Sampo to us in exchange for an aggregate of 711,538 shares of our Common stock.  Such exchange caused Sampo to become our wholly-owned subsidiary. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

On November 14, 2012, under the terms of the employment agreement with Doug Croxall, our Chief Executive Officer and Chairman, we issued to Mr. Croxall a ten year option award to purchase an aggregate of 153,846 shares of the Company’s common stock with an exercise price of $6.50 per share, which shall vest in twenty-four (24) equal monthly installments on each monthly anniversary of the date of the employment agreement. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

On November 14, 2012, we issued 76,923 shares of our common stock to C&H Capital, Inc. (“C&H”) pursuant to a consulting agreement with C&H The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

From December 2012 through March 2013, we sold an aggregate of 86,181 units with gross proceeds of $896,287.20 to certain accredited investors pursuant to a subscription agreement. Each unit was sold for a purchase price of $10.4 per unit and consists of: (i) two shares of our Common stock and (ii) a five-year warrant to purchase an additional share of Common stock at an exercise price of $7.80 per share, subject to adjustment upon the occurrence of certain events such as stock splits and dividends. The sale of units includes the conversion of unpaid salaries and certain outstanding amounts for unpaid fees and expenses into units at the per unit offering price totaling $123,287. The warrants may be exercised on a cashless basis.  We paid placement agent fees of $5,000 in cash to a broker-dealer in connection with the sale of the units. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

On January 28, 2013, we issued to our Chief Financial Officer and Secretary, Mr. John Stetson a ten (10) year option to purchase an aggregate of 38,462 shares of our common stock with an exercise price of $6.50 per share, subject to adjustment, which shall vest in three (3) equal annual installments on the beginning on the first annual anniversary of the date of his employment agreement. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

On March 1, 2013, we issued to our then Chief Technology Officer, Mr. Nathaniel Bradley, and Chief Operating Officer, Mr. James Crawford, five (5) year stock options to purchase an aggregate of 115,385 shares of our common stock with an exercise price of the options is $11.05 which shall vest in twenty-four (24) equal installments on each monthly anniversary of March 1, 2013. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

On March 8, 2013, we issued to our directors, Mr. Craig Nard and Mr. William Rosellini, five (5) year stock options to purchase an aggregate of 15,385 shares of common stock pursuant to the terms of their independent director agreements. The exercise price of the options is $6.50 per share and shall vest as follows: 33% the first anniversary hereof; 33% on the second anniversary and 34% on the third anniversary. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

On April 22, 2013, CyberFone Acquisition Corp., entered into the CyberFone Merger Agreement with CyberFone Systems, TechDev and Spangenberg Foundation.  Pursuant to the terms of the Merger Agreement, CyberFone Systems merged with and into CyberFone Acquisition Corp with CyberFone Systems surviving the merger as our wholly owned subsidiary.  We (i) issued 461,538 shares of common stock to the CyberFone Sellers (the “CyberFone Merger Shares”), (ii) paid the CyberFone Sellers $500,000 cash and (iii) issued a $500,000 promissory note to TechDev (the “TechDev Note”).  The TechDev Note is non-interest bearing and becomes due June 22, 2013, subject to acceleration in the event of default.  We may prepay the TechDev Note at any time without premium or penalty. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

On May 31, 2013, we sold an aggregate of 1,153,844 units representing gross proceeds of $6,000,000 to certain accredited investors pursuant to a securities purchase agreement, among which, 999,998 units representing $5,200,000 were funded. Each unit was subscribed for a purchase price of $5.20 per unit and consists of: (i) one share of our common stock, and (ii) a three (3) year warrant to purchase one half share of our common stock at an exercise price of $6.50 per share, subject to adjustment upon the occurrence of certain events such as stock splits and stock dividends and similar events.  The warrants contain limitations on the holders’ ability to exercise the warrants in the event such exercise causes the holder to beneficially own in excess of 9.99% of our issued and outstanding common stock. The Company paid placement agent fees of $170,000 to two broker-dealers in connection with the sale of the units of which $30,000 was previously paid by us as a retainer. On July 29, 2013, we converted legal fees of $29,620 into 5,696 units. In July 2013, two investors who had subscribed for an aggregate of 153,846 units for an aggregate purchase price of $800,000 assigned their subscriptions to other investors. The investors each funded their subscriptions and such units were issued in August 2013.  The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On June 11, 2013, we granted options to purchase 15,385 shares of common stock exercisable at $5.33 post-split per share to a consultant for legal services. The options shall vest pro rata monthly over the following 24 month period. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

On June 11, 2013, we issued options to purchase 176,923 shares of common stock and 96,154 shares of restricted stock to certain officers and directors. The options are exercisable at $5.265 per share. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

On June 19, 2013, we issued options to purchase 61,538 shares of our common stock to certain employees, including 38,462 options to Mr. James Crawford, the Company’s Chief Operating Officer. The stock options have an exercise price of $4.94 per share. The options issued to Mr. Crawford are conditioned upon the cancellation of the stock options granted to him on March 1, 2013 under his employment agreement. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

On July 24, 2013, our Board of Directors approved the issuance of 67,308 shares to two consultants in consideration for consulting services. Our Board of Directors also approved the issuance of issuance of options to purchase an aggregate of 67,307 shares of our common stock to certain consultants in consideration for consulting services. The options shall vest 33%, 33% and 34% on each annual anniversary of the date of issuance.  The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

On July 30, 2013, we issued 13,462 shares of our common stock to a consultant in consideration for consulting services, of which 7,692 shares of common stock vested immediately and the remaining 23,077 shares of common stock shall vest in increments of 1,923 at the end of each month over a 12 month period. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering. The consultant's services were terminated during the fourth fiscal quarter of 2013 and the consultant's options ceased vesting at that time.

On July 30, 2013, we issued 23,077 shares of common stock to a consultant in consideration for consulting services. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

On July 25, 2013, we issued 4,380 shares of our common stock pursuant to a conversion of $30,000 cash payment owed to certain legal service provider, based on the $6.85 closing price as of July 25, 2013. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933 by virtue of Regulation S, as a transaction made outside of the United States.

On August 19, 2013, we issued options to purchase an aggregate of 303,846 shares of common stock to two consultants in consideration for their services as members of our Advisory Board. The options shall vest 33%, 33% and 34% on each annual anniversary of the date of issuance. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.  Pursuant to the terms of both option grants, the options to purchase 303,846 shares have been terminated as they no longer provide services to the Company as members of our Advisory Board.

On October 15, 2013, we entered into a patent purchase agreement with TT IP, LLC, a Texas limited liability company, pursuant to which we acquired a patent portfolio for 150,000 shares of our common stock. The shares are subject to a forfeiture right for our benefit in the event that no enforcement action is effected by the lapse of the enforcement period. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

On November 11, 2013, we entered into a consulting agreement with Kairix, pursuant to which we granted options to acquire 300,000 shares of common stock to Kairix in exchange for services. The options shall vest 33%, 33% and 34% on each annual anniversary of the date of the issuance. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.  We terminated the consulting agreement with Kairix on June 18, 2014, with an effective date of July 18, 2014, which among other things, terminated Kairix’s option to purchase shares under the consulting agreement.

On November 18, 2013, we granted our Chief Executive Officer, Doug Croxall, ten year stock options to purchase an aggregate of 100,000 shares of our common stock, with a strike price of $5.93 per share (representing the closing price on the date of grant), vesting in twenty-four (24) equal installments on each monthly anniversary of the date of grant. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

On November 18, 2013, we entered into an executive employment agreement with Richard Raisig (“Raisig Agreement”) pursuant to which Mr. Raisig would serve as our Chief Financial Officer. As part of the consideration, we agreed to grant Mr. Raisig ten year stock options to purchase an aggregate of 115,000 shares of Common stock, with a strike price of $5.70 per share, vesting in twenty-four (24) equal installments on each monthly anniversary of the date of the Raisig Agreement. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.  On April 25, 2014, Mr. Richard Raisig resigned from his position as Chief Financial Officer of the Company and all unvested options, representing 91,042 shares, have been terminated.

On November 18, 2013, we entered into a consulting agreement with Jeff Feinberg (“Feinberg Agreement”), pursuant to which we agreed to grant Mr. Feinberg 100,000 shares of our restricted Common stock; 50% of which shall vest on the one-year anniversary of the Feinberg Agreement and the remaining 50% of which shall vest on the second year anniversary of the Feinberg Agreement. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

On April 20, 2014, we sent a letter to all the holders of the warrants which were granted in connection with the sale of units pursuant to a securities purchase agreements which occurred between May 2013 and August 2013. The letter we sent offered to reduce the exercise price of the warrants from $6.50 per share to $5.75 per share, if the holders of the warrants accepted our offer to exercise the warrants in full for cash by April 22, 2014, which we subsequently extended to April 24, 2014. On April 24, 2014, one holder of warrants, whom is an accredited investor, accepted our offer and thereby exercised his warrants, for gross proceeds to the Company of approximately $138,224.

On May 1, 2014, we sold an aggregate of 1,000,502 units representing gross proceeds of $6,503,264 to certain accredited investors pursuant to a securities purchase agreement. Each unit was subscribed for a purchase price of $6.50 per unit and consists of: (i) one share of our Series A Preferred Stock, and (ii) a two (2) year warrant to purchase one quarter of a share of our common stock at an exercise price of $7.50 per share, subject to adjustment upon the occurrence of certain events such as stock splits and stock dividends and similar events.  The warrants contain limitations on the holders’ ability to exercise the warrants in the event such exercise causes the holder to beneficially own in excess of 9.99% of our issued and outstanding common stock. We paid placement agent fees of $200,000 to a placement agent in connection with the sale of the units, of which  $100,000 was paid in cash to the placement agent and $100,000 was payable in units. On July 29, 2013, we converted legal fees of $29,620 into 5,696 units. Accordingly, we issued 15,385 shares of Series A Preferred Stock and 3,846 warrants to the placement agent.  In addition, we paid the lead investor in the offering $50,000 in units for due diligence, such that we issued 7,692 shares of Series A Preferred Stock and 1,923 warrants to the lead investor in the offering.

On May 2, 2014, we completed the acquisition of certain ownership rights from TechDev, Granicus and the Spangenberg Foundation pursuant to the terms of three purchase agreements between: (i) the Company, TechDev,  the Spangenberg Foundation and DA Acquisition LLC, a newly formed Texas limited liability company and wholly-owned subsidiary of the Company; (ii) the Company, Granicus, the Spangenberg Foundation and IP Liquidity Ventures Acquisition LLC, a newly formed Delaware limited liability company and wholly-owned subsidiary of the Company; and (iii) the Company, TechDev,  the Spangenberg Foundation and Sarif Biomedical Acquisition LLC, a newly formed Delaware limited liability company and wholly-owned subsidiary of the Company.

Pursuant to the terms of the foregoing agreements, we: (i) issued 391,000 shares of Series B Preferred Stock; (ii) will pay TechDev and the Spangenberg Foundation two payments of $2,375,000, with one payment having been made at closing and the other payment due on or before June 30, 2014, with such second payment being subject to increase to $2,850,000 if not made on or before June 30, 2014 (iii) will pay Granicus and the Spangenberg Foundation two payments of $2,375,000, with one payment having been made at closing and the other payment due on or before June 30, 2014, with such second payment being subject to increase to $2,850,000 if not made on or before June 30, 2014; (iv) will pay TechDev and the Spangenberg Foundation two payments of $250,000, one payment having been made at closing and the other payment due on or before June 30, 2014, with such second payment being subject to increase to $300,000 if not made on or before June 30, 2014; (v) issued a promissory note to TechDev and the Spangenberg Foundation in order to evidence the second cash payment due under the terms of the DA Agreement in the amount of $2,375,000 due on or before June 30, 2014; and (vi) issued a promissory note to Granicus and the Spangenberg Foundation in order to evidence the second cash payment due under the terms of the IP Liquidity Agreement in the amount of $2,375,000 due on or before June 30, 2014.

On May 15, 2014, we entered into an executive employment agreement with Francis Knuettel II, pursuant to which Mr. Knuettel would serve as our Chief Financial Officer.  We agreed to issue Mr. Knuettel ten (10) year stock options to purchase an aggregate of 145,000 shares of Common stock, with a strike price of $8.33 per share, vesting in thirty-six (36) equal installments on each monthly anniversary of the date of the Agreement, provided Mr. Knuettel is still employed by us on each such date. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

On June 16, 2014, we entered into an interests sale agreement, pursuant to which we agreed to issue 100,000 shares or common stock to Helios IP, LLC, an Ohio limited liability company for the purchase of Helios IP, LLC's interest in Selene Communication Technologies, LLC.  In conjunction with the purchase, we terminated an existing consulting agreement, related to which, an option to purchase 300,000 shares of our common stock was also terminated.  The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

*            All of the above share amounts are adjusted for our 1-for-13 Reverse Split effectuated on July 18, 2013.

Item 16.   Exhibits and Financial Statement Schedules.

The following exhibits are filed as part of this Registration Statement.

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of the Company (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on December 9, 2011)
3.2	Amended and Restated Bylaws of the Company (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on December 9, 2011)
3.3	Certificate of Amendment to Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on February 20, 2013)
3.4	Certificate of Amendment to Amended and Restated Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on July 19, 2013)
3.5
Certificate of Designations of Series A Convertible Preferred Stock of Marathon Patent Group, Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 7, 2014)

3.6
Certificate of Designations of Series B Convertible Preferred Stock of Marathon Patent Group, Inc. (Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the SEC on May 7, 2014)

4.1	Form of Warrant Amendment Letter dated April 20, 2014 (Incorporated by reference to Exhibit 4.1 to the Current Report on 8-K filed with the SEC on April 24, 2014)
5.1	Opinion of Sichenzia Ross Friedman Ference LLP**
10.1	Form of Option Agreement (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on March 14, 2011)
10.2	Form of Promissory Note (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on January 30, 2012)
10.3	Share Exchange Agreement (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the SEC on March 14, 2011)
10.4	Form of Warrant (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the SEC on January 31, 2012)
10.5
Agreement of Conveyance, Transfer and Assignment of Assets and Assumptions of Obligations (Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the SEC on January 31, 2012)

10.6	Stock Purchase Agreement for Split-Off (Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed with the SEC on January 31, 2012)
10.7	Form of Subscription Agreement (Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed with the SEC on March 14, 2011)
10.8	Employment Agreement between the Company and George Glasier (Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed with the SEC on January 31, 2012)
10.9	Form of Consulting Agreement (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the SEC on January 31, 2012)
10.10	Form of Director Warrant (with vesting) (Incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K filed with the SEC on January 31, 2012)
10.11	Form of Directors and Officers Indemnification Agreement (Incorporated by reference to Exhibit 10.11 to the Current Report on Form 8-K filed with the SEC on January 31, 2012)
10.12
Mining Lease Agreement by and between Kyle Kimmerle and the Company, dated November 2, 2011 (Incorporated by reference to Exhibit 10.12 to the Current Report on Form 8-K filed with the SEC on March 14, 2011)

10.13
Mining Lease Agreement by and between Charles Kimmerle and the Company, dated November 2, 2011(Incorporated by reference to Exhibit 10.13 to the Current Report on Form 8-K filed with the SEC on March 14, 2011)

10.14
Mining Lease Agreement by and between Kimmerle Mining LLC and the Company, dated November 2, 2011(Incorporated by reference to Exhibit 10.14 to the Current Report on Form 8-K filed with the SEC on March 14, 2011)

10.15
Mining Lease Agreement by and among Kyle Kimmerle, David Kimmerle  and Charles Kimmerle and the Company, dated November 2, 2011(Incorporated by reference to Exhibit 10.15 to the Current Report on Form 8-K filed with the SEC on March 14, 2011)

10.16
Mining Lease Agreement by and among Kyle Kimmerle, Kimmerle Mining LLC and the Company, dated November 2, 2011(Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the SEC on March 16, 2011)

10.17
Mining Lease Agreement by and between David Kimmerle and the Company, dated November 2, 2011(Incorporated by reference to Exhibit 10.17 to the Current Report on Form 8-K filed with the SEC on March 14, 2011)

10.18
Mining Lease Agreement by and between B-Mining Company and the Company, dated November 2, 2011(Incorporated by reference to Exhibit 10.18 to the Current Report on Form 8-K filed with the SEC on March 14, 2011)

10.19
Mining Lease Agreement by and between Carla Rosas Zepeda and the Company, dated November 2, 2011(Incorporated by reference to Exhibit 10.19 to the Current Report on Form 8-K filed with the SEC on March 14, 2011)

10.8	Employment Agreement between the Company and George Glasier (Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed with the SEC on January 31, 2012)
10.9	Form of Consulting Agreement (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the SEC on January 31, 2012)
10.10	Form of Director Warrant (with vesting) (Incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K filed with the SEC on January 31, 2012)
10.11	Form of Directors and Officers Indemnification Agreement (Incorporated by reference to Exhibit 10.11 to the Current Report on Form 8-K filed with the SEC on January 31, 2012)
10.12
Mining Lease Agreement by and between Kyle Kimmerle and the Company, dated November 2, 2011 (Incorporated by reference to Exhibit 10.12 to the Current Report on Form 8-K filed with the SEC on March 14, 2011)

10.13
Mining Lease Agreement by and between Charles Kimmerle and the Company, dated November 2, 2011(Incorporated by reference to Exhibit 10.13 to the Current Report on Form 8-K filed with the SEC on March 14, 2011)

10.14
Mining Lease Agreement by and between Kimmerle Mining LLC and the Company, dated November 2, 2011(Incorporated by reference to Exhibit 10.14 to the Current Report on Form 8-K filed with the SEC on March 14, 2011)

10.15
Mining Lease Agreement by and among Kyle Kimmerle, David Kimmerle  and Charles Kimmerle and the Company, dated November 2, 2011(Incorporated by reference to Exhibit 10.15 to the Current Report on Form 8-K filed with the SEC on March 14, 2011)

10.16
Mining Lease Agreement by and among Kyle Kimmerle, Kimmerle Mining LLC and the Company, dated November 2, 2011(Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the SEC on March 16, 2011)

10.17
Mining Lease Agreement by and between David Kimmerle and the Company, dated November 2, 2011(Incorporated by reference to Exhibit 10.17 to the Current Report on Form 8-K filed with the SEC on March 14, 2011)

10.18
Mining Lease Agreement by and between B-Mining Company and the Company, dated November 2, 2011(Incorporated by reference to Exhibit 10.18 to the Current Report on Form 8-K filed with the SEC on March 14, 2011)

10.19
Mining Lease Agreement by and between Carla Rosas Zepeda and the Company, dated November 2, 2011(Incorporated by reference to Exhibit 10.19 to the Current Report on Form 8-K filed with the SEC on March 14, 2011)

10.8	Employment Agreement between the Company and George Glasier (Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed with the SEC on January 31, 2012)
10.9	Form of Consulting Agreement (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the SEC on January 31, 2012)
10.10	Form of Director Warrant (with vesting) (Incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K filed with the SEC on January 31, 2012)
10.11	Form of Directors and Officers Indemnification Agreement (Incorporated by reference to Exhibit 10.11 to the Current Report on Form 8-K filed with the SEC on January 31, 2012)
10.12
Mining Lease Agreement by and between Kyle Kimmerle and the Company, dated November 2, 2011 (Incorporated by reference to Exhibit 10.12 to the Current Report on Form 8-K filed with the SEC on March 14, 2011)

10.13
Mining Lease Agreement by and between Charles Kimmerle and the Company, dated November 2, 2011(Incorporated by reference to Exhibit 10.13 to the Current Report on Form 8-K filed with the SEC on March 14, 2011)

10.14
Mining Lease Agreement by and between Kimmerle Mining LLC and the Company, dated November 2, 2011(Incorporated by reference to Exhibit 10.14 to the Current Report on Form 8-K filed with the SEC on March 14, 2011)

10.15
Mining Lease Agreement by and among Kyle Kimmerle, David Kimmerle  and Charles Kimmerle and the Company, dated November 2, 2011(Incorporated by reference to Exhibit 10.15 to the Current Report on Form 8-K filed with the SEC on March 14, 2011)

10.16
Mining Lease Agreement by and among Kyle Kimmerle, Kimmerle Mining LLC and the Company, dated November 2, 2011(Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the SEC on March 16, 2011)

10.17
Mining Lease Agreement by and between David Kimmerle and the Company, dated November 2, 2011(Incorporated by reference to Exhibit 10.17 to the Current Report on Form 8-K filed with the SEC on March 14, 2011)

10.18
Mining Lease Agreement by and between B-Mining Company and the Company, dated November 2, 2011(Incorporated by reference to Exhibit 10.18 to the Current Report on Form 8-K filed with the SEC on March 14, 2011)

10.19
Mining Lease Agreement by and between Carla Rosas Zepeda and the Company, dated November 2, 2011(Incorporated by reference to Exhibit 10.19 to the Current Report on Form 8-K filed with the SEC on March 14, 2011)

10.20
Mining Lease Agreement by and between Andrews Mining LLC and the Company, dated November 2, 2011(Incorporated by reference to Exhibit 10.20 to the Current Report on Form 8-K filed with the SEC on March 14, 2011)

10.21
Lease Assignment/Acceptance Agreement by and between Nuclear Energy Corporation LLC and the Company, dated December 28, 2011(Incorporated by reference to Exhibit 10.21 to the Current Report on Form 8-K filed with the SEC on March 14, 2011)

10.22
Rental Agreement by and between the Company and Silver Hawk Ltd., dated January 1, 2012 (Incorporated by reference to Exhibit 10.22 to the Current Report on Form 8-K filed with the SEC on March 14, 2011)

10.23	Mining Claim & Lease Sale/Purchase Agreement (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on March 14, 2012)
10.24	Option Agreement for Purchase of Mining Claims (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on March 15, 2012)
10.25	Forms of Quitclaim Deed (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on March 15, 2012)
10.26	Agreement with California Gold Corp., dated March 19, 2012 (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on March 23, 2012)
10.27	Consulting Agreement, dated January 26, 2012 (Incorporated by reference to Exhibit 10.23 to the Current Report on Form 8-K filed with the SEC on April 10, 2012)
10.28	Amendment No. 1 to Option Agreement (Incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed with the SEC on May 15, 2012)
10.29	Amendment No. 2 to Option Agreement (Incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q filed with the SEC on May 15, 2012)
10.30	Rescission Agreement dated as of June 11, 2012 (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on June 15, 2012)
10.31	Assignment Agreement dated as of June 11, 2012 (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on June 15, 2012)
10.32	Employment Agreement between the Company and John Stetson dated August 3, 2012 (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on Augst 7, 2012)
10.33	Employment Agreement between the Company and Mark Groussman dated August 3, 2012 (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on Augst 7, 2012)
10.34	Share Exchange Agreement (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 20, 2012)
10.35	Employment Agreement between the Company and Doug Croxall (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on November 20, 2012)
10.36	Consulting Agreement with C&H Capital, Inc. (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on November 20, 2012)

10.37	Form of Indemnification Agreement between the Company and Doug Croxall (Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the SEC on November 20, 2012)
10.38	Form of Subscription Agreement (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 28, 2012)
10.39	Form of Warrant (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on December 28, 2012)
10.40	Form of Registration Rights Agreement (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on December 28, 2012)
10.41
Employment Agreement between the Company and John Stetson dated January 28, 2013 (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 29, 2013)

10.42
Employment Agreement between the Company and Nathaniel Bradley dated March 1, 2013 (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 6, 2013)

10.43
Employment Agreement between the Company and James Crawford dated March 1, 2013 (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on March 6, 2013)

10.44
Independent Director Agreement between the Company and Craig Nard dated March 8, 2013 (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 11, 2013)

10.45
Independent Director Agreement between the Company and William Rosellini dated March 8, 2013 (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on March 11, 2013)

10.46	Merger Agreement dated as of April 22, 2013 (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 26, 2013)
10.47	Form of Promissory Note (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on April 26, 2013)
10.48	Form of Registration Rights Agreement (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on April 26, 2013)
10.49	License Agreement (Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the SEC on April 26, 2013)
10.50 10.51
Merger Agreement dated as of May 1, 2013 (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 3, 2013)
Advisory Services Agreement between the Company and IP Navigation Group, LLC dated May 13, 2013 (Incorporated by reference to Exhibit 10.62 to Amendment No.1 to the Company’s Annual Report on Form 10-K

10.52	Form of Securities Purchase Agreement (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 3, 2013)
10.53	Form of Warrant (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on June 3, 2013)
10.54	Form of Registration Rights Agreement (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on June 3, 2013)
10.55
Separation and Release Agreement between the Company and Nathaniel Bradley dated June 19, 2013 (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 24, 2013)

10.56
Lease Agreement by and between Westwood Gateway II LLC and the Company dated October 14, 2013 (Incorporated by reference to Exhibit 10.54 to the Company’s Annual Report on Form 10-K, filed with the SEC on March 31, 2014)

10.57
Patent Purchase Agreement by and between Delphi Technologies, Inc. and Loopback Technologies, Inc. dated October 31, 2013 (Incorporated by reference to Exhibit 10.60 to Amendment No. 1 to the Company’s Annual Report on Form 10-K, filed with the SEC on May 30, 2014)

10.58
Patent Purchase Agreement between TeleCommunication Systems, Inc. and CRFD Research, Inc. dated September 26, 2013 (Incorporated by reference to Exhibit 10.61 to Amendment No. 1 to the Company’s Annual Report on Form 10-K, filed with the SEC on May 30, 2014)

10.59	Patent Purchase Agreement between Intergraph Corporation and Vantage Point Technology, Inc. dated September 25, 2013
10.60
Advisory Services Agreement between the Company and IP Navigation Group, LLC dated May 13, 2013 (Incorporated by reference to Exhibit 10.62 to Amendment No. 1 to the Company’s Annual Report on Form 10-K, filed with the SEC on May 30, 2014)

10.61
Amendment No. 1 to the Executive Employment Agreement between the Company and Doug Croxall dated November 18, 2013 (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 22, 2013)

10.62
Executive Employment Agreement between the Company and Richard Raisig dated November 18, 2013 (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 22, 2013)

10.63
Consulting Agreement between the Company and Jeff Feinberg dated November 18, 2013 (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 22, 2013)

10.64
Amendment to the Patent Purchase Agreement by and between Delphi Technologies, Inc. and Loopback Technologies, Inc. dated December 16, 2013 2013 (Incorporated by reference to Exhibit 10.59 to the Company’s Annual Report on Form 10-K, filed with the SEC on March 31, 2014)

10.65	Patent rights agreement between the Company and RPX Corporation (Incorporated by reference to Exhibit 10.1 to the Company’s Annual Report on Form 10-Q, filed with the SEC on May 5, 2014)
10.66	Patent license agreement between Relay IP, Inc. and RPX Corporation (Incorporated by reference to Exhibit 10.2 to the Company’s Annual Report on Form 10-Q, filed with the SEC on May 5, 2014)
10.67	Patent license agreement between Sampo IP, LLC and RPX Corporation (Incorporated by reference to Exhibit 10.3 to the Company’s Annual Report on Form 10-Q, filed with the SEC on May 5, 2014)
10.68
Independent Director Agreement between the Company and Edward Kovalik dated April 14, 2014 (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 18, 2014)

10.69	Marathon Opportunity Agreement between the Company and Erich Spangenberg dated May 2, 2014*
10.70	Form of Securities Purchase Agreement (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 7, 2014)
10.71	Form of PIPE Warrant (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 7, 2014)
10.72
Executive Employment Agreement by and between Marathon Patent Group, Inc. and Francis Knuettel II dated May 15, 2014 (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 15, 2014)

14.1	Code of Business Conduct and Ethics (Incorporated by reference to Exhibit 14.1 to the Company’s Annual Report on 10-K, filed with the SEC on March 31, 2014)
21.1	List of Subsidiaries (Incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on 10-K, filed with the SEC on March 31, 2014)
23.1	Consent of KBL LLP*
23.2	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)**

* Filed herein.
** To be filed by amendment

Item 17.   Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 4 , 2014.

MARATHON PATENT GROUP, INC.

By:	/s/ Doug Croxall
Name: Doug Croxall
Title: Chief Executive Officer and Chairman
(Principal Executive Officer)

By:	/s/ Francis Knuettel II
Name: Francis Knuettel II
Title: Chief Financial Officer
(Principal Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Doug Croxall	Chief Executive Officer and Chairman (Principal Executive Officer)	August 4, 2014
Doug Croxall

/s/ Francis Knuettel II	Chief Financial Officer (Principal Financial and Accounting Officer)	August 4, 2014
Francis Knuettel II

*	Executive Vice President, Secretary and Director	August 4, 2014
John Stetson

*	Director	August 4, 2014
Stuart Smith

*	Director	August 4, 2014
Edward Kovalik

*	Director	August 4, 2014
William Rosellini

* Executed on August 4. 2014 by Doug Croxall as attorney-in-fact under power of attorney granted in the Registration Statement previously filed on June 24, 2014.

* By:	/s/ Doug Croxall
Doug Croxall
Attorney-in-Fact